UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
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TNMP

2024

NOTICE OF ANNUAL MEETING
AND PROXY STATEMENT

PNM Resources®

PNM Resources, Inc. 414 Silver Ave. SW Albuquerque, NM 87102-3289 www.pnmresources.com

NOTICE OF 2024 ANNUAL MEETING OF SHAREHOLDERS

To Our Shareholders: The 2024 Annual Meeting of shareholders of PNM Resources, Inc. will be held as follows:

DATE AND TIME:	Tuesday, June 4, 2024, at 9:00 a.m. Mountain Time (Meeting Room doors open at 8:15 a.m.)
PLACE:	PNM Resources, Inc. Corporate Headquarters - 4th Floor 414 Silver Avenue SW Albuquerque, New Mexico 87102
WHO CAN VOTE:	You may vote if you were a shareholder of record as of the close of business on April 15, 2024.
ITEMS OF BUSINESS:
(1) Elect as directors the director nominees named in the proxy statement.
(2) Ratify appointment of KPMG LLP as our independent registered public accounting firm for 2024.
(3) Approve, on an advisory basis, the compensation of our named executive officers.
(4) Approve an Amendment to our Restated Articles of Incorporation to Increase the Number of Authorized Shares of Common Stock.
(5) Approve an Amendment to our Restated Articles of Incorporation to Change Our Name to TXNM Energy, Inc.
(6) Consider any other business properly presented at the meeting.

VOTING:
On [April XX, 2024], we began mailing to our shareholders either (1) a Notice of Internet Availability of Proxy Materials, which indicates how to access our proxy materials on the Internet or (2) a printed copy of our proxy materials.

After reading the proxy statement, please promptly vote by telephone or internet or by signing and returning the proxy card so that we can be assured of having a quorum present at the meeting and your shares may be voted in accordance with your wishes. See the questions and answers beginning on page 78 of our proxy statement about the meeting (including how to listen to the meeting by webcast), voting your shares, how to revoke a proxy, how to vote shares in person and via the internet and attendance information.

By Order of the Board of Directors Patricia K. Collawn Chair and Chief Executive Officer

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON JUNE 4, 2024:

This Notice of Annual Meeting; our 2024 proxy statement; our 2023 Annual Report on Form 10-K; a shareholder letter from Patricia K. Collawn, our Chair and CEO; and stock performance graph are available at www.proxyvote.com and www.pnmresources.com/asm/annual-proxy.cfm.

You are receiving these proxy materials in connection with the solicitation by the Board of Directors of PNM Resources, Inc. of proxies to be voted on at the PNM Resources, Inc. 2024 Annual Meeting of Shareholders. Please vote on the proposals described in this proxy statement.

Thank you for investing in PNM Resources, Inc.

TABLE OF CONTENTS

Notice of 2024 Annual Meeting of Shareholders
Table of Contents
ii	Glossary
1	Proxy Summary
6	Information About Our Corporate Governance
12	Additional Information About Our Board and Board Committees
16	Director Compensation
18	Ownership of Our Common Stock
20	Proposal 1: Elect as Directors the Director Nominees Named in the Proxy Statement
20	General Information
21	Directors Nominated This Year
31	Directors Skills Matrix
32	Proposal 2: Ratify Appointment of KPMG as Independent Registered Public Accounting Firm for 2024
33	Audit and Ethics Committee Report
34	Independent Auditor Fees
35	Proposal 3: Approve, On An Advisory Basis, the Compensation of our Named Executive Officers
36	Proposal 4: Approve an Amendment to our Restated Articles of Incorporation to Increase the Number of Authorized Shares of Common Stock
38	Proposal 5: Approve an Amendment to our Restated Articles of Incorporation to Change Our Name to TXNM Energy, Inc.
39	Executive Compensation
39	Compensation Discussion and Analysis
39	Overview
43	Executive Compensation Practices & Results
45	Elements of Executive Compensation
50	Administration and Resources
52	2024 Compensation Actions
53	Additional Information
55	Compensation and Human Capital Committee Report
56	2023 NEO Compensation Information
77	Equity Compensation Plan Information
78	Questions and Answers About the Annual Meeting and Voting
A-1	Appendix A
i

GLOSSARY OF TERMS USED IN THIS PROXY

AIP or Annual Incentive Plan	PNM Resources, Inc. Officer Annual Incentive Plan, our annual cash incentive plan for Officers. Each AIP details measurements and metrics for a specific calendar year
Annual Meeting	Annual Meeting of PNM Resources, Inc. shareholders, to be held on June 4, 2024
Audit Committee	Audit and Ethics Committee of the Board
Avangrid	Avangrid, Inc., a New York corporation
Board	Board of Directors of PNM Resources, Inc.
CD&A	Compensation Discussion and Analysis beginning on page 39
CEO	Chief Executive Officer
CFO	Chief Financial Officer
COO	Chief Operating Officer
Compensation and HC Committee	Compensation and Human Capital Committee of the Board
Dodd-Frank Act	Dodd-Frank Wall Street Reform and Consumer Protection Act
Earnings Growth
Non-GAAP adjusted diluted earnings per share performance measure calculated for purposes of determining certain long-term awards under the outstanding LTIPs. Earnings Growth is calculated by measuring the growth rate in the Company’s adjusted annual diluted earnings per share during the performance period. Each of the applicable LTIPs sets forth (i) a definition of the adjusted diluted earnings per share performance measure used thereunder (which definitions are generally similar, but not identical, to the Incentive EPS performance measure used for purposes of determining awards under the AIP), and (ii) a detailed formula for calculating Earnings Growth thereunder. Earnings Growth levels are not necessarily identical to any earnings outlook or guidance that may be announced by the Company and are designed to ensure that award payments are not artificially inflated or deflated

ECP
PNM Resources, Inc. Executive Choice Account Plan, which allows Officers to receive reimbursement for income tax preparation, financial management and counseling services, estate planning, premiums for life and other insurance, and travel expenses related to medical or financial planning services

EEI	Edison Electric Institute
EPA	United States Environmental Protection Agency
EPRI	Electric Power Research Institute, Inc.
ERP	PNM Resources, Inc. Employees’ Retirement Plan
ESG Commitment
A component to the PNM Resources, Inc. website that contains our environmental (including climate change), social, governance, and sustainability reporting as well as our disclosures relating thereto, which are available at www.pnmresources.com/esg-commitment.aspx

ESP II	PNM Resources, Inc. Executive Savings Plan II, a non-qualified deferred compensation plan for Officers
Exchange Act	Securities Exchange Act of 1934, as amended
FASB ASC Topic 718	Financial Accounting Standards Board Accounting Standards Codification Topic 718 (Compensation - Stock Compensation)

FFO/Debt Ratio
Non-GAAP performance measure calculated for the purpose of determining certain long-term equity awards, as described in the CD&A. For the 2021 LTIP, as amended, equals PNMR’s funds from operations for the fiscal year ending December 31, 2023, divided by PNMR’s total debt outstanding (including any long-term leases and unfunded pension plan obligations; excluding any outstanding debt associated with securitization) as of December 31, 2023. Funds from operations are equal to the amount of PNMR’s net cash flow from operating activities for the fiscal year ended December 31, 2023 (as reflected on the Consolidated Statement of Cash Flows as reported in the Company's Form 10-K) adjusted by the following items: (1) including amounts attributable to principal payments on imputed debt from long-term leases, (2) excluding changes in PNMR’s working capital, including bad debt expense, (3) excluding the impacts of any consolidation required by the variable interest entities accounting rules and regulations, (4) subtracting the amount of capitalized interest, (5) excluding impacts on material changes to the federal and state tax rate, (6) excluding any contributions to the PNMR or TNMP qualified pension plans, (7) excluding cash invested in cloud computing projects that are treated as operating cash flows, (8) excluding impacts of securitization, and (9) excluding impacts of acquisition activities. The calculation is intended to be consistent with Moody's calculation of FFO/Debt (which Moody's refers to as "CFO Pre-WC/Debt") and includes any other adjustments to be consistent with Moody’s methodology as of March 5, 2021. For the 2023 LTIP, equals PNMR’s funds from operations for the fiscal year ending December 31, 2025, divided by PNMR’s total debt outstanding (including any long-term leases and unfunded pension plan obligations; excluding any outstanding debt associated with securitization) as of December 31, 2025. Funds from operations are equal to the amount of PNMR’s net cash flow from operating activities for the fiscal year ended December 31, 2025 (as reflected on the Consolidated Statement of Cash Flows as reported in the Company's Form 10-K) adjusted by the following items: (1) including amounts attributable to principal payments on imputed debt from long-term leases, (2) excluding changes in PNMR’s working capital, including bad debt expense, (3) excluding the impacts of any consolidation required by the variable interest entities accounting rules and regulations, (4) subtracting the amount of capitalized interest, (5) excluding impacts on material changes to the federal and state tax rate, (6) excluding any contributions to the PNMR or TNMP qualified pension plans, (7) excluding cash invested in cloud computing projects that are treated as operating cash flows, (8) excluding impacts of securitization, and (9) impacts of acquisition activities. The calculation is intended to be consistent with “CFO Pre-WC/Debt” and includes any other adjustments to be consistent with Moody’s methodology as of February 27, 2023. The FFO/Debt Ratio levels are not necessarily identical to any earnings outlook or guidance that may be announced by the Company and are designed to ensure that award payments are not artificially inflated or deflated.

Finance Committee	Finance Committee of the Board
GAAP	Generally Accepted Accounting Principles in the United States of America
GPBA Table	Grants of Plan Based Awards Table beginning on page 61
Incentive EPS
Non-GAAP adjusted diluted earnings per share performance measure calculated for the purpose of determining awards under the AIP in accordance with the AIP for the applicable year. Incentive EPS is corporate diluted earnings per share, excluding certain terms that do not factor into ongoing earnings. For 2023, Incentive EPS of $2.82 equals net earnings attributable to PNMR per common stock share for the fiscal year ended December 31, 2023 (as reported in the Company’s Form 10-K) of $1.02 adjusted to exclude: (1) $(0.29) per share attributable to the net change in unrealized gains and losses on investment securities; (2) $2.09 per share attributable to regulatory disallowances and restructuring costs; (3) $0.02 per share attributable to pension expense related to previously disposed of gas distribution business; (4) $(0.01) per share attributable to Merger related costs; and (5) $(0.01) per share attributable to San Juan Generating Station retirement income tax adjustments

KPMG	KPMG LLP, the Company’s independent registered public accounting firm
LTIP or Long-Term Incentive Plan
PNM Resources, Inc. Long-Term Incentive Plan, the long-term equity incentive plan for our executives; adopted yearly to set forth three-year performance measurements and metrics for specific plan years within the scope of the governing PEP

Merger
On October 20, 2020, the Company entered into a Merger Agreement with Avangrid, pursuant to which a wholly-owned subsidiary of Avangrid would have merged with and into the Company. On December 31, 2023, Avangrid informed the Company that it was terminating the Merger Agreement and, accordingly, the Merger was not consummated

Moody’s	Moody’s Investors Service, Inc.
NEO(s) or named executive officer(s)
Named executive officers of PNM Resources, Inc. consisting of (1) each individual who served as our CEO or CFO at any time during the previous fiscal year, (2) our three most highly compensated executive officers (other than our CEO and CFO) who were serving as executive officers as of the end of the previous fiscal year, and (3) up to two additional individuals for whom disclosure would be provided but for the fact they were not serving as an executive officer as of the end of the previous fiscal year

NMPRC	New Mexico Public Regulation Commission
Nominating Committee	Nominating and Governance Committee of the Board
Notice	Notice of Internet Availability of Proxy Materials
NYSE	New York Stock Exchange
Officer(s)	PNM Resources, Inc. Officer(s)
Pay Governance	Pay Governance LLC, the independent compensation consultant currently retained by the Compensation and HC Committee and the Nominating Committee
PEP	A general reference to the applicable form of the Company’s performance equity plan, which covers incentive compensation awards to certain employees and non-employee directors
PNM	Public Service Company of New Mexico, a regulated electric utility operating in New Mexico, and a subsidiary of PNM Resources, Inc.
PNM Resources, PNMR or Company	PNM Resources, Inc., which trades on the NYSE under the symbol “PNM”
PNMR Peer Group	Utility and energy companies comprising the PNMR director and executive compensation peer group listed on page 52
PS or PS awards	Performance share award
Retention Plan	PNM Resources, Inc. Officer Retention Plan
RSA or RS awards	Time-vested restricted stock right award
RSP	PNM Resources, Inc. Retirement Savings Plan, a 401(k) plan
S&P	Standard & Poor’s Financial Services LLC
SAIDI	System Average Interruption Duration Index. A reliability indicator that measures average outage duration in units of time
Say-on-Pay	PNM Resources shareholders’ advisory vote on executive compensation
SCT	Summary Compensation Table beginning on page 56
SEC	United States Securities and Exchange Commission
Severance Plan	PNM Resources, Inc. Non-Union Severance Pay Plan
Sustainability Report
A report prepared annually that contains sustainability disclosures related to our environmental (including climate change), social and governance principles, available at www.pnmresources.com/esg-commitment/esg-reporting-and-disclosures/esg_reporting_library.aspx

SVP	Senior Vice President
Tax Code	Internal Revenue Code of 1986, as amended
TCC or Total Cash Compensation	Total cash compensation, which consists of base salary and short-term cash incentives
TDC or Total Direct Compensation	Total direct compensation, which consists of base salary, short-term cash incentives, and long-term incentives (equity grants, performance-based grants)
TNMP	Texas-New Mexico Power Company, a regulated electric distribution and transmission utility operating in Texas and an indirect wholly-owned subsidiary of PNMR

TSR or Total Shareholder Return
A comparison over a specified period of time of share price change and dividends paid to show the total return to the shareholder during such time period. TSR = (Priceend – Pricebegin + Dividends) / Pricebegin

WTW	Willis Towers Watson US LLC
2023 Benchmark Data
The compensation data from companies included in (i) the PNMR Peer Group and (ii) the WTW 2022 General Industry Executive Survey Report - U.S. of general industry companies with data regressed to companies similarly sized to PNMR, weighted respectively at 75% and 25%, to derive weighted market compensation statistics. The two compensation databases provide information on TCC, the reported accounting value of long-term incentives and TDC. The companies in the 2023 Benchmark Data for the WTW 2022 General Industry Executive Database are listed in Appendix A

2024 Benchmark Data
The compensation data from companies included in (i) the PNMR Peer Group and (ii) the WTW 2023 General Industry Executive Survey Report - U.S. of general industry companies with data regressed to companies similarly sized to PNMR, weighted respectively at 75% and 25%, to derive weighted market compensation statistics. The two compensation databases provide information on TCC, the reported accounting value of long-term incentives and TDC. The companies in the 2024 Benchmark Data for the WTW 2023 General Industry Executive Survey Report - U.S. will be listed in an appendix in the 2025 proxy statement of PNM Resources, Inc.

v

PROXY SUMMARY
We are an investor-owned energy holding company with two regulated utilities, PNM and TNMP, providing electricity and electric services in New Mexico and Texas. To assist you in reviewing the proposals to be acted upon at our Annual Meeting, we call your attention to the following information, which is only a summary. For more complete information about our corporate governance, the experience and composition of our Board and key executive compensation actions and decisions, please review this entire proxy statement. For more complete information about our financial and operational results, strategic direction and our environmental stewardship, community activities, and social initiatives, please review our 2023 Annual Report on Form 10-K (available on our website at www.pnmresources.com/investors/financial-information/sec-filings.aspx) and our Sustainability Report (available on our website at www.pnmresources.com/esg-commitment/esg-reporting-and-disclosures/esg reporting library.aspx). For a list of terms defined and used in this proxy statement, see the Glossary beginning on page ii. Information contained on www.pnmresources.com, www.pnm.com, or any third-party websites referenced in this proxy statement is not incorporated by reference or otherwise deemed to be part of this proxy statement. On [April XX, 2024], we began mailing to our shareholders either the Notice of Internet Availability of Proxy Materials or a printed copy of our proxy materials.
Annual Meeting of Shareholders

Date and Time:	June 4, 2024, 9:00 a.m. Mountain Time (Meeting Room doors open at 8:15 a.m.)
Place:	PNM Resources, Inc. Corporate Headquarters - 4th Floor 414 Silver Avenue SW Albuquerque, New Mexico 87102 (map to meeting location included on back of this proxy statement)
Record Date:	April 15, 2024
How to Vote:	Shareholders as of the record date may vote as follows:
By Internet:	Access www.proxyvote.com and follow the instructions. (You will need the control number on your Notice or on the requested paper proxy card to vote your shares.)
By Telephone:
For automated telephone voting, call 1-800-690-6903 (toll-free) from any touch-tone telephone and follow the instructions. (You will need the control number on your Notice or on the requested paper proxy card to vote your shares.)

By Mail:
If you received a full paper set of materials, date and sign your proxy card exactly as your name appears on your proxy card and mail it in the enclosed, postage-paid envelope. Otherwise, request delivery of the proxy statement and proxy card by following the instructions in your Notice. You do not need to mail the proxy card if you are voting by telephone or internet.

During the Meeting:
You can attend and cast your vote at the Annual Meeting if the shares are registered in your name. To attend the meeting in person, you will need to provide proof of your stock ownership as of the record date and provide a government-issued photo identification. For admission requirements please see Question 19 on page 82. If your stock is held in “street name”, and you do not provide voting instructions to your broker before the meeting, then you can only vote in person if you have an authorized proxy to do so from the registered shareholder. See also Question 23 on page 82.

Your shares will be voted in the manner you indicate. The telephone and internet voting systems are available 24 hours a day. They will close at 11:59 p.m. Eastern Time on June 3, 2024. Please note that the voting deadline is earlier for voting shares held in our RSP, as described in Question 15 on page 81.

Overview and Strategy

PNMR is a holding company with two regulated utilities serving more than 800,000 residential, commercial, and industrial customers and end-users of electricity in New Mexico and Texas. PNMR’s electric utilities are PNM and TNMP. PNMR’s strategy and decision-making are focused on safely providing reliable, affordable, and environmentally responsible power.

Our vision and values guide us in the pursuit of strategic and financial objectives. Success is demonstrated in achievements providing value to employees, customers, communities and shareholders.

Vision:
Create a clean and bright energy future

Values:
Safety for ourselves, our co-workers, our customers and communities

Caring about the welfare of others is a Company tradition. It fosters a positive workplace, a focus on customers and dedicated community service

Integrity and honest communications guide our dealings and keep us accountable to our stakeholders and each other

Strategic and Financial Objectives:

PNMR is focused on achieving three key financial objectives:

•Earning authorized returns on regulated businesses
•Delivering at or above industry-average earnings and dividend growth
•Maintaining investment grade credit ratings

In conjunction with these objectives, PNM and TNMP are dedicated to:

•Maintaining strong employee safety, plant performance, and system reliability
•Delivering a superior customer experience
•Demonstrating environmental stewardship in business operations, including transitioning to an emissions-free generating portfolio by 2040
•Supporting the communities in their service territories

2023 Business Highlights

Financial Performance

•Delivered ongoing earnings of $2.82 per diluted share in 2023 compared to $2.69 per diluted share in 2022
•Grew the annual dividend payment, with a 5.4% increase approved in December 2023 to be paid to shareholders in 2024
•Maintained investment grade credit ratings

Operational Highlights

•Supported reliable growth and grid resiliency:
–Continued to invest at unprecedented levels to support reliable growth and grid resiliency across the TNMP service territory, sustaining five new system peaks in 2023 and a 25% increase in year-over-year demand-based load
–Supplied and delivered the energy to meet customer demands reaching new system peaks in the PNM service territory in 2023 for the second consecutive year, after not reaching a new system peak for nearly a decade

•Progressed on PNM’s transition to clean energy:
–Increased PNM’s generation resource capacity portfolio to over 45% renewables and 60% carbon-free through the addition of 350 MW of solar purchase agreements (300 MW completed in January 2024) and 170 MW of the Company’s first utility-scale battery storage agreements.
–Filed, and gained approval for, integration of 12 MW distribution-level battery storage capacity as an innovative solution to overloaded feeders in two specific areas of PNM’s service territory, allowing for increased utilization of renewable capacity
–Continued participation in the Western Energy Imbalance Market, maximizing renewables and low-cost, flexible resources across the real-time wholesale energy trading market and contributing to fewer renewable curtailments across the western United States resulting in an estimated reduction in carbon dioxide of over 130,000 tons in 2023; PNM also returned $44.4 million in fuel savings to customers through its fuel clause in 2023
•Championed our employees, customers, communities and industry:
–Increased our Company diversity through a workforce comprised of 55% minorities, 28% women, 15% identified as disabled and 9% veterans, with 33% of employees represented by a bargaining unit
–Provided customer payment assistance for over 6,700 families through the PNM Good Neighbor Fund and over 4,100 families through the PNM Summer Heat Bill Help Fund
–Contributed $6.2 million to non-profits and community partners in 2022, including the celebration of the 40th year of the PNM Resources Foundation with grants distributed to New Mexico and Texas non-profits
–Contributed $1 million to support New Mexico high school students and their ability to participate in electric trade programs
–Continued to provide leadership, sponsorship and membership in local New Mexico and Texas commerce organizations and industry-focused organizations including EPRI and EEI, highlighted in 2023 by PNM Resources CEO’s involvement in the World Energy Council and as one of four co-chairs who led the Commission on Accelerating Climate Action at the American Academy of Arts & Sciences in the creation of a groundbreaking new report on climate action calling for a coordinated, cross-sector effort to combat climate change with the five strategies and 21 recommendations rooted in justice, pragmatism and accountability
–Continued efforts initiated in 2019 to connect homes on the Navajo Nation to the electric grid for the first time as part of the Light up Navajo project; the initiative connected another 159 homes in 2023
•Recognized for these efforts:
–TNMP honored for the seventh year by the Environmental Protection Agency’s ENERGY STAR program, earnings recognition with a fifth Partner of the Year Sustained Excellence Award for its High-Performance Homes program
–PNM named by the Business Intelligence Group’s 2023 Sustainability Awards program as a Sustainability Initiative of the Year awardee for PNM’s role in creating a sustainable solution in transferring the critical water infrastructure at the closed San Juan coal plant to the Navajo Nation via the Navajo Gallup Water Supply Project

Voting Matters and Board Recommendations

This year shareholders will be asked to vote on five proposals. These proposals and the Board’s vote recommendations are listed below:

	Board vote recommendation	Page References (for more detail)
Proposal 1: Elect as directors the director nominees named in this proxy statement	FOR each nominee	20-31
Nominees provide the needed experience and expertise to direct the management of the business and affairs of the Company and ensure strong independent oversight.
Proposal 2: Ratify appointment of KPMG as our independent registered public accounting firm for 2024	FOR	32
All independence standards have been met and sound practices are used to ensure high quality audits.
Proposal 3: Approve, on an advisory basis, the compensation of our named executive officers	FOR	35
Our executive compensation is market-based, performance-driven, and aligned with shareholder interests.
Proposal 4: Approve an amendment to our Restated Articles of Incorporation to increase the number of authorized shares of common stock	FOR	36-37
Increasing the number of authorized shares will give the Company greater flexibility in considering and planning for future business needs.
Proposal 5: Approve an amendment to our Restated Articles of Incorporation to change our name to TXNM Energy, Inc.	FOR	38
This new name reflects the evolution of the Company and changing composition of our business footprint, and better aligns us with stated growth plans
Governance Highlights

We believe that good governance and transparency are integral to achieving long-term shareholder value and our strategic goals, including delivering at or above industry-average earnings and dividend growth, maintaining strong employee safety and operational performance, transforming to a cleaner energy portfolio, and supporting our communities. Our commitment to governance policies and practices that serve the interests of the Company and our shareholders, customers and communities is underscored by the following corporate governance practices and facts for PNM Resources that are described further beginning on page 6:

✓ Gender, ethnic and experience-diverse Board	✓ Lead independent director with specified duties to ensure strong independent oversight
✓ Annual election of all directors and Board refreshment/service policy	✓ Independent directors meeting regularly in executive sessions
✓ Majority voting for all directors	✓ Board committees comprised entirely of independent directors with relevant expertise
✓ Annual Board and committee self-evaluation process	✓ Prohibition of hedging Company securities
✓ Proxy access bylaws	✓ Prohibition of pledging of Company securities by directors and executive officers, including the NEOs
✓ Sustainability reporting and oversight	✓ Incentive compensation awards subject to forfeiture and clawback
✓ Political contributions, lobbying and governmental communications policies, including voluntary reporting of these activities	✓ Stock ownership guidelines for directors and executive officers

2024 Nominees for the Board of Directors

We have highly qualified, diverse, high-functioning and experienced directors that position the Board to provide effective oversight. The Board has a good mix of new and long-standing directors and the Board’s gender diversity has been recognized as having a balanced Board by 50/50 Women on Boards, a leading global education and advocacy campaign driving the movement toward gender and diversity on corporate boards. Detailed background and other skills and experience information about our director nominees can be found beginning on page 21

Board Nominee Highlights:

9 of 10 Nominees Are Independent	50% Are Female and 40% are Minority	100% Have C-Suite Experience	80% Have Environmental/ Sustainability Expertise

2024 Nominees:

Name	Age	Director Since	Occupation / Experience	Independent	PNMR Committees	Other Public Company Boards
Vicky A. Bailey	71	2019	Founder and President, Anderson Stratton International, LLC	✓	Compensation and HC Nominating (Chair)	Equitrans Midstream Corporation Occidental Petroleum Corporation
Norman P. Becker (Lead Director)	68	2016	Retired President and CEO, New Mexico Mutual Casualty Company	✓	Compensation and HC Finance
Patricia K. Collawn	65	2010	Chair and CEO, PNM Resources			Cheniere Energy, Inc.
E. Renae Conley	66	2014	CEO, ER Solutions, LLC	✓	Audit Compensation and HC (Chair)	Southwest Gas Holdings
Alan J. Fohrer	73	2012	Retired Chair and CEO, Southern California Edison	✓	Audit (Chair) Nominating	TransAlta Corporation
Sidney M. Gutierrez	72	2015	Chair, Vaya Space	✓	Audit Nominating
James A. Hughes	61	2019	Managing Partner, Encap Investments, L.P.	✓	Finance Nominating	Alcoa Corporation TPI Composites, Inc.
Steven Maestas	60		CEO, Maestas Development Group	✓
Lillian J. Montoya	57		President and CEO, CHRISTUS St. Vincent Health System	✓
Maureen T. Mullarkey	64	2014	Former EVP and CFO, International Game Technology	✓	Compensation and HC Finance (Chair)	Everi Holdings, Inc.
Annual Advisory Vote On Our Executive Compensation Programs

The compensation programs for our NEOs are performance-based and market competitive, aligning incentive opportunities with the performance expected of us by our shareholders and customers. In 2023, 96% of votes cast were voted in favor of approval of the Say-on-Pay proposal at the 2023 annual meeting of shareholders.
The Compensation and HC Committee continues to examine our executive compensation program to ensure continued alignment between the interests of our executives and our shareholders and customers. We ask that our shareholders approve, on an advisory basis, the compensation of our NEOs as described in the Executive Compensation section (including the CD&A and compensation tables) of this proxy statement beginning on page 39.

✓ Performance-based: 80% of CEO and 62% of other NEO 2023 pay opportunity is at risk

✓ Market competitive pay mix of equity and cash:

•Designed to attract and retain talented executives
•Targets the median of 2023 Benchmark Data
•Stock ownership guidelines align with long-term shareholder value

✓ Performance metrics align with business strategy:

Annual Incentive Pay under 2023 AIP
60% Incentive EPS	20% Customer Satisfaction	20% Reliability

Long-Term Incentive Performance Shares under 2023 LTIP
50% Earnings Growth 50% FFO/Debt

Forward-Looking Statements

Statements made in this proxy statement that relate to future events or our expectations, projections, estimates, intentions, goals, targets, and strategies are made pursuant to the Private Securities Litigation Reform Act of 1995. Readers are cautioned that all forward-looking statements are based upon current expectations and estimates and apply only as of the date of this proxy statement.  We assume no obligation to update this information.
Because actual results may differ materially from those expressed or implied by these forward-looking statements, we caution readers not to place undue reliance on these statements. Our business, financial condition, cash flows, and operating results are influenced by many factors, which are often beyond our control, that can cause actual results to differ from those expressed or implied by the forward-looking statements.  We describe risks and uncertainties that can cause actual results and events to differ materially in the “Risk Factors,” “Quantitative and Qualitative Disclosures about Market Risk,” and “Management’s Discussion and Analysis” sections of our Forms 10-K and 10-Q filed with the SEC.

INFORMATION ABOUT OUR CORPORATE GOVERNANCE

Corporate Governance Principles

Our Board is elected by shareholders to oversee management to assure we optimize long-term shareholder value by operating in an ethical and forthright manner and responsibly addressing the concerns of our various constituencies. In recognition of the importance of governance to the proper management of the Company, the Board adopted a consolidated Corporate Governance Principles document so that investors, employees, customers, regulators, and the community may be aware of the policies followed by the Company. These principles have been approved by the full Board after analysis of policy considerations and peer benchmarks. With the goal of incorporating evolving best corporate governance principles, the Board requires the Nominating Committee to review the principles at least annually and recommend changes from time to time for consideration and adoption by the full Board. The Corporate Governance Principles document can be found on PNM Resources’ website at www.pnmresources.com/esg-commitment/governance/governance-documents.aspx.

Code of Ethics

We have adopted a code of ethics, Do the Right Thing: Principles of Business Conduct, which applies to all directors, officers (including the principal executive officer, principal financial officer, and principal accounting officer), and employees. Do the Right Thing is available on our website at www.pnmresources.com/esg-commitment/governance/governance-documents.aspx, and also available in print to any shareholder who requests it by writing to the Ethics and Governance Department, PNM Resources, Inc., 414 Silver Avenue SW, MS-1285, Albuquerque, NM 87102-3289. We post any amendments to or waivers from our code of ethics requiring disclosure under applicable rules with respect to any of the Company’s executive officers and directors, within four business days of such amendment or waiver on our website at www.pnmresources.com. We have also adopted a Supplier Code of Conduct providing our suppliers with a resource setting out our expectations for our business relationships. The Supplier Code of Conduct is available on our website at www.pnmresources.com/esg-commitment/governance/governance-documents.aspx.

Concerns relating to financial statement disclosures, accounting, internal accounting controls, auditing matters, or other matters involving violations of law are handled in accordance with the complaint procedures adopted by the Audit Committee. These procedures are posted on our website at www.pnmresources.com/esg-commitment/governance/governance-documents.aspx. We have established an anonymous, confidential hotline through which employees and others may report concerns about our business practices.

Director Independence

In accordance with our Corporate Governance Principles, the Board has affirmatively determined that all current directors and the director nominees are independent of PNM Resources and its management with the exception of Patricia K. Collawn. Ms. Collawn is considered an inside director because of her employment as the CEO of the Company.

In determining the independence of the non-employee members of the Board, the Board examined all direct and indirect relationships of these non-employee directors with the Company and determined that all such relationships complied with the specific independence criteria under applicable law and regulations, including the NYSE listing standards. In addition, the only direct or indirect relationships between PNM Resources and each current non-employee director nominee consist of service on the Board or a Board committee and being a shareholder or a retail utility customer of the Company.

Majority Voting for Directors

Our restated articles of incorporation and bylaws provide for the annual election of directors. As discussed under Question 12 on page 80, each director must receive the affirmative vote of a majority of our shares of common stock represented at the meeting and entitled to vote on the election.

Our Corporate Governance Principles also provide that any nominee in an uncontested election who does not receive the required affirmative majority vote must promptly submit his or her resignation for consideration by the Nominating Committee, which shall make a recommendation to the full Board within a reasonable period of time. The director whose resignation is under consideration will abstain from participating in the Nominating Committee’s recommendation and the Board’s decision on this matter. If a resignation is not accepted by the Board, the director may continue to serve. Directors added to the Board during the course of the year will stand for election at the next annual meeting of shareholders.

In addition to the annual election of directors, the Board’s accountability to shareholders is enhanced by:
•the rigorous nomination process conducted by the Nominating Committee (which includes consideration of director candidates proposed by shareholders as described further on page 15); and
•the Board’s policy that a substantial majority of the Board be independent and that the Audit, Compensation and HC and Nominating Committees consist entirely of independent directors and the Finance Committee shall be composed entirely of non-employee directors, a majority of whom are independent.

Director Service Policy

Our Director Service Policy set forth in the Corporate Governance Principles provides that directors will not serve more than 12 years on the Board absent certain conditions. The policy requires directors serving more than 12 years, employee directors who leave the Company and directors who undergo a significant change in their business or professional career to submit resignations to the Board for acceptance at such time as the Board deems appropriate. Term limits for Directors can be found on page 7 of the Corporate Governance Principles, available on our website at www.pnmresources.com/esg-commitment/governance/governance-documents.aspx.

Succession Planning

Our Nominating Committee regularly assesses whether the composition of the Board reflects the knowledge, skills, expertise, and diversity appropriate to oversee the management of our Company.

Nominations Policy for Directors

Our Board recognizes that the contribution of the Board depends not only on the character and capabilities of the directors individually, but also on their collective strengths. Our Nominating Committee recognizes the importance of recruiting a well-balanced board, which reflects the interests of our shareholders, customers, employees, regulators and the communities we serve. The Nominating Committee does consider the diversity of the Board (including age, ethnicity, geographic representation, gender, experience, and education) in identifying nominees for a balanced board with varied expertise relevant to our electric energy business. For example, our current members reflect the Board’s successful efforts to recruit female (4), African-American (1) and Hispanic (1) nominees, as well as candidates from Texas (2) and New Mexico (1) (to reflect the geographic market of our utility subsidiaries, PNM and TNMP). Two candidates joined the Board in 2019 with significant environmental, climate change and sustainability expertise highly relevant to transforming to a cleaner energy portfolio and enhancing the reliability and resiliency of the grid. The Board’s gender diversity has been recognized by 50/50 Women on Boards, a leading global education and advocacy campaign driving the movement toward gender and diversity on corporate boards, as having a balanced board.

Shareholder Recommendations of Directors

Any shareholder may recommend potential nominees to the Nominating Committee for consideration for membership on the Board. Recommendations can be made by sending a written statement of the qualifications of the recommended individual to the Corporate Secretary, PNM Resources, Inc., 414 Silver Ave. SW, MS-1245, Albuquerque, NM 87102-3289. As discussed on page 15, the Nominating Committee will evaluate candidates recommended by shareholders on the same basis as it evaluates other candidates.

Proxy Access

Our bylaws permit any shareholder (or group of no more than 20 shareholders) owning three percent or more of our common stock, continuously for at least three years, to nominate up to an aggregate limit of one candidate or 20 percent of our Board (whichever is greater) for inclusion in the proxy statement. For the 2025 annual meeting of shareholders notice of such nominees must be received no earlier than November 23, 2024 and no later than the close of business on December 23, 2024. Notice should be addressed to the Corporate Secretary, PNM Resources, Inc., 414 Silver Ave. SW, MS-1245, Albuquerque, NM 87102-3289. Requirements for such nominations and nominees are detailed in our bylaws, which are available on our website at www.pnmresources.com/esg-commitment/governance/governance-documents.aspx.

Board Leadership Structure and Lead Director

We believe the Company and our shareholders are best served by a Board that has the flexibility to establish a leadership structure that fits the needs of the Company at a particular point in time. Under our Corporate Governance Principles and bylaws, the Board has the authority to combine or separate the positions of Chair and CEO, as well as to determine whether, if the positions are separated, the Chair should be an employee, non-employee, or an independent director. The Board has separated the two offices on four occasions since the 1980s.

The Board believes the most effective leadership structure for the Company at this time is one with a combined Chair and CEO coupled with an independent lead director. The Chair is Patricia K. Collawn, our CEO. Combining the roles of Chair and CEO: (1) enhances the Board’s ability to provide strategic direction and communicate clearly and effectively with management; and (2) avoids creating a structure that would effectively duplicate the work of our lead director. Ms. Collawn’s knowledge of our utilities and of the significant risks, challenges, and opportunities for our industry, including climate change, technological innovation, cybersecurity, and regulatory outcomes, makes her best suited to serve as Chair and CEO and provide strong, unified leadership for PNM Resources. As Chair, Ms. Collawn also brings contemporary industry insights to the Board as a result of her previous leadership role in leading industry organizations, such as EPRI and EEI, both of which are instrumental in addressing policy, operational, and technological issues facing the utility industry.

The position of lead director and role of our Board committees (comprised entirely of independent directors) are designed to promote strong, independent oversight of our management and affairs. Our lead director, Norman P. Becker, performs the following functions:
•approves Board meeting agendas and information sent to the Board;
•approves meeting schedules to ensure sufficient time for discussion of all agenda items;
•chairs all meetings of the independent directors, including executive sessions of the independent directors, and presides at all meetings of the Board in the absence of the Chair;
•works with committee chairs to ensure coordinated coverage of Board responsibilities;
•ensures the Board is organized properly and functions effectively and independent of management;
•in consultation with the Board, is authorized to retain independent advisors and consultants on behalf of the Board;
•facilitates the annual self-evaluation of the Board and Board committees;
•serves as a liaison for communications between (1) management and the independent directors, and (2) the Board, our shareholders, and other interested parties; and
•performs such other duties as the Board may from time to time delegate.

The lead director is elected by the independent directors, who review the role and functions of the lead director on an annual basis. The lead independent director received an annual retainer of $30,000, in addition to his ordinary director compensation, for the additional services the lead director provides.

The lead director, with the above described duties, facilitates independent oversight of management. The balance of the lead director and combined Chair and CEO positions ensures that the Board receives the information, experience and direction to effectively govern. The Board established this leadership structure because the Board believes it is effective, efficient, appropriate to PNM Resources’ size and complexity, and represents a cost-effective allocation of responsibilities.

The Board has also determined that the cost and efficiency benefits of its leadership structure do not result in control over both management and corporate governance being overly invested in one person. The Board is confident that, as currently constituted, it will provide ample counterbalance to a combined Chair and CEO and that it continues to provide suitable independent oversight of management. The independent directors on the Board are all accomplished professionals possessing substantial relevant experience to oversee our regulated utility businesses. The independent directors meet in separate sessions, excluding management, at each regular meeting of the Board. Any director has the right to submit items to be heard at any Board meeting. Finally, the independent directors outnumber the one non-independent director, the combined Chair and CEO, by a large majority.

Board’s Role in Risk Oversight

Our management is responsible for managing risk and bringing to the Board’s attention the most significant risks facing the Company.  The Board has oversight responsibility for the processes established to identify, assess, mitigate, and monitor these risks.  In addition, the Board integrates these processes with its ongoing strategic oversight responsibilities. Board oversight includes consideration of the various challenges and opportunities presented by the Company’s risks, plans to mitigate the risks, and the impact these risks may have on our strategy.

Throughout the year, the Board reviews information regarding the potential significant risks facing the Company.  Each significant strategic risk is overseen by the full Board in order to facilitate more effective integrated risk and strategy oversight. For many years, management has identified and reported to the full Board on multiple risks and opportunities related to climate change, including potential environmental regulation, transformation of PNM’s generation portfolio, technological innovation, and the wider power sector transformation. In addition, the full Board approves certain Company investments in environmental equipment and grid modernization technologies. In contemplating new investments and against a backdrop of a transforming and increasingly interconnected industry, the Board also considers risks related to cybersecurity. Other significant risks overseen by the full Board include safety, customer experience, and personnel and infrastructure security.

The Board also allocates responsibility for oversight of other risks among the committees of the Board.  For example, the Finance Committee reviews and recommends to the full Board decisions regarding capital structure and oversees our management of risks associated with capital availability, liquidity, and costs thereof.  In addition, the Finance Committee monitors the execution of our energy supply, sales, and hedging programs.  The Audit Committee plays a central role in overseeing the integrity of our financial statements and reviewing and approving the performance of our internal audit function and independent auditors.  Additionally, the Board has adopted a Cyber Risk Policy, which can be found on our website at www.pnmresources.com/esg-commitment/governance/governance-documents.aspx, and provided for Audit Committee oversight of management’s efforts to identify and mitigate cyber risk. While the full Board annually reviews the CEO succession planning process, the Nominating Committee oversees risks related to succession planning for the Board, and the Compensation and HC Committee oversees risks related to succession planning for Company officers. In addition, the Compensation and HC Committee considers risks related to the attraction and retention of talent and to the design of compensation programs and arrangements. In doing so, the Compensation and HC Committee monitors the design and administration of our overall incentive programs to ensure that they incentivize strong individual and group performance and include appropriate safeguards to avoid unintended or excessive risk-taking by our employees.

In executing its risk oversight duties, the Board can and does access extensive internal and external expertise regarding our challenges and opportunities, including those related to climate change and cybersecurity. For instance, the Board’s Chair, Ms. Collawn, previously served on the board of EPRI, a non-profit research institute engaged in researching innovative technologies and policy matters for the power industry. We are actively involved in multiple EPRI programs and have representatives on various committees of EEI focused on environmental risks and technological innovation. Such active participation in industry groups and programs has supported the development of a robust internal Environmental Management System throughout the Company. The foundation of the Environmental Management System is a screening process that allows for the review of PNM and TNMP jobs and projects before work begins to ensure protection and preservation of the environment. The Environmental Management System is supported by the Company’s Environmental Services Department’s environmental engineers, air quality and natural scientists, biologists and archaeologists who prepare and oversee implementation of measures that minimize and mitigate the environmental impacts of electric utility operations.

The Board believes that its current leadership structure (i.e., combining the Chair and CEO roles, coupled with an independent lead director) enhances its ability to effectively oversee risk management. Ms. Collawn’s expertise makes her uniquely qualified to lead the Board in developing and monitoring the strategic direction of the Company. Meanwhile, the lead director, appointed by our independent directors to provide independent Board leadership, has clearly defined responsibilities designed to provide independent oversight of management on behalf of shareholders and to prevent conflicts of interest.

Communication with the Board

Shareholders wishing to communicate with the Board or with a specific director may do so by writing to the Board or to the particular director and delivering the communication in person or mailing it to: Board of Directors, c/o Corporate Secretary, PNM Resources, Inc., 414 Silver Avenue SW, MS-1245, Albuquerque, NM 87102-3289. All shareholder communications will be relayed to the Board or an appropriate committee of the Board. If the shareholder desires to communicate a concern directly with the Board without initial review by the Corporate Secretary, the concern should be submitted in writing, in a sealed envelope addressed to the Board, in care of the Corporate Secretary, with a notation indicating that it is to be opened only by the Board. The Corporate Secretary shall promptly forward the unopened envelope to the Board. From time to time, the Board may change the process for shareholder communications with the Board or its members. Please refer to our website www.pnmresources.com/esg-commitment/governance.aspx for any changes in this process.

Shareholders and other interested parties wishing to communicate directly with the lead independent director or with the non-management or independent directors as a group may do so by writing to Lead Independent Director, c/o Corporate Secretary, PNM Resources, Inc., 414 Silver Avenue SW, MS-1245, Albuquerque, NM 87102-3289.

Shareholder Engagement

Investor Relations and Shareholder Services engages with institutional and retail investors, as well as the broader investment community. In addition to public events, the Company proactively looks to engage with its top shareholders identified through public filings annually, at a minimum, to discuss and gain feedback on strategic direction, financial targets, key developments and governance items. The Company experienced significant changes to its shareholder base over the course of the previously proposed Merger and following its termination, potentially impacting shareholder voting results. Engagement with new and previous shareholders continues to be welcomed and proactively initiated. Investors wishing to engage with the Company may reach out to Investor Relations and Shareholder Services at 505-241-2868.

Director Education

Our Corporate Governance Principles encourage all directors to participate in director continuing education programs. In addition, management monitors and reports to the directors significant corporate governance initiatives. The directors also receive continuing education through presentations at Board or committee meetings on insights into aspects of the Company’s business, developments in corporate governance, and legal or regulatory requirements that affect the business.

Related Person Transaction Policy

Our “Policy and Procedure Governing Related Party Transactions” is posted on our website at www.pnmresources.com/esg-commitment/governance/governance/governance-documents.aspx. The policy provides that all transactions with executive officers, directors, director nominees or greater than 5% shareholders, or any immediate family member of any of the foregoing (collectively referred to as “related persons”), where the aggregate amount involved is expected to exceed $120,000 per year, are subject to pre-approval or ratification by the Nominating Committee, or by the Board or another committee in the normal fulfillment of their respective charters and responsibilities. In determining whether to approve such transactions, the Nominating Committee will consider, among other factors, the extent of the related person’s interest in the transaction; the availability of other sources of comparable products or services; whether the terms are no less favorable than terms generally available in unaffiliated transactions under like circumstances; the benefit to the Company; and the aggregate value of the transaction at issue. Since January 1, 2023, we have not participated, and have no current plans to participate, in any transactions in which any related person has a material interest that would be subject to pre-approval under this policy or otherwise be reportable under applicable SEC rules.

Equity Compensation Awards Policy

The Board adopted the Equity Compensation Awards Policy to govern the granting of all forms of equity compensation. The policy provides that equity compensation awards shall only be made in compliance with the PEP and applicable laws and regulations. The PEP prohibits option repricing, incorporates, as a general rule, a “double trigger” vesting rule in connection with a change in control, and contains a “clawback” provision subjecting all awards issued under the PEP to potential forfeiture or recovery to the fullest extent called for by any clawback policy that may be adopted by the Company. For additional information on the Clawback Policy adopted in 2023, see Clawback Policy below and on page 53. The Equity Compensation Awards Policy provides that equity compensation awards are prospective only and sets forth additional good governance procedures for making equity awards when the regular schedule for the grant of equity compensation falls within a black-out period for trading in our securities under PNM Resources’ Insider Trading Policy. The Equity Compensation Awards Policy is available on our website at www.pnmresources.com/esg-commitment/governance/governance-documents.aspx.

Political Contributions, Lobbying and Governmental Communication Policies

We support an open and transparent political process and are committed to ensuring our actions reflect the Company’s strong ethical standards. We voluntarily report information related to our efforts in the “Public Policy” section of our Sustainability Report available at www.pnmresources.com/esg-commitment/esg-reporting-and-disclosures/esg_reporting_library.aspx. In addition, our policies on communications with regulatory agencies are set forth in our Do The Right Thing: Principles of Business Conduct available at www.pnmresources.com/esg-commitment/governance/governance-documents.aspx.

Insider Trading Policy Includes No Hedging or Pledging

The Company’s Insider Trading Policy prohibits all employees, officers, and directors from engaging in short sales of Company securities and states that speculative trading in Company stock is considered improper and inappropriate. In addition, the policy prohibits all directors, officers, and employees from engaging in hedging or monetization transactions, such as zero-cost collars and forward sales contracts, or transactions that allow a person to lock in much of the value of his or her Company securities.  Further, our Insider Trading Policy prohibits all directors and executive officers, including our NEOs, from pledging Company securities as collateral for a loan.

Clawback Policy

Under the Clawback Policy adopted in August 2023, and described more fully on page 53 of this proxy statement, incentive compensation awarded to all Officers is subject to recoupment if (1) an accounting restatement occurs due to material noncompliance by the Company with any financial reporting requirement under the securities laws or (2) any improper conduct by a current or former Section 16 officer or any other current or former PNMR Officer who receives any incentive compensation. In addition, (1) the PEP provides that all unvested and unpaid awards are subject to forfeiture for conduct which is demonstrably and materially injurious to the Company, and (2) the LTIPs and AIPs provide that a recipient will forfeit unvested and unpaid incentive compensation awards issued under the PEP for any manipulation or attempted manipulation of the performance results for personal gain at the expense of customers, shareholders, other employees or the Company.

Sustainability

We are committed to integrating sustainability into our everyday actions to help create enduring value for our shareholders, customers, and employees and the communities we serve.  At PNM Resources, the term “sustainability” encompasses a broad range of important actions. It starts with our responsibility to deliver safe, reliable, affordable, and environmentally responsible energy to our customers and focuses on the following areas: advancement of cleaner sources of energy, including renewable energy, resulting in the significant reduction of CO2 emissions; natural resource conservation and protection; energy efficiency; economic development and improving the quality of life in our communities; and corporate governance. Information about these activities, including details on the significant efforts PNM has made and continues to make to reduce its GHG emissions and water usage, and transform its generation portfolio to a carbon-free portfolio in accordance with the Energy Transition Act, is available in our Sustainability Report available at www.pnmresources.com/esg-commitment/esg-reporting-and-disclosures/esg_reporting_library.aspx.

ADDITIONAL INFORMATION ABOUT OUR BOARD AND BOARD COMMITTEES

Board Meetings

The Chair of the Board presides at all meetings of the shareholders and of the full Board. As discussed on page 8 under “Board Leadership Structure and Lead Director,” the lead independent director chairs meetings of the independent directors and assumes other duties designed to support the Board’s independent oversight of management. The lead independent director is nominated and approved by the independent directors annually. The independent directors meet at each regular Board meeting without management present and will meet more often as the need arises. Norman P. Becker has served as the lead independent director since January 1, 2021.

In 2023, the Board met ten times, holding five regularly scheduled meetings and five specially called meeting. During 2023, all incumbent directors attended 90% of the total number of meetings of the Board and of the committees of the Board on which they served.

Directors are expected to attend the Annual Meeting and, as stated in the Corporate Governance Principles, are responsible for attending all director meetings and for reviewing materials provided in advance of each meeting. Directors are expected to actively participate in Board meetings and meetings of the committees of the Board on which they serve. All directors serving at such time attended the 2023 annual meeting held on May 9, 2023.

Board Committees and their Functions

The Board has four current standing committees: the Audit Committee, the Compensation and HC Committee, the Finance Committee, and the Nominating Committee. All committee members are independent directors.

Each committee has a written charter that addresses the committee’s purpose and responsibilities. All current committee charters can be found at www.pnmresources.com/esg-commitment/governance/governance-documents.aspx and are available in print without charge to any shareholder who requests them. The charters comply with applicable NYSE listing standards.

The following table provides 2023 membership and meeting information for each of the four Board committees.

Name	Audit Committee	Nominating Committee	Finance Committee	Compensation and HC Committee
V. A. Bailey	x	x*
N. P. Becker**			x	x
E. R. Conley	x			x*
A. J. Fohrer	x*	x
S. M. Gutierrez	x		x
J. A. Hughes		x	x
M. T. Mullarkey			x*	x
D. K. Schwanz	x	x
# Meetings in 2023	5	3	3	3
# Executive Sessions in 2023	5	—	—	2
*Committee Chair **Lead Independent Director

The membership of each of the four standing committees in 2024 was confirmed on December 5, 2023, as follows:

Audit Committee	Finance Committee
E. R. Conley A. J. Fohrer* S. M. Gutierrez D. K. Schwanz***	N. P. Becker** J. A. Hughes M. T. Mullarkey* D. K. Schwanz***
Compensation and HC Committee	Nominating Committee
V. A. Bailey N. P. Becker** E. R. Conley* M. T. Mullarkey	V. A. Bailey* A. J. Fohrer J. A. Hughes S. M. Gutierrez
*Committee Chairs confirmed on February 29, 2024
**Lead Independent Director
***Mr. Schwanz is not standing for re-election and will serve on these committees until he retires from the Board as of the Annual Meeting on June 4, 2024.

A summary of each current standing committee’s responsibilities is included below:

Audit and Ethics Committee

Membership:	Four independent, non-employee directors in 2023
Functions:
•Oversees the integrity of our financial statements, system of disclosure and internal controls regarding finance, accounting, legal, compliance, and ethics that management and the Board have established.
•Ensures compliance with our legal and regulatory requirements.
•Assesses and ensures the independent auditor’s qualifications and independence.
•Reviews and approves the performance of our internal audit function and that of the independent auditors.
•Approves independent auditor services and fees for audit and non-audit services.
•Oversees our management of risks as assigned by the Board.

Charter:
A current copy of the Audit Committee Charter may be found on our website at www.pnmresources.com/esg-commitment/governance/governance-documents.aspx. The Audit Committee Charter prohibits any committee member from serving on the audit committees of more than two other publicly traded companies.

Evaluation:	The Audit Committee evaluated its 2023 performance and confirmed that it fulfilled all of the responsibilities described in its Charter.
Financial Expert:
The Board has unanimously determined that all Audit Committee members are financially literate and that E. Renae Conley and Alan J. Fohrer qualify as “audit committee financial experts” within the meaning of SEC regulations and met the independence requirements of the NYSE listing standards.

Compensation and Human Capital Committee

Membership:	Four independent, non-employee directors in 2023
Functions:
•Recommends the compensation philosophy, guidelines, and equity-based compensation for Officers (emphasizing rewarding long-term results and maximizing shareholder value).
•Establishes an appropriate compensation program for the CEO and reviews and approves corporate goals and objectives relevant to CEO compensation.
•Evaluates CEO performance in light of corporate goals and objectives.
•Reviews and recommends to the independent directors, the CEO’s annual compensation level and components.
•Reviews and approves all components of compensation and stock ownership guidelines for all senior officers, giving due consideration to the CEO’s recommendations.
•Monitors our affirmative action program.
•Oversees our annual compensation risk assessment.

Charter:	A current copy of the Compensation and HC Committee Charter may be found on our website at www.pnmresources.com/esg-commitment/governance/governance-documents.aspx.
Evaluation:	The Compensation and HC Committee evaluated its 2023 performance and confirmed that it fulfilled all of the responsibilities described in its Charter.
Committee Interlocks and Insider Participation:
During the fiscal year ended December 31, 2023, there were no relationships or transactions between the Company and any member of the Compensation and HC Committee requiring disclosure hereunder. None of our executive officers currently serves, or during the fiscal year ended December 31, 2023 served, as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving on our Board or Compensation and HC Committee.

Finance Committee

Membership:	Four independent, non-employee directors in 2023
Functions:
•Reviews and recommends to the Board decisions regarding our capital structure and financial strategy, including dividend policy.
•Oversees our financial performance, capital expenditures, and investment procedures and policies.
•Oversees our investments in subsidiaries, investment trusts and other corporate investments.
•Oversees our management of risks as assigned by the Board.

Charter:	A current copy of the Finance Committee Charter may be found at www.pnmresources.com/esg-commitment/governance/governance-documents.aspx.
Evaluation:	The Finance Committee evaluated its 2023 performance and confirmed that it fulfilled all of the responsibilities described in its Charter.

Nominating and Governance Committee

Membership:	Four independent, non-employee directors in 2023
Functions:
•Recommends candidates for election to the Board.
•Develops policy on composition and size of the Board, as well as director tenure.
•Develops director independence standards consistent with applicable laws or regulations.
•Oversees the performance evaluation of the Board.
•Recommends applicable revisions to the corporate governance principles.
•Recommends Board compensation levels and stock ownership guidelines.
•Oversees the Policy and Procedure Governing Related Party Transactions.
•Oversees the Company’s management of risks as assigned by the Board.

Charter:	A current copy of the Nominating Committee Charter may be found at www.pnmresources.com/esg-commitment/governance/governance-documents.aspx.
Evaluation:	The Nominating Committee evaluated its 2023 performance and confirmed that it fulfilled all of the responsibilities described in its Charter.
Director Candidates and Nominations:
The Nominating Committee will consider director candidates proposed by shareholders. Director candidates recommended by shareholders will be evaluated against the same criteria as nominees submitted by the Nominating Committee. Candidates must be highly qualified and exhibit both willingness and interest in serving on the Board. Candidates should represent the interests of all shareholders and not those of a special interest group. A shareholder wishing to nominate a candidate should forward the candidate’s name and a detailed description of the candidate’s qualifications, appropriate biographical information, and signed consent to serve to the Secretary of the Company, taking into consideration the criteria for new directors:
• directors should be individuals of the highest character and integrity and have inquiring minds, vision, the ability to work well with others, and exercise good judgment;
• directors should be free of any conflict of interest which would violate any applicable law or regulation or interfere with the proper performance of the responsibilities of a director;
• directors should possess substantial and significant experience which would be of particular importance to the Company in the performance of the duties of a director;
• directors should have sufficient time available to devote to the affairs of the Company in order to carry out the responsibilities of a director;
• directors should have the capacity and desire to represent the balanced, best interests of the shareholders as a whole and not primarily a special interest group or constituency; and
• each director’s ownership interest should increase over time, consistent with the stock ownership guidelines and applicable insider trading restrictions, so that an appropriate amount of stock is accumulated.

General Board attributes and director qualifications can also be found on page 3 of the current Corporate Governance Principles document posted at www.pnmresources.com/esg-commitment/governance-documents.aspx.

In addition, please see the answer to Question 27 on page 83 for information on how to submit a shareholder proposal for nomination of a director candidate in accordance with our bylaws and applicable SEC rules.

As described on page 7 under Nominations Policy for Directors, the Board also considers diversity in identifying nominees for a well-balanced board with varied experience relevant to our electric energy business (and to date, has successfully recruited 7 female and/or minority candidates on our 10 member Board, including our female Chair).

DIRECTOR COMPENSATION

Elements of Director Compensation

The Nominating Committee recommends non-employee director compensation levels and stock ownership guidelines for review and approval by the full Board. Ms. Collawn, our Chair and CEO, is the only salaried employee serving on the Board and she receives no additional compensation for her Board service.

The general policy of the Board is to provide a reasonable director compensation package that will attract and retain highly qualified non-employee directors. The Nominating Committee reviews and compares the form and amount of director compensation on an annual basis to consider trends in director compensation and to recommend a total compensation amount that approximates the median of non-employee director compensation in similarly situated utility and energy companies, such as the PNMR Peer Group described on page 51 of this proxy statement.

As discussed in the 2023 proxy statement, director compensation was increased for 2023 based on a July 2022 analysis prepared by Pay Governance showing that, despite an increase in 2022 director compensation, the total compensation levels were below the median of the PNMR Peer Group and the S&P 400 MidCap Utilities Index. Following discussion and review of the Pay Governance analysis and recommendations, in August 2022, the Nominating Committee recommended and the Board approved making the following changes to director compensation for 2023: increasing the (1) annual cash retainer from $95,000 to $100,000, (2) market value of the annual award of restricted stock rights from $125,000 to $130,000, and (3) the Finance and Nominating Committees chair retainers from $12,500 to $15,000. Thus, the 2023 annual compensation for non-employee directors consisted of the following cash and stock-based compensation:

Annual Retainer (Cash and Equity):	$100,000 in cash paid in quarterly installments Restricted stock rights(1) with a market value of $130,000(2)
Lead Director Retainer:	$30,000 paid in quarterly installments
Audit Committee Chair Retainer:	$15,000 paid in quarterly installments
Compensation and HC Committee Chair Retainer:	$15,000 paid in quarterly installments
Finance Committee Chair Retainer:	$15,000 paid in quarterly installments
Nominating Committee Chair Retainer:	$15,000 paid in quarterly installments
Supplemental Meeting Fees:	$1,500 - payable for and after each meeting of a particular committee or the Board, as the case may be, attended by a committee member or non-employee director, in excess of eight committee or full Board meetings annually.
(1)  Restricted stock rights granted under the PEP for the 2023 annual retainer vest on the first anniversary of the grant date, subject to vesting acceleration upon certain events, including disability. These awards are typically made at our annual meeting of directors which follows our Annual Meeting, unless the meeting occurs during a black-out period for trading in the Company’s securities as specified in the Company’s Insider Trading Policy. As set forth under the heading “Equity Compensation Awards Policy,” in this proxy statement, under those circumstances, the Board will either (a) schedule a special meeting after the expiration of the black-out period, (b) make awards pursuant to a unanimous written consent executed after the expiration of the black-out period, or (c) pre-approve the equity awards with an effective date after the expiration of the black-out period. The grant date of the awards is the date on which the Board approves the awards, unless (i) the approval date is a non-trading day, in which case the grant date is the immediately preceding trading date or (ii) pre-approval occurs during a black-out period, in which case the grant date is the first trading date after the expiration of the black-out period. The PEP limits the maximum amount of shares that may be granted to any non-employee director during any calendar year to no more than 15,000 shares.

(2)  The amount of restricted stock rights is determined by dividing $130,000 by the closing price of our stock on the NYSE on the day of the grant. Thus, 2,700 restricted stock rights were granted on May 9, 2023 to each non-employee director, based on the closing price on that date of $48.15 per share.

In addition, all directors are reimbursed for any Board-related expenses, such as travel expenses incurred to attend Board and Committee meetings and director education programs sponsored by educational and other institutions. Further, directors are indemnified by PNMR to the fullest extent permitted by law pursuant to our bylaws and indemnification agreements between the Company and each director. In December 2017, we adopted a program that allows directors to defer receipt of vested restricted stock rights awards granted on and after May 2018 to the earlier of (1) the five-year anniversary of termination of service with the Board, or (2) a date certain or termination of service anniversary selected by the director. No retirement or other benefit plans are available to directors.

In August 2023, Pay Governance presented the Nominating Committee an analysis of director compensation that showed, despite the increase in 2023 director compensation, current total compensation levels were slightly below the median of both the PNMR Peer Group and the S&P 400 MidCap Utilities Index. Following discussion and review of the Pay Governance analysis and recommendations, in August 2023, the Nominating Committee recommended and the Board approved the following changes to director compensation for 2024 to better align with peer median: increasing the (1) annual cash retainer from $100,000 to $105,000, and (2) market value of the annual award of restricted stock rights from $130,000 to $135,000.

Stock Ownership and Retention Guidelines for Directors

The Board believes directors should be shareholders and have a financial stake in the Company to help align director financial interests with the financial interests of our longer term shareholders. The Board requires directors to attain a significant level of Company stock ownership over a reasonable period of time.

The Nominating Committee is responsible for recommending Board compensation levels and stock ownership and retention guidelines to the Board for approval. The current stock ownership guidelines provide that non-employee directors will hold an amount of shares (including unvested restricted stock rights) equal to five times the annual cash retainer within a reasonable period of time. In addition, each director is required to hold 100% of all vested restricted stock rights until his or her holdings exceed five times the annual cash retainer (sales of a portion of vested stock sufficient to satisfy related tax obligations are permitted). Further, directors must hold all restricted stock right awards for a period of six months after termination of Board service or until the director achieves the holding requirements. We believe these holding guidelines are appropriate because they continue to approximate the holding requirements of the PNMR Peer Group. All of the directors have met or we believe will meet in the applicable time frame their holding requirements under the guidelines. Similar stock ownership guidelines have been developed for executive officers and are discussed on page 54.

The guidelines are reviewed periodically for any appropriate changes as described on page 7 of the Corporate Governance Principles document available on PNM Resources’ website at www.pnmresources.com/esg-commitment/governance/governance-documents.aspx.

Summary of Non-Employee Director Compensation in 2023

The following table summarizes the total compensation paid to or earned by each non-employee director for the year ended December 31, 2023.

Name(1)	Fees Earned Or Paid In Cash ($)(2)	Stock Awards ($)(3)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Non-qualified Deferred Compensation Earnings	All Other Compensation ($)	Total ($)
V. A. Bailey	115,000	130,000	—	—	—	—	245,000
N. P. Becker	130,000	130,000	—	—	—	—	260,000
E. R. Conley	115,000	130,000	—	—	—	—	245,000
A. J. Fohrer	115,000	130,000	—	—	—	—	245,000
S. M. Gutierrez	100,000	130,000	—	—	—	—	230,000
J. A. Hughes	100,000	130,000	—	—	—	—	230,000
M. T. Mullarkey	115,000	130,000	—	—	—	—	245,000
D. K. Schwanz	100,000	130,000	—	—	—	—	230,000
(1) Patricia K. Collawn does not receive any director compensation because she is our CEO.

(2) The following table provides additional information about fees earned or paid in cash to non-employee directors in 2023:
Name	Annual Retainer ($)	Committee Chair Fee ($)	Board Meeting Fees ($)	Lead Independent Director Fee ($)	Total ($)
V. A. Bailey	100,000	15,000	—	—	115,000
N. P. Becker	100,000		—	30,000	130,000
E. R. Conley	100,000	15,000	—	—	115,000
A. J. Fohrer	100,000	15,000	—	—	115,000
S. M. Gutierrez	100,000	—	—	—	100,000
J. A. Hughes	100,000	—	—	—	100,000
M. T. Mullarkey	100,000	15,000	—	—	115,000
D. K. Schwanz	100,000	—	—	—	100,000

 (3) Represents the grant date fair value of $48.15 per restricted stock right calculated in accordance with FASB ASC Topic 718 of the 2,700 restricted stock rights awarded under the PEP to each non-employee director on May 9, 2023. The assumptions used in determining the grant date fair value of restricted stock rights are set forth in Note 12 of the consolidated financial statements in PNMR’s Annual Report on Form 10-K for the year ended December 31, 2023. As of December 31, 2023, the non-employee directors listed on the table above had 2,700 outstanding restricted stock rights that will vest in May 2024. As discussed above, directors may elect to defer receipt of vested restricted stock awards granted on and after May 2018. The actual value that a director may realize on the payment of vested restricted stock rights will depend on the market price of our common stock at the date of settlement and ultimately, the value received by the director on the sale of stock.

OWNERSHIP OF OUR COMMON STOCK

Largest Shareholders

The following table contains information regarding the only persons and groups we know of that beneficially owned more than 5% of our common stock based on reports filed by such persons with the SEC as of March 20, 2024.

Name and Address	Voting Authority			Dispositive Authority
	Sole	Shared	None	Sole	Shared	Total Amount	Percentage of Class
BlackRock, Inc. (1) 50 Hudson Yards New York, NY 10001	11,080,361	—	—	11,257,732	—	11,257,732	13.1%
The Vanguard Group (2) 100 Vanguard Blvd. Malvern, PA 192355	—	109,361	—	9,144,749	186,181	9,330,930	10.87%

(1) As reported on Schedule 13G/A filed January 23, 2024 with the SEC by BlackRock, Inc. as the parent holding company or control person of thirteen subsidiaries.

(2) As reported on Schedule 13G/A filed February 13, 2024 with the SEC by The Vanguard Group.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires PNM Resources’ executive officers and directors to file certain reports of ownership and changes in ownership with the SEC within two business days of a transaction. To the Company’s knowledge, based solely on a review of such filings on file with the SEC and written representations from the Company’s executive officers and directors, we believe all executive officers’ and directors’ applicable filing requirements were met.

Stock Ownership of Directors and Executive Officers

The Board believes that our directors and executive officers should be shareholders and have a significant long-term financial stake in the Company. The stock ownership guidelines for directors and officers are discussed on pages 17 and 54 of this proxy statement. The following table shows the amount of PNM Resources common stock owned by our current directors, the named executive officers and our directors and executive officers as a group as of April 15, 2024.

Name	Amount and Nature of Shares Beneficially Owned (a)
	Shares Held	Right to Acquire within 60 Days (b)	Total Shares Beneficially Owned	Percent of Shares Beneficially Owned	Deferred RSAs (c)
Non-Employee Directors:
Vicky A. Bailey	10,525	2,700	13,225	*	—
Norman P. Becker	21,410	2,700	24,110	*	—
E. Renae Conley	22,725	—	22,725	*	8,254
Alan J. Fohrer	24,021	2,700	26,721	*	7,686
Sidney M. Gutierrez	20,443	2,700	23,143	*	—
James A. Hughes	8,307	2,700	11,007	*	2,218
Maureen T. Mullarkey	15,109	2,700	17,809	*	7,686
Donald K. Schwanz	46,675	2,700	49,375	*	—
NEOs:
Patricia K. Collawn	707,077	161,728	868,805	*	—
Joseph D. Tarry	31,554	11,464	43,018	*	—
Patrick A. Apodaca	90,570	13,867	104,437	*	—
Elisabeth A. Eden	19,387	4,438	23,825	*	—
Ronald N. Darnell [1]	42,658	3,390	46,048	*	—
Directors and Executive Officers as a Group (12 persons)	1,017,803	210,397	1,228,200	1.36%	25,844
*Less than 1% of PNMR outstanding shares of common stock.
1 Mr. Darnell is not included under the “group” ownership reporting as he is not a current executive officer.
(a) Unless otherwise noted, each person has sole investment and voting power over the reported shares (or shares such powers with his or her spouse).
(b) Beneficial ownership also includes the shares directors and executive officers have a right to acquire through (1) potential accelerated vesting (upon disability) under the PEP of non-employee director restricted stock awards that the director has elected not to defer receipt to a later date, (2) potential accelerated vesting (including upon retirement or disability) under the PEP of officer restricted stock awards, and (3) the number of shares that executive officers have a right to acquire through the Executive Savings Plan II upon the participant’s termination of employment. As of February 16, 2024, the number of shares reported in this column include the following Executive Savings Plan II share rights held by PNMR’s named executive officer: P. K. Collawn - 91,230.
(c) The amounts shown are restricted stock rights that directors have elected to defer receipt of under the program described on page 16. The information in this column is not required by SEC rules because the effect of the deferral election is that the director does not have the right to acquire any underlying shares within 60 days of April 15, 2024. PNMR has provided this information to provide a more complete picture of the financial stake that its directors have in PNMR.

PROPOSAL 1: ELECT AS DIRECTORS THE DIRECTOR NOMINEES NAMED IN THE PROXY STATEMENT
(PROPOSAL 1 on your Proxy Card)

General Information

Each of the director nominees presented below was recommended by the Nominating Committee and nominated by the Board for election as directors to serve for a one-year term that expires at the annual meeting in 2025 and until their successors are elected and qualified.

Eight nominees are current members of the Board who were elected by the shareholders at the 2023 annual meeting and are standing for re-election. The two remaining nominees were nominated by the Board to fill the vacancy created by the retirement of Donald K. Schwanz as of the Annual Meeting on June 4, 2024, and for succession planning purposes. Mr. Schwanz will complete his current term and will not stand for re-election at the Annual Meeting on June 4, 2024. We sincerely acknowledge Mr. Schwanz’ dedication, engagement and contributions to the Company during his tenure. The Director Service Policy, adopted by the Board and set forth in the Corporate Governance Principles document, provides that, ordinarily, a director will not serve for more than 12 years on the Board. Alan J. Fohrer has served as a director for 12 years. The Board is recommending that Mr. Fohrer be elected to serve an additional one-year term to provide continuity. Mr. Fohrer has submitted a written resignation to the Board for acceptance at such time as the Board, in its discretion, deems advisable. There is no current expectation that the resignation would be accepted by the Board within the one-year term.

The Nominating Committee recommended that the Board nominate Steven C. Maestas and Lillian J. Montoya to fill the vacancy created by the retirement of Mr. Schwanz and for succession planning purposes. The Nominating Committee retained SpencerStuart to provide assistance in identifying candidates for consideration as new directors. SpencerStuart recommended Steven C. Maestas and Lillian J. Montoya for Board consideration as director candidates. The Nominating Committee interviewed both candidates and, upon the its recommendation, the full Board approved the nominations for election to the Board.

Each of the nominees has consented to being nominated and to serve if elected. We do not know of any reason why any nominee would be unable to serve. However, should any nominee become unable to serve for any reason, the proxies may be voted for a substitute nominee selected by the Board upon the recommendation of the Nominating Committee, or the Board may reduce the size of the Board.

All of the director nominees are independent directors, except Ms. Collawn, our Chair and CEO. As shown by the following biographies, each nominee has valuable skills and experiences that, taken together, provide us with the variety and depth of knowledge and judgment necessary to provide effective oversight of our electric utility and related businesses.

Below each nominee’s biography, we have included an assessment of the skills and experience of each such nominee. We have also included a chart that covers the assessment for the full Board after the biographies below. The noted age of each director is as of March 20, 2024.

Directors Nominated This Year For One-Year Terms Expiring in 2025

Vicky A. Bailey

Age 71

Director since 2019

Founder and President, Anderson Stratton International, LLC

Independent Director

Committee Memberships:
Compensation and Human Capital
Nominating and Governance (Chair)

Ms. Bailey resides in Washington, D.C. and has over 30 years of national, international, executive, governmental and entrepreneurial expertise in energy and regulated industries. Ms. Bailey is the founder and President of Anderson Stratton International, LLC, a strategic consulting and governmental relations firm.

Ms. Bailey is a director of Equitrans Midstream Corporation, a NYSE-listed natural gas midstream company, and serves as chair of its corporate governance committee and is a member of its health, safety, security and environmental committee. Ms. Bailey is also a director of Occidental Petroleum Corporation, a NYSE-listed energy company conducting oil and gas exploration and production activities in the United States and internationally, serving on the governance and nominating committee and the sustainability and shareholder engagement committee. Ms. Bailey serves as a director of Battelle Memorial Institute, a non-profit applied science and technology organization. Ms. Bailey is a member of the Board of Trustees of The Conference Board.

Ms. Bailey previously served as a director of Cheniere Energy, Inc., an NYSE-listed energy company, engaged in liquified natural gas related businesses; and as a director of EQT Corporation, an NYSE-listed petroleum and natural gas exploration and pipeline company. Ms. Bailey also served as a director of Cleco Corporation, a NYSE-listed energy services company with regulated utility and wholesale energy businesses.

Ms. Bailey has substantial regulatory and senior management experience in the energy industry having previously served as President of PSI Energy, Inc., a regulated utility; a commissioner of the Federal Energy Regulatory Commission; and commissioner of the Indiana Utility Regulatory commission. She was also a trustee of the North American Electric Reliability Corporation, an international regulatory authority whose mission is to assure the effective and efficient reduction of risks to the reliability and security of the grid. Ms. Bailey also has significant energy policy experience having been appointed as an Assistant Secretary for Domestic Policy and International Affairs at the U.S. Department of Energy. Ms. Bailey was also appointed to the Blue Ribbon Commission on America’s Nuclear Future, reviewing nuclear policies and activities. Ms. Bailey was the first female to be elected board chair of the United States Energy Association. Ms. Bailey received a B.S. in Industrial Management from Purdue University and completed the Advanced Management Program at The Wharton School, University of Pennsylvania.

Ms. Bailey’s extensive knowledge of the electric utility industry and nuclear energy operations, including her significant state and federal regulatory and public policy experience are highly valued by the Board and support the Company’s strategic efforts. She brings a diverse perspective to our Board based on her experience as a strategic consultant, a former energy and electric utility executive, a director of public company energy corporations, and having significant high level public policy experience relevant to our businesses.

Specific Qualifications/Attributes/Experience:

•Leadership and Strategy •Finance/Capital Allocation •Financial Expertise/Literacy •Risk Management •Environmental/Sustainability •Regulated Industry	Energy and Electric Utility Cybersecurity Corporate Governance Customer and Community Labor and Human Resources

Norman P. Becker Age 68 Director since 2016 Retired President and CEO, New Mexico Mutual Casualty Company Lead Independent Director Committee Memberships: Compensation and Human Capital Finance
Mr. Becker, a resident of Albuquerque, New Mexico, has more than 30 years of insurance and health care industry experience. Mr. Becker retired as President and CEO of New Mexico Mutual Casualty Company, an insurance provider, on March 31, 2021. He previously served as SVP of Manuel Lujan Agencies, an insurance agency, and as President of Lovelace Health System, a system of hospitals and medical centers in greater Albuquerque. His former roles include 20 years with Blue Cross Blue Shield plans, with the last seven of those years as President and CEO of Blue Cross Blue Shield of New Mexico.

Mr. Becker currently serves as Chair of the Presbyterian Healthcare Systems Board of Directors and Past Chair of the Greater Albuquerque Chamber of Commerce. He has extensive community and public interest involvement and serves or has served in leadership roles at United Way of Central New Mexico, Blue Cross and Blue Shield Association, the First Community Bank Advisory Board, the National Hispanic Cultural Center, the Albuquerque Hispano Chamber of Commerce, the NM Hospitals and Health Systems Association, and the Bank of Albuquerque Community Board. Mr. Becker received a Master of Health Administration from the University of Colorado.

Mr. Becker’s qualifications to serve as director include his extensive leadership experience within a highly regulated industry, strong record of community and business involvement, and business contacts and relationships within PNM’s service area. Mr. Becker brings valuable insight to our Board as a result of his broad range of business skills and financial expertise, as well as his expertise and exposure to an industry that has multiple stakeholders, including customers and regulators. Mr. Becker currently serves as lead director and presides over meetings of the independent directors in executive session.

Specific Qualifications/Attributes/Experience:

	Leadership and Strategy Finance/Capital Allocation Financial Expertise/Literacy Risk Management Environmental/Sustainability Regulated Industry	Energy and Electric Utility Cybersecurity Corporate Governance Customer and Community Labor and Human Resources

Patricia K. Collawn Age 65 Director since 2010 Chair and CEO of PNM Resources
Ms. Collawn, a resident of Albuquerque, New Mexico, has more than 30 years of leadership experience in the utility and electric industry. Ms. Collawn is Chair and CEO of PNM Resources, becoming Chair in 2012. She served as President from 2010 to 2022. Ms. Collawn is also Chair of PNM and TNMP. Ms. Collawn previously served as COO and as Utilities President of PNM Resources. Under her leadership, PNM became the first U.S. investor-owned utility to set the earliest goal of 100% carbon-free generation by 2040.

Ms. Collawn is a director of Cheniere Energy, Inc., a NYSE-listed energy and liquified natural gas company, serving on its audit and compensation committees. Ms. Collawn also serves as Chair of Nuclear Electric Insurance Limited; and serves on the board of Edison Electric Institute (past Chair), where she was awarded the EEI Distinguished Leadership Award by her peers for her significant contributions and ongoing commitments to the electric power industry, including leading on major policy issues such as tax reform, wildfire mitigation, and climate change.

Ms. Collawn previously served as a director of Equitrans Midstream Corporation, a NYSE-listed natural gas midstream company. She also served as a director of Evgo, Inc., a NASDAQ listed company, engaged in public fast charging networks for electric vehicles; and as a director for CTS Corporation, a NYSE-listed global designer and manufacturer of sensors, actuators and electronic components. She previously served as Chair of Electric Power Research Institute. Ms. Collawn also served as President and CEO of Public Service Company of Colorado, an Xcel Energy, Inc. subsidiary.

Ms. Collawn currently serves as Chair of New Mexico Partnership, the official statewide economic development organization for locating businesses in New Mexico. Ms. Collawn is also on the University of New Mexico Foundation’s Board of Trustees. She is a former Chair of the Greater Albuquerque Chamber of Commerce, the Kirtland Partnership Committee, and of United Way of Central New Mexico. Ms. Collawn received a B.A. from Drake University and an M.B.A. from the Harvard Business School.

Ms. Collawn’s knowledge of our business and the utility industry, her understanding of the complex regulatory structure of the utility industry and her substantial operations experience qualify her to be the Chairman of the Board and enable her to provide valuable perspectives on many issues facing the Company. Ms. Collawn’s service on the Board creates an important link between management and the Board that facilitates decisive and effective leadership. Her leadership role with EEI allows Ms. Collawn to keep the Board up to date on issues facing the entire utility industry, especially with respect to corporate governance, cybersecurity, environmental and sustainability matters, leadership, safety, strategy and technology.

Specific Qualifications/Attributes/Experience:

	Leadership and Strategy Finance/Capital Allocation Financial Expertise/Literacy Risk Management Environmental/Sustainability Regulated Industry	Energy and Electric Utility Cybersecurity Corporate Governance Customer and Community Labor and Human Resources

E. Renae Conley Age 66 Director since 2014 CEO, ER Solutions, LLC Independent Director Committee Memberships: Audit and Ethics Compensation and Human Capital (Chair)
Ms. Conley, a resident of Chicago, Illinois, has over 30 years of business experience in the energy industry, including significant leadership positions in finance, operations and human resources. Ms. Conley currently serves as CEO of ER Solutions, LLC, an energy consulting firm.

Ms. Conley serves as Chair of Southwest Gas Holdings, Inc., a NYSE-listed holding company with interest in natural gas operations and utility infrastructure services and serves on its audit and compensation committees. Ms. Conley also serves as a director of The Indiana Toll Road Concession LLC, a subsidiary of IFM Investors, operating and maintaining the Indiana East-West Toll Road.

Ms. Conley has served as a director of US Ecology, Inc., a NASDAQ-listed integrated environmental services company, prior to its acquisition by Republic Services; as a director of Advanced Disposal Services, Inc., a NYSE-listed integrated environmental services company; and as a director of ChoicePoint Inc., an identification and credential verification company. Ms. Conley also held in several executive positions with Entergy Corporation, a NYSE-listed integrated energy company and its subsidiaries, including EVP, Human Resources & Administration and Chief Diversity Officer; and CEO of Entergy Louisiana and Entergy Gulf States Louisiana, during which time she played a key role leading utility restoration efforts in Louisiana in the wake of a number of major hurricanes. Prior to joining Entergy, Ms. Conley held a variety of executive positions for PSI Energy/Cinergy Corporation, including President of Cincinnati Gas and Electric.

Ms. Conley is currently a member of Ball State University’s Board of Trustees. She is retired from the boards of directors of the New Orleans Branch of the Federal Reserve Bank of Atlanta and the National Action Council for Minorities in Engineering. Ms. Conley received a B.S. degree in accounting and an M.B.A., both from Ball State University.

Ms. Conley’s qualifications to serve as a director include her extensive utility and energy industry experience, including being CEO of an energy consulting company and holding directorships and executive officer positions at public energy companies, which give her important financial and regulatory insight into our regulated utility businesses and field operations. Ms. Conley also brings valuable experience with respect to labor and human resources.

Specific Qualifications/Attributes/Experience:

	Leadership and Strategy Finance/Capital Allocation Financial Expertise/Literacy Risk Management Environmental/Sustainability	Regulated Industry Energy and Electric Utility Corporate Governance Customer and Community Labor and Human Resources

Alan J. Fohrer Age 73 Director since 2012 Retired Chairman and CEO, Southern California Edison Independent Director Committee Memberships: Audit and Ethics (Chair) Nominating and Governance
Mr. Fohrer is a resident of Arcadia, California. He retired as Chair and CEO of Southern California Edison, a subsidiary of Edison International (“Edison”) and one of the largest public electric utilities in the United States. Mr. Fohrer played an important role in leading SCE following the California energy crisis and worked with regulators to establish a credible framework for energy markets in California. During this period, SCE was a leader in both renewable energy purchases and energy efficiency. He previously served as President and CEO of Edison Mission Energy, a subsidiary of Edison that owned and operated independent power facilities. He also previously served as EVP and CFO of both Edison and SCE.

Mr. Fohrer is currently a director of TransAlta, Inc., a NYSE-listed company and Canada’s largest investor-owned power producer and wholesale marketer of electricity and is a member of its audit, finance and risk committee and governance, safety and sustainability committee.

Mr. Fohrer has served on the Boards of Blue Shield California; the Institute of Nuclear Power Operations; Duratek, Inc.; Osmose Utility Services, Inc; MWH Global Inc.; Synagro, Inc.; and the California Chamber of Commerce. Mr. Fohrer is a member of the Viterbi School of Engineering Board of Councilors for the University of Southern California and a member of the board of the California Science Centre Foundation.
During his tenure as CEO of Southern California Edison, Mr. Fohrer represented the electric utility industry in significant regulatory and legislative proceedings, and co-chaired EEI’s energy delivery and reliability committees. Mr. Fohrer earned his B.Sc. and M.Sc. degrees in civil engineering from the University of Southern California and received an M.B.A. from California State University, Los Angeles.
Mr. Fohrer’s qualifications to serve as a director include his extensive financial and leadership experience with public energy and utility companies. In addition, Mr. Fohrer has significant experience with nuclear operations and with the legislative and regulatory challenges facing energy and utility companies. Mr. Fohrer’s background with sustainability and cybersecurity matters also makes him a valuable director on our Board.
Specific Qualifications/Attributes/Experience:

	Leadership and Strategy Finance/Capital Allocation Financial Expertise/Literacy Risk Management Environmental/Sustainability Regulated Industry	Energy and Electric Utility Cybersecurity Corporate Governance Customer and Community Labor and Human Resources

Sidney M. Gutierrez Age 72 Director since 2015 Chair, Vaya Space (formerly Rocket Crafters, Inc.) Independent Director Committee Memberships: Audit and Ethics Nominating and Governance
Mr. Gutierrez is a resident of Austin, Texas. He currently serves as Chair of Vaya Space (formerly Rocket Crafters, Inc.), a development-stage company engaged in rocket propulsion research and development, launch vehicle design-engineering and launch service logistics planning and development. He retired as CEO of Vaya Space in 2018.
Mr. Gutierrez retired as a Colonel after serving as a fighter pilot and test pilot in the Air Force and as an astronaut and Space Shuttle Mission Commander with NASA. After retiring from NASA, Mr. Gutierrez spent over 20 years at Sandia National Laboratories (“Sandia”) where he served in various senior leadership positions and led many complex, high technology efforts, including research on nuclear power reactors, solar and wind energy, advanced fuel cycles and nuclear fuel waste disposal. As a director of the Environmental, Safety and Health Programs at Sandia, he was responsible for leading a lab-wide safety effort that cut the lab’s accident rate in half.
Mr. Gutierrez has also served on several national advisory panels for NASA, reporting to the President and both houses of Congress. He served on the board of directors of TNMP before it was acquired by PNM Resources. Mr. Gutierrez is actively engaged in community and other non-profit entities, including New Mexico Institute of Mining and Technology and the New Mexico Spaceport Authority. Mr. Gutierrez received a B.S. in Aeronautical Engineering (Distinguished Graduate) from the United States Air Force Academy and an M.A. in Management from Webster University.
Mr. Gutierrez’s qualifications to serve as a director includes his expertise with respect to technology systems based on his engineering background and his significant experience with nuclear energy and operations, and renewable and sustainable energy. His experience raising capital for a start-up rocket company has given him important financial insight. Mr. Gutierrez also has an extensive background in safety improvements and reliability, and a thorough knowledge of the risk management principles related to security threats including cybersecurity and Supervisory Control and Data Acquisition.
Specific Qualifications/Attributes/Experience:

	Leadership and Strategy Finance/Capital Allocation Financial Expertise/Literacy Risk Management Environmental/Sustainability Regulated Industry	Energy and Electric Utility •Cybersecurity Corporate Governance Customer and Community Labor and Human Resources

James A. Hughes Age 61 Director since 2019 Managing Partner, Encap Investments, L.P. Independent Director Committee Memberships: Finance Nominating and Governance
Mr. Hughes is a resident of Houston, Texas. Mr. Hughes is currently a Managing Partner of Encap Investments L.P., providing growth capital to independent energy companies. He formerly served as CEO and Managing Director of Prisma Energy Capital LLC, a private entity focused on investments in energy storage. He is the former CEO and director of First Solar, Inc., a NASDAQ-listed provider of comprehensive photovoltaic solar energy solutions. Mr. Hughes also served as CEO and director of AEI Services LLC, a private company that owned and operated power distribution and generation (both thermal and renewable) in emerging markets worldwide. He served as President and CEO of Prisma Energy International. Mr. Hughes also held several senior executive positions with Enron corporations, including President and Chief Operating Officer of Enron Global Assets; President and Chief Operating Officer of Enron Asia, Pacific, Africa and China; and as Assistant General Counsel of Enron International.
Mr. Hughes currently serves as a director of Alcoa Corporation, NYSE-listed global industry leader in the production of bauxite, alumina and aluminum, serving as a member of its audit committee and safety, sustainability and public issues committee. Mr. Hughes is also a director of TPI Composites Inc., a NASDAQ-listed manufacturer of composite wind blades for wind turbines and composite products, where he serves on its audit committee.
Mr. Hughes is currently a member of the Energy Advisory Committee of the Federal Reserve Bank of Dallas. He is the former chair of the Los Angeles Branch of the Federal Reserve Bank of San Francisco. Mr. Hughes received a J.D. from the University of Texas at Austin School of Law, a Certificate of Completion in international business law from Queen Mary’s College, University of London and a B.A. from Southern Methodist University.
Mr. Hughes’ qualifications to serve as a director include his extensive experience in the energy industry, particularly with respect to the renewable energy sector, which give him important financial, regulatory, sustainability and environmental insights. In addition, his previous senior leadership positions and directorships at large public energy and utility companies and service on the board of the federal reserve bank branch provide valuable business, financial, risk management, cybersecurity, regulatory, governance and operational and management expertise.
Specific Qualifications/Attributes/Experience:

	Leadership and Strategy Finance/Capital Allocation Financial Expertise/Literacy Risk Management Environmental/Sustainability	Energy and Electric Utility Cybersecurity Corporate Governance Customer and Community Regulated Industry

Steven Maestas Age 60 CEO, Maestas Development Group Independent Director Nominee
Mr. Maestas is a resident of Albuquerque, New Mexico. He currently serves as the CEO of the Maestas Development Group, responsible for acquiring and developing commercial real estate projects throughout the Southwest. Previously, Mr. Maestas was the Founder, Chairman and Managing Partner of Maestas & Ward Commercial Real Estate, one of the largest commercial real estate management and brokerage firms in New Mexico, recognized as one of New Mexico’s Top 100 Private companies.

Mr. Maestas currently serves as an Advisory Board Member of Enterprise Bank & Trust. He formerly served on the board of the Federal Reserve Bank of Kansas City (Chair/Deputy Chair). He also served as a former Chair of Albuquerque Economic Development, as a Trustee and Chair of the Albuquerque Community Foundation, and on the Board of CNM Ingenuity, Inc.

Mr. Maestas’ visionary leadership experience and recognitions demonstrate his ability to strategize and negotiate complex business transactions, guide and influence economic strategies, identify and seize opportunities for growth and development while managing financial health, tackle social issues with sustainable financial outcomes, and a commitment to community engagement and service. His career has been characterized by his ability to engage with political entities and forge strong community relations. These experiences quality him to serve as a director.

Specific Qualifications/Attributes/Experience:

	•Leadership and Strategy •Finance/Capital Allocation •Risk Management	•Corporate Governance •Customer and Community

Lillian J. Montoya Age 57 President and CEO, CHRISTUS St. Vincent Health Systems Independent Director Nominee
Ms. Montoya is a resident of Santa Fe, New Mexico. She currently serves as President and CEO of CHRISTUS St. Vincent Health System, a regional market of CHRISTUS Health, providing comprehensive acute care to a seven-county area and is the largest private employer in north central New Mexico. Prior to becoming President and CEO, Ms. Montoya served in multiple senior leadership positions including Chief Operating Officer, Chief Administrative Officer, and Vice President of Public Affairs, Marketing, Communications & Advocacy. Ms. Montoya has led an organizational and cultural transformation, positioning the organization to earn a Best Place to Work recognition for six consecutive years, earn among the highest Associate engagement scores in CHRISTUS Health, receiving successive recognition as a National Leapfrog Safety Grade of “A” hospital, and became part of the Mayo Clinic Care Network of hospitals for its commitment to quality, safety, associate engagement, and patient experience.

Ms. Montoya currently serves as a Bank Division (NM) Board Member for NM Bank & Trust (Heartland Financial USA, Inc.) and on the board of the Federal Reserve Bank of Kansas City, Economic Council. Ms. Montoya is a board member (former Chair) of the New Mexico Hospital Association and the American Hospital Association Regional Policy Board Region 8. She is also a board member of the Santa Fe Opera. Ms. Montoya received a B.A. and MBA from the University of New Mexico.

Ms. Montoya’s professional recognitions and extensive experience in leadership and strategy, governance, customer relations and community engagement, risk management, regulatory environments, as well as labor relations and human resources qualify her to serve as a director. With more than 30 years of extensive experience in helping corporate, government and non-profit leaders navigate strategic and organizational challenges, Montoya has demonstrated proven results in developing and implementing programs that make our communities better places to live, work, and thrive.

Specific Qualifications/Attributes/Experience:

	•Leadership and Strategy •Finance/Capital Allocation •Risk Management •Regulated Industry	•Corporate Governance •Customer and Community •Labor and Human Resources

Maureen T. Mullarkey Age 64 Director since 2014 Former EVP and CFO, International Game Technology Independent Director Committee Memberships: •Compensation and Human Capital •Finance (Chair)
Ms. Mullarkey is a resident of Reno, Nevada. Ms. Mullarkey retired as EVP and CFO of International Game Technology (“IGT”), a NYSE-listed company and leading supplier of gaming equipment and technology. During her nineteen years with IGT, she held several executive management positions involving investor relations, finance, accounting, treasury management, tax, information systems and enterprise resource functions.
Ms. Mullarkey is currently a director of Everi Holdings, Inc., a NASDAQ-listed company of businesses that deliver products and services to the gaming industry, where she serves on the audit, compensation, and nominating committees. She previously served as a director of NV Energy, Inc., a public utility company providing energy services and products to 1.4 million customers throughout Nevada.
Ms. Mullarkey previously served on the boards of the University of Nevada Foundation, the Nevada Museum of Art, the Desert Research Institute, and Renown Health. She has also served on the boards of the Community Foundation of Western Nevada, Nevada Women’s Fund and the University of Nevada Reno College of Business advisory board. She was an Entrepreneur in Residence with the Nevada Institute for Renewable Energy Commercialization. She was also a partner in a private investment firm. Ms. Mullarkey received a B.S. from the University of Texas and an M.B.A. from the University of Nevada, Reno.
Ms. Mullarkey’s qualifications to serve as a director include her extensive financial expertise and literacy gained after years of serving as a senior executive of a public technology company, and years of leadership as a director of a public energy company. Ms. Mullarkey also brings to the Board strategic and operational leadership and expertise related to technology. In addition, as a former director of a public energy company, Ms. Mullarkey brings to the Board sustainable and renewable energy experience.
Specific Qualifications/Attributes/Experience:

	Leadership and Strategy Finance/Capital Allocation Financial Expertise/Literacy Risk Management	Environmental/Sustainability Regulated Industry Energy and Electric Utility Corporate Governance

Summary of Director Nominees Qualifications and Experience	Vicky A. Bailey	Norman P. Becker (Lead Director)	Patricia K. Collawn	E. Renae Conley	Alan J. Fohrer	Sidney M. Gutierrez	James A. Hughes	Steven C. Maestas	Lillian J. Montoya	Maureen T. Mullarkey
Years Served on the Board	5	8	14	10	12	9	5	0	0	10
LEADERSHIP AND STRATEGY experience is important in overseeing management and driving growth.	●	●	●	●	●	●	●	●	●	●
FINANCE/CAPITAL ALLOCATION experience is important in evaluating our financial statements and capital structure.	●	●	●	●	●	●	●	●	●	●
FINANCIAL EXPERTISE/LITERACY experience is important in understanding and overseeing our financial reporting and internal controls.	●	●	●	●	●	●	●			●
RISK MANAGEMENT experience is important in evaluating significant risks and providing effective oversight of risk management processes.	●	●	●	●	●	●	●	●	●	●
ENVIRONMENTAL/SUSTAINABILITY experience is important in assessing environmental compliance and overseeing responsible, long-term value creation.	●	●	●	●	●	●	●			●
REGULATED INDUSTRY experience is important to overseeing a business in a heavily regulated industry.	●	●	●	●	●	●	●		●	●
ENERGY AND ELECTRIC UTILITY experience is important in developing, implementing and assessing our operating plan and business strategy, and providing our customers safe, reliable and affordable electricity from various generation sources, including nuclear.	●	●	●	●	●	●	●			●
CYBERSECURITY experience is important in providing effective oversight of related risk management procedures to safeguard our generation, transmission and distribution assets.	●	●	●		●	●	●			
CORPORATE GOVERNANCE experience is important in providing accountability and transparency and protecting shareholder interests.	●	●	●	●	●	●	●	●	●	●
CUSTOMER AND COMMUNITY experience is important in addressing the interests and needs of our many stakeholders.	●	●	●	●	●	●	●	●	●	
LABOR AND HUMAN RESOURCES experience is important in attracting, motivating and retaining top candidates and maintaining good relations with union employees.	●	●	●	●	●	●			●	
Demographic Background										
Gender										
Male		●			●	●	●	●		
Female	●		●	●					●	●
Race/Ethnicity										
American Indian, Alaska Native										
Asian										
Black, African American	●									
Hispanic, Latino						●		●	●	
Native Hawaiian or Other Pacific Islander										
White, Caucasian		●	●	●	●		●			●

Our director nominees are highly qualified, diverse and high functioning with an effective combination of skills, expertise, and diversity to oversee the risks and opportunities of our electric utility and related businesses.

PROPOSAL 2: RATIFY APPOINTMENT OF KPMG AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2024
(PROPOSAL 2 on your Proxy Card)

The Board is recommending that the shareholders ratify the selection of KPMG as our independent registered public accounting firm for 2024. The Audit Committee has performed its annual evaluation of the quality and cost of services provided by KPMG and an assessment of auditor independence. The Audit Committee reported to the Board complete satisfaction with the services provided by KPMG and recommended that KPMG be selected as our independent registered public accounting firm for 2024. The Board agrees with the Audit Committee’s recommendations, as described in the Audit Committee Report contained in this proxy statement.

In determining whether to recommend to the full Board the reappointment of KPMG as our independent auditor, the Audit Committee annually considers several factors including:
•the length of time KPMG has been engaged;
•the firm’s independence and objectivity;
•KPMG’s capability and expertise in handling our electric utility businesses, including the expertise and capability of the lead audit partner;
•historical and recent performance, including the extent and quality of KPMG’s communications with the Audit Committee, and the results of a management survey of KPMG’s overall performance;
•data related to audit quality and performance, including recent Public Company Accounting Oversight Board inspection reports on the firm; and
•the appropriateness of KPMG’s fees.

In accordance with SEC rules, independent audit partners are subject to rotation requirements limiting their number of consecutive years of service to our Company to no more than five.

We are not required to have shareholders ratify the selection of KPMG as our independent auditor but are doing so because we believe it is a matter of good corporate governance. Representatives of KPMG will be available at the Annual Meeting where they will have the opportunity to make statements and respond to appropriate questions by shareholders. If shareholders fail to ratify the appointment of KPMG, the Audit Committee will consider other auditors for 2025. Because of the difficulty in making any substitution of auditors so long after the beginning of the current year, the appointment of KPMG as independent registered public accounting firm for 2024 will stand even if shareholders fail to ratify our selection unless the Audit Committee determines there is a compelling reason for a change. Even if the selection is ratified, the Audit Committee, in its discretion, may change the appointment at any time during the year if it determines that such a change would be in the best interest of PNM Resources and our shareholders.

The Board of Directors unanimously recommends a vote FOR the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for 2024.

AUDIT AND ETHICS COMMITTEE REPORT

The primary function of our Audit and Ethics Committee (“Audit Committee”) is oversight of the Company’s financial reporting process, public financial reports, internal accounting and financial controls, and the independent audit of the annual consolidated financial statements. Our Audit Committee acts under a charter, which can be found on the PNM Resources web site at www.pnmresources.com/esg-commitment/governance/governance-documents.aspx. We review the adequacy of the charter at least annually. Each member of the Audit Committee is independent as required by the applicable listing standards of the New York Stock Exchange and Securities and Exchange Commission (“SEC”). Three current members are audit committee financial experts under SEC rules. We held five meetings in 2023 with KPMG LLP (“KPMG”), the Company’s independent registered public accounting firm for 2023, with one meeting at which we reviewed extensive reports and had discussions with KPMG and other members of management.

In carrying out our responsibilities, we look to management and the independent auditors. The Company’s management is responsible for the preparation and fair presentation of the Company’s financial statements and for maintaining effective internal controls. Management is also responsible for assessing and maintaining the effectiveness of internal controls over the financial reporting process in compliance with Sarbanes-Oxley Section 404 requirements. The independent auditors are responsible for auditing the Company’s annual financial statements and expressing an opinion as to whether such financial statements are fairly stated in conformity with generally accepted accounting principles. In addition, the independent auditors are responsible for auditing the Company’s internal controls over financial reporting and for expressing an opinion on the effectiveness of internal control over financial reporting. The independent auditors perform their responsibilities in accordance with the standards of the Public Company Accounting Oversight Board (“PCAOB”).

In performing our oversight function, we reviewed and discussed the consolidated financial statements with management and KPMG. Management and KPMG informed us that the Company’s consolidated financial statements were fairly stated in accordance with generally accepted accounting principles. We discussed significant accounting policies applied by the Company in its financial statements, as well as alternative treatments. We discussed with KPMG the matters required to be discussed by the independent auditors with the Committee under the rules and standards adopted by the PCAOB, including critical accounting matters addressed during the audit. In addition, we reviewed and discussed management’s report on internal controls over financial reporting and the related audit performed by KPMG which confirmed the effectiveness of the Company’s internal controls over financial reporting.

We received the written disclosures and the letter from KPMG required by applicable requirements of the PCAOB regarding the independent auditors’ communications with us concerning independence, and we discussed with KPMG the accounting firm’s independence.

We discussed with the Company’s internal auditors and KPMG the overall scope and plans for their respective audits. We met with the internal auditors and the independent auditors at each regularly scheduled meeting, both with and without management present. Discussions included the results of their examinations, their evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting.

We have also assessed the performance of KPMG and have appointed KPMG to audit the Company’s financial statements for 2024, subject to shareholder ratification of that appointment.

Based on the reviews and discussions referred to above, reliance on management and KPMG, and subject to the limitations of our role described above, we recommended to the Board the inclusion of the audited financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023, for filing with the SEC.

                            Audit and Ethics Committee
Alan J. Fohrer (Chair)
E. Renae Conley
Sidney M. Gutierrez
Donald K. Schwanz

INDEPENDENT AUDITOR FEES

Audit Fees for 2023 and 2022

The following table represents aggregate fees billed to the Company for fiscal years ended December 31, 2023 and December 31, 2022 by KPMG, our principal independent registered public accounting firm.

Fees	Fiscal Year Ended (in thousands) ($)
	2023	2022
Audit Fees	2,546	2,452
Audit-related Fees	802	525
Tax Fees	—	—
All Other Fees	—	—
Total Fees	3,348	2,977

Audit Fees are primarily for the audit of our annual financial statements, review of financial statements included in our 10-Q filings and the annual Sarbanes-Oxley Audit, and statutory and regulatory filings.

Audit-related fees include services provided in connection with financing arrangements, the previously proposed Merger that has since been terminated, and other agreed upon procedures.

All fees have been approved by the Audit Committee. The reported aggregate fees billed for professional services include travel related expenses to perform the services and applicable gross receipts taxes.

The Audit Committee requires the independent registered public accounting firm selected to audit the Company’s financial statements to obtain the approval of the Audit Committee before performing any non-audit services permitted by applicable law so that the Audit Committee may determine whether the provision of such services is compatible with the maintenance of that firm’s independence in the conduct of its auditing functions. Thus, the Audit Committee preapproves all audit services and all permitted non-audit services performed by the principal accounting firm.

PROPOSAL 3: APPROVE, ON AN ADVISORY BASIS, THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS
(PROPOSAL 3 on your Proxy Card)

Shareholders will be given the opportunity to vote on the following advisory resolution (commonly referred to as Say-on-Pay):

“RESOLVED, that the shareholders of the Company approve, on an advisory basis, the compensation of the Company’s named executive officers, as disclosed in the Company’s 2024 Annual Proxy Statement pursuant to the compensation disclosure rules of the SEC (which disclosure includes the Compensation Discussion and Analysis section, the compensation tables and the accompanying footnotes and narratives within the Executive Compensation section of the proxy statement).”

Background on Proposal

In accordance with Section 14A of the Exchange Act, shareholders are being given the opportunity to vote at the Annual Meeting on this advisory resolution regarding the compensation of our NEOs.

As described in the Compensation Discussion and Analysis, which begins on page 39, we believe attracting, motivating and retaining talented executives is critical to the achievement of our financial and strategic objectives. Our executive compensation program is designed with that premise in mind. Our basic philosophy is that our NEOs should be paid for performance, as determined by a combination of corporate performance measures and individual performance. For a comprehensive description of our executive compensation program, philosophy and objectives, including the specific elements of executive compensation that comprised the program in 2023, please refer to the CD&A. The 2023 NEO Compensation Information, including the Summary Compensation Table and other executive compensation tables (and accompanying narrative disclosures) that follow the CD&A, beginning on page 56, provide additional information about the compensation that we paid to our NEOs in 2023.

Section 14A also requires that, at least once every six years, shareholders be given the opportunity to vote on an advisory basis regarding the frequency (i.e., annually, every two years, or every three years) of future shareholder advisory votes on the compensation of our NEOs. At the 2023 annual meeting, the shareholders indicated a preference for holding Say-on-Pay advisory votes on an annual basis as recommended by the Board. Thus, the advisory vote in Proposal 3 reflects the approved annual frequency.

Effects of Advisory Say-on-Pay Vote

Because the vote on this proposal is advisory in nature, it will not affect any compensation already paid or awarded to our NEOs and will not be binding on the Board or the Compensation and HC Committee. However, the Compensation and HC Committee will consider the outcome of the vote when making future executive compensation decisions. The next shareholder advisory vote on compensation of our NEOs is expected to occur at the 2025 annual meeting.

The Board of Directors unanimously recommends a vote FOR approval of the advisory resolution set forth above approving the compensation of our named executive officers.

PROPOSAL 4: APPROVE AN AMENDMENT TO OUR RESTATED ARTICLES OF INCORPORATION
TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK
(PROPOSAL 4 on your Proxy Card)

The Board has approved, and is recommending that the shareholders approve, an amendment to our Restated Articles of Incorporation to increase the number of authorized shares of common stock with no par value from 120,000,000 to 200,000,000 shares. As of December 31, 2023, 90,200,384 shares of common stock were issued and outstanding, and 25,067,082 shares of common stock (after accounting for reserved shares) were available for future issuance. The following table reflects the number of authorized, outstanding, reserved and unreserved shares of common stock as of December 31, 2023:

Number of Shares of Common Stock
Total Authorized Shares of Common Stock	120,000,000
Less: Issued and Outstanding Shares of Common Stock	90,200,384
Shares of Common Stock Available for Future Issuance	29,799,616
Shares of Common Stock Reserved for Future Issuance
PNM Resources, Inc. 2014 Performance Equity Plan	2,117,538
PNM Resources, Inc. 2023 Performance Equity Plan	2,442,712
PNM Resources, Inc. Executive Savings Plan II	37,039
PNM Resources, Inc. Retirement Savings Plan	135,245
Total Shares of Common Stock Reserved for Future Issuance	4,732,534
Shares Available for Future Issuance, Less Reserved Shares	25,067,082

We are not requesting any increase to the Company’s authorized number of shares of preferred stock, which will remain unchanged at 10,000,000 shares. As of December 31, 2023, we did not have any shares of preferred stock issued and outstanding.

Proposed Amendment

We are asking shareholders to approve the following resolution seeking authority and approval to amend our Restated Articles of Incorporation as follows:

RESOLVED, that the proposed amendment to PNMR’s Restated Articles of Incorporation to increase the number of authorized shares of Common Stock from 120,000,000 to 200,000,000 is hereby approved.

If the proposed amendment is approved, Section A of Article IV of our Restated Articles of Incorporation will be amended to read as follows:

“A. Authorized Capital Shares. The total number of shares of stock which the Corporation shall have the authority to issue is Two Hundred Ten (210) Million shares, of which Two Hundred (200) Million shares shall be Common Stock, no par value, and Ten (10) Million shares shall be Preferred Stock, no par value. Common Stock and Preferred Stock shall be issued for such minimum consideration as authorized by the Board of Directors.”

Purpose of the Proposed Amendment

The Company has not increased the number of authorized shares of common stock in over 20 years. The Company’s business is capital intensive, requiring significant resources to fund operating expenses, capital project expenditures, scheduled debt maturities and interest payments, and dividend payments on its common stock. The Company projects that its consolidated capital requirements, consisting of construction expenditures and dividends, will total $6.1 billion for 2024-2028. In addition to internal cash generation, the Company anticipates that it will be necessary to obtain additional long-term financing in the form of debt refinancing, new debt issuances, and/or issue new equity in order to fund its capital requirements during the 2024-2028 period.

The Board believes it is in the best interest of the Company to increase the number of authorized shares of common stock to provide the Company greater flexibility in considering and planning for future business needs, such as raising additional capital through the issuance of equity securities, convertible debt securities or other equity-linked securities; potential strategic transactions; stock dividends; stock splits; grants of equity incentives to employees (subject to future shareholder approvals under equity plans); as well as for other general corporate purposes. Approval of this amendment by shareholders at the Annual

Meeting will enable the Company to take timely advantage of market conditions and other opportunities that become available to the Company without the expense and delay of arranging for a special meeting of shareholders in the future.
If the proposed amendment is adopted, the Company will be permitted to issue the authorized shares without further shareholder approval, except to the extent otherwise required by law, by a securities exchange on which the common stock is listed at the time, or by our Restated Articles of Incorporation. The NYSE, on which the common stock is now listed, currently requires stockholder approval as a prerequisite to listing shares in certain instances, including acquisition transactions where the issuance could increase the number of outstanding shares by 20% or more. Other than the potential debt and equity financings described above and the routine practices of issuing shares pursuant to employee stock plans and employee equity incentive awards, the Company has no current plans, agreements, proposals, or arrangements with respect to the issuance of any additional shares of common stock authorized upon approval of the proposed amendment.

Possible Effects of the Proposed Amendment

The additional shares of common stock for which authorization is sought would have the same rights and privileges as the shares of common stock currently issued and outstanding. These do not include preemptive rights with respect to the future issuance of any additional shares of common stock. Holders of common stock do not have preemptive rights to acquire additional shares of common stock. Therefore, while the adoption of the amendment would not have an immediate dilutive effect on the ownership interest in the Company of existing shareholders, any future issuances of additional common stock or other securities convertible into common stock in the future could dilute the respective percentage ownership interest and voting rights attributable to present shareholders and could have a negative effect on the market price of the common stock.

Anti-takeover Considerations

The proposed amendment could, under certain circumstances, have an anti-takeover effect or delay or prevent a change in control of the Company by providing the Company the capability to engage in actions that would be dilutive to a potential acquirer, pursue alternative transactions or otherwise increase the potential cost to acquire control of the Company. For example, without further shareholder approval, the Company could issue shares of common stock in a public or private sale, merger or similar transaction, which would increase the number of outstanding shares, thereby diluting the interest of a party seeking to take over the Company or gain control of the Board. Thus, while the Company currently has no intent to employ the additional authorized shares of common stock as an anti-takeover device, the proposed amendment may have the effect of discouraging future unsolicited takeover attempts. The Board is not aware of any such attempt to take control of the Company.
If approved by the shareholders, the proposed amendment will become effective upon the delivery of the articles of amendment of our Restated Articles of Incorporation to the New Mexico Secretary of State, unless disapproved by the New Mexico Secretary of State.

The Board of Directors unanimously recommends a vote FOR the amendment to our Restated Articles of Incorporation to increase the number of authorized shares of Common Stock.

PROPOSAL 5: APPROVE AN AMENDMENT TO OUR RESTATED ARTICLES OF INCORPORATION
TO CHANGE OUR NAME TO TXNM ENERGY, INC.
(PROPOSAL 5 on your Proxy Card)

The Board has approved, and is recommending that the shareholders approve, an amendment to our Restated Articles of Incorporation to change the name of the Company from PNM Resources, Inc. to TXNM Energy, Inc.

This new name encompasses our utilities in both Texas and New Mexico by combining the recognized abbreviations of both states. This combination reflects the evolution of the Company and changing composition of our business footprint, as the sustained high growth rate of system demand in our Texas service territory has diversified our consolidated rate base to be nearly evenly split between New Mexico and Texas.

While TXNM Energy, Inc. will be our parent company name, our primary operating subsidiaries intend to continue to use the names Public Service Company of New Mexico, Texas-New Mexico Power Company and TNP Enterprises, Inc. The Board believes that it is in the best interests of the Company and our shareholders to change our name. The name change will not have any effect on the rights of our existing shareholders.

Proposed Amendment

We are asking shareholders to approve the following resolution seeking authority and approval to amend the Restated Articles of Incorporation as follows:

RESOLVED, that the proposed amendment to PNMR’s Restated Articles of Incorporation to change the name of the Company from “PNM Resources, Inc.” to “TXNM Energy, Inc.” is hereby approved.

If the proposed amendment is approved, Article I of the Restated Articles of Incorporation will be amended to read as follows:

“ARTICLE I
Name
The name of the Corporation is TXNM Energy, Inc.”

Possible Effects of the Proposed Amendment

Our common stock is currently listed for trading on the NYSE under the symbol “PNM.” If the amendment is approved and the name change becomes effective, our common stock will continue to be listed on the NYSE. We expect that our common stock will begin trading under a new NYSE symbol, “TXNM”, which we have already reserved, at the time we effect our name change.

If the name change becomes effective, the rights of shareholders holding certificated shares under currently outstanding stock certificates and the number of shares represented by those certificates will remain unchanged. The name change will not affect the validity or transferability of any currently outstanding stock certificates nor will shareholders be required to exchange outstanding stock certificates for new stock certificates as a result of the name change. After the name change, all newly issued and transferred shares will be held in direct registration accounts and, together with uncertificated shares currently held in direct registration accounts, will bear the name “TXNM Energy, Inc.”

If the name change is not approved, the proposed amendment to our Restated Articles of Incorporation will not be made and the name of the Company and our ticker symbol for trading our common stock on the NYSE will remain unchanged. In making this recommendation, our Board is retaining the ability to, without further vote by our shareholders, delay or abandon the proposed name change at any time if the Board concludes that such action would be in the best interests of the Company and our shareholders.

If approved by the shareholders, the proposed amendment will become effective upon the delivery of the articles of amendment of the Restated Articles of Incorporation to the New Mexico Secretary of State, unless disapproved by the New Mexico Secretary of State. Upon approval of this proposal and the filing of the articles of amendment with the New Mexico Secretary of State, the Board will amend our Bylaws to replace any references to “PNM Resources, Inc.” with “TXNM Energy, Inc.”

The Board of Directors unanimously recommends a vote FOR the amendment to our Restated Articles of Incorporation to change the name of the Company from PNM Resources, Inc. to TXNM Energy, Inc.

EXECUTIVE COMPENSATION
COMPENSATION DISCUSSION AND ANALYSIS

The following CD&A should be read together with the SCT and other tables that are presented beginning on page 56.  Please note that this CD&A contains information about our corporate goals.  We have included this information for the limited purpose of enabling investors and other readers of this CD&A to better understand our executive compensation philosophy, policies, programs, practices and results. This information should not be understood to represent our management’s estimates, of our future results or other guidance, and we specifically caution investors and other readers not to apply this information to other contexts.

This CD&A informs our shareholders about our compensation philosophy and decision-making process. It also explains the compensation-related actions taken, and factors considered, with respect to 2023 compensation for the NEOs. Based on 2023 positions and compensation levels, our NEOs are:

•Patricia K. Collawn, Chair and CEO
•Joseph D. Tarry, President and COO
•Patrick V. Apodaca, SVP, General Counsel and Secretary
•Elisabeth A. Eden, SVP, CFO and Treasurer
•Ronald N. Darnell, SVP, Public Policy (retired July 10, 2023)

The Compensation and HC Committee is composed entirely of independent directors and is responsible for approving and overseeing our executive compensation philosophy, policies, programs and practices. The Compensation and HC Committee also reviews and approves the Company’s succession plans for our CEO and other senior Officers, reviews and monitors the Company’s Affirmative Action and other diversity, equity and inclusion (DEI) programs, and oversees various other aspects of managing the Company’s human capital in coordination with our management team.

OVERVIEW

Merger Update

From the time we entered into the Merger Agreement with Avangrid in 2020 through the termination of the Merger Agreement on December 31, 2023, the Compensation and HC Committee has sought to hold true to our pay for performance philosophy while managing our compensation programs against additional complexities and costs to the Company associated with the anticipated closing of the transaction. Merger-related efforts required substantial time and effort toward planning for integration, seeking regulatory approval, negotiating an extension of the Merger Agreement and appealing the NMPRC’s decision to the New Mexico Supreme Court. Throughout this time, the leadership team continued to deliver exceptional results on behalf of shareholders, generating another year of record earnings and increasing shareholder dividends.

Impacts of the Merger and Resulting Termination of the Merger on Executive Compensation Philosophy and Program

The Merger Agreement was entered into on October 20, 2020, with an acquisition price of $50.30 per share of common stock. At that time, neither Avangrid nor the Company expected the protracted regulatory approval process and hurdles that ultimately had to be navigated. Both Avangrid and the Company expected the Merger to close, and to close substantially sooner than its ultimate termination on December 31, 2023. Moreover, pursuant to the contractual terms of the Merger Agreement, the Company was subject to many customary, yet restrictive, covenants in regards to executive compensation during the pendency of the Merger. During the initial stages of the Merger, Ms. Collawn, Mr. Apodaca (both of whom were slated to be terminated upon the Merger close), and Mr. Tarry did not receive retention agreements or additional compensation. In an effort to mitigate the impact of Section 280G of the Tax Code, Ms. Collawn and Mr. Apodaca did not participate in the 2021 AIP and instead each received, in December 2020, a one-time cash lump sum payment at their target AIP levels in lieu of their participation in the 2021 AIP. In early 2022, in order to incentivize Ms. Collawn and Mr. Apodaca to remain with the Company and to reward their efforts relating to the Merger, the Company approved a one-time bonus to Ms. Collawn and Mr. Apodaca, with such amount being comparable to the amount that, when added to the cash payment they received in December 2020, approximated the amount that they would have received had they participated in the 2021 AIP.

Announcement of the Merger immediately increased the PNM Resources’ stock price near the stated acquisition price and limited management’s ability to impact the stock price. As market and industry valuations increased in response to federal stimulus measures and the introduction of the Infrastructure Investment and Jobs Act, PNM Resources’ stock traded within a narrow range of the acquisition price for more than a year. Following the denial of the Merger by the New Mexico Public Regulation Commission in December 2021, PNM Resources’ stock began to trade lower and indicate sensitivity to the prospect of denial of regulatory approval.

As the Company and Avangrid moved through an extended regulatory approval process and factors impacting industry valuations changed significantly, including interest rates, uncertainty grew about the ultimate consummation of the Merger. As we entered and progressed through 2023, the New Mexico Supreme Court rejected a motion to remand the case to the NMPRC for rehearing and instead heard oral arguments on the Merger in September 2023. In light of the growing uncertainties and as a result of these developments and the continued delay in meeting the conditions for the closing of the Merger, following the oral arguments and pending the court’s ruling, the Compensation and HC Committee and the Board determined that it practically needed to revisit certain aspects of the Company’s executive compensation program. As a result, in early December 2023, to incentivize and stabilize our senior leadership team through two potential scenarios: (i) an expected to be continuing lengthy appeals process to obtain the necessary regulatory approvals to complete the Merger or (ii) abandonment of the Merger and continuation of PNM Resources as a stand-alone company, the Company entered into retention agreements with Ms. Collawn, Mr. Tarry, and Mr. Apodaca.

As time progressed towards the Merger expiration date of December 31, 2023, without a ruling from the New Mexico Supreme Court or the announcement of an agreement between the Company and Avangrid to extend the expiration of the Merger, market confidence of the Merger waned, and PNM Resources’ stock price further underperformed.

In the wake of the termination of the Merger, the stability of leadership in the near term has become an important factor in ensuring a continuity in senior management and organizational cohesion, repositioning the Company’s business for a stand-alone future, and for reinforcing our commitment to delivering long-term value to shareholders and other stakeholders.

With the goal of ensuring stability of the Company senior leadership, following the termination of the Merger, as the Company navigates through the turbulence of the recent termination of the Merger towards a stand-alone future, the December 2023 retention agreements to help support that stability. In February 2024, the Company also approved annual and long-term incentive compensation plans consistent with its compensation philosophy, which is grounded in pay for performance. Consistent with LTIPs prior to 2022, the Company restored TSR as a performance metric to align executive compensation with shareholder value.

Throughout this time, the Compensation and HC Committee believed these actions and benefits were appropriate and necessary. The Compensation and HC Committee further believed that our compensation levels remained modest and generally aligned with the median levels of our peer group.

Following the termination of the Merger, the Company is committed to repositioning the Company’s business for a stand-alone future and our compensation actions further reflect this strategic goal. This includes ensuring that our current leadership team remains focused on executing our strategic and financial objectives, managing day-to-day operations efficiently, and safeguarding shareholder value during this period of transition following the termination of the Merger.

2023 Performance and Resulting Performance-Based Compensation

Our 2023 performance demonstrates continued alignment of our strategic goals with an executive compensation strategy grounded in pay for performance. As the holding company of two electric utilities operating in New Mexico (PNM) and Texas (TNMP), our short-term and long-term incentive compensation performance goals are aligned with our focus on creating an environment where employees can succeed; engaging and earning the trust of our customers and stakeholders; always striving for operational excellence; creating value for our shareholders and transforming our portfolio for a sustainable future.

In conjunction with these objectives, we remain focused on three financial goals:
•Earning authorized returns on our regulated businesses
•Delivering at or above industry-average earnings and dividend growth
•Maintaining investment grade credit ratings

AIP Performance for 2023
The three weighted performance measures for the 2023 AIP were: Incentive EPS (60%), reliability (20%) and customer satisfaction (20%). These three AIP metrics aligned with our strategic goal of earning authorized returns on regulated businesses while delivering reliable and superior utility services to our customers. NEOs received annual cash incentive awards at 144% of target because the Company achieved:
•Maximum performance of 2023 Incentive EPS at $2.82 per share;
•Between threshold and target performance of the reliability metric;
•Below threshold performance of the New Mexico-based customer satisfaction metric; and
•Maximum performance of the Texas-based customer satisfaction metric.

As in previous years, the 2023 AIP specifies that no awards would be made unless the Compensation and HC Committee determined that the Company achieved the applicable threshold level of performance for Incentive EPS. Incentive EPS is a non-GAAP performance metric designed to measure the financial performance of the Company’s core business by making certain adjustments as reflected in the definition of Incentive EPS as explained in the Glossary of Terms Used in this Proxy and as discussed on page 54 under Adjustments for Certain Items.

For additional information about the AIP performance metrics and 2023 results, see NEO Incentive Goals and Results on page 59 and the Cash Compensation-Annual Incentive Awards section of Elements of Executive Compensation on page 47.

LTIP Performance for 2021-2023 under the 2021 LTIP

Long-term incentive awards under the LTIPs are delivered 70% in PSs and 30% in RSAs. PS awards are tied to three-year performance goals and RSAs are granted following the end of the performance period and then vest over a three-year period to promote an appropriate focus on creating sustainable shareholder value. The weighted performance metrics for the 2021 LTIP were: Earnings Growth (50%), relative TSR (25%) and FFO/Debt Ratio (25%). Earnings Growth and relative TSR metrics encourage our executives to deliver at or above industry-average earnings and dividend growth for our shareholders in a sustainable manner while the FFO/Debt metric promotes maintaining solid investment grade ratings. For the 2021 LTIP, NEOs received PS awards at 113% of target because the Company achieved:
•Maximum performance of Earnings Growth, which was 7.3% over 2021-2023, compared to a target performance of 5.0%;
•Below threshold performance of relative TSR, which ranked the Company at the 13th percentile of other utilities included in the EEI Utilities Index, compared to a target performance goal of 50th percentile; and
•Threshold performance of the FFO/Debt Ratio, a metric relating to investment grade ratings, which was 13% for 2023, compared to a target performance of 14%.

For additional information on the 2021 LTIP performance metrics and 2021-2023 results, see NEO Incentive Goals and Results on page 59, Equity Compensation-Long-Term Incentive Awards section of Elements of Executive Compensation on page 48, and Adjustments for Certain Items on page 54.

Return to Shareholders

The Company is committed to achieving financial results that consistently provide a positive return to shareholders over time. In accordance with SEC requirements, the Company prepares a performance graph each year for inclusion in the materials provided to shareholders. The performance graph below is provided because of its relevance to the Company’s performance and is also being provided with the annual shareholder letter from our Chair and CEO. The performance graph illustrates how a $100 investment in the Company’s common stock on December 31, 2018 would have grown to $116.36 by December 29, 2023, with all dividends reinvested. The chart also compares the TSR on the Company’s common stock to the same investment in the S&P 500 Index and the EEI Peer Index. The S&P 500 Index is provided for general comparison purposes, as it is in the annual performance graph, but it is not used by the Compensation and HC Committee for any compensation decisions, benchmarking or determination of incentive awards. Beginning with the 2019 LTIP, the PS awards were earned based on the Company’s TSR performance relative to the EEI Peer Index. In light of the contemplated Merger, the Company did not use TSR as a performance measure for the 2022 or 2023 LTIPs. For further discussion of the LTIP, please refer to the Equity Compensation-Long-Term Incentive Awards section of Elements of Executive Compensation. Please note that the performance graph is not intended to forecast or be indicative of possible future performance of our common stock.

$220
$200
$180
$160
$140
$120
$100
$80
2018
2019
2020
2021
2022
2023

	2018	2019	2020	2021	2022	2023
● PNM Resources	$100.00	$126.48	$124.30	$119.97	$132.21	$116.36
◻ S&P 500 Index	$100.00	$131.47	$155.65	$200.29	$163.98	$207.04
◆ EEI Index	$100.00	$125.79	$124.33	$145.61	$147.29	$134.47

Data Source: Bloomberg; except EEI Index, source: EEI website

Historical performance does not necessarily predict future results. PNM Resources' common stock is traded on the NYSE.

Compensation Philosophy and Objectives

Our long-term success depends upon our ability to provide safe, reliable, affordable, environmentally responsible and sustainable energy and services to our customers and invest wisely for present and future shareholder returns.  Achievement of these outcomes depends upon our success in attracting, motivating and retaining highly talented professionals.

Our executive compensation program is designed to attract, retain and motivate our Officers to support the overall objective of enhancing shareholder value. Our compensation philosophy is designed to:

•Attract and retain highly qualified, motivated and experienced executives,
•Provide total compensation opportunities that are market competitive and reflect the size of our Company,
•Pay our NEOs for performance based on corporate and business area measures,
•Link corporate compensation goals to the interests of our shareholders, and
•Recognize and reward outstanding Company and individual performance.

The Company’s compensation strategy is grounded in pay for performance, which is reflected in the way we have structured base pay, short-term incentives and long-term incentives. This philosophy applies to all employees, with a more significant level of variability and compensation at risk for Officers. As illustrated below, the TDC target opportunity for NEOs primarily comprises short-term and long-term incentive compensation that is “at risk.” These charts illustrate the mix of pay opportunity for 2023 for our CEO and the weighted average opportunity for our other NEOs, in each case assuming these NEOs were paid under our incentive compensation plans at the target level for 2023. These amounts do not include the amounts paid or payable pursuant to the Retention Agreements, discussed beginning on page 47, as they were non-recurring components of their 2023 compensation.

The Compensation and HC Committee also considers other factors in determining the compensation of our NEOs, such as their respective qualifications, experience, expertise, performance and results of their business area, as well as the market competitiveness of the compensation opportunity.  The relative importance of these factors may vary from year to year and from NEO to NEO. As a result, the Compensation and HC Committee evaluates each component of pay in the context of each NEO’s total compensation.

EXECUTIVE COMPENSATION PRACTICES & RESULTS

The Compensation and HC Committee strives to ensure that we compensate our NEOs consistent with shareholder interests. Highlights of our practices to sustain good governance alignment with shareholder interests include the following:

What We Do

•Pay for Performance – PNMR’s pay for performance philosophy is emphasized through the use of variable compensation. Generally, a significant portion of executive pay is considered “at risk” and is based on actual Company performance against both short-term and long-term performance goals. TDC varies depending on the Company’s achievement of financial and non-financial objectives and long-term incentive compensation is designed to closely align with shareholders’ interests.
•Independent Compensation and HC Committee – The Compensation and HC Committee is composed entirely of independent directors. Year-end results and related performance-based pay are reviewed and approved by the Compensation and HC Committee for the NEOs while the independent members of the Board review and approve the CEO’s compensation.
•Independent Compensation Consultant – The Compensation and HC Committee uses an independent compensation consultant, Pay Governance, to regularly review and evaluate the Company’s compensation plans and programs. This includes a periodic review of the PNMR Peer Group and regular briefings regarding key trends and pending regulations. Pay Governance only provides services to the Board and its committees. No other services are provided to the Company by Pay Governance.
•Capped Incentive Award Payout – Awards are capped at a maximum payout under both our AIP and LTIPs.
•Reasonable Change in Control Severance Provisions (Retention Plan) – We have maintained change in control provisions for our executives that we believe are reasonable and customary. The change in control provisions provide for benefits under the Retention Plan only if a change in control actually occurs and the executive’s employment is terminated (i.e., double trigger). More discussion appears in the Payments Made Upon a Change in Control section of 2023 NEO Compensation Information.
•“Double Trigger” Change in Control Severance Benefits – The PEP generally provides for double trigger vesting following a change in control. More discussion appears in the Payments Made Upon a Change in Control section of 2023 NEO Compensation Information.
•Clawback Provisions – The PEP and/or related award documents provide that (1) all unvested and unpaid awards are subject to forfeiture for conduct which is demonstrably and materially injurious to the Company and (2) the LTIPs and AIPs provide that a recipient will forfeit unvested and unpaid incentive compensation awards issued under the PEP for any manipulation or attempted manipulation of the performance results for personal gain at the expense of customers, shareholders, other employees or the Company. In addition, under the Company’s Clawback Policy, amended as of December 1, 2023 and described more fully on pages 11 and 53 of this proxy statement, incentive compensation awarded to Officers is subject to recoupment in the event of certain accounting restatements or if the Officer engaged in improper conduct.
•Hiring and Retention of High-Achieving Executives – The Compensation and HC Committee balances objectives of performance and retention to ensure that high-achieving, marketable executives remain motivated and committed to the Company.
•Tally Sheets – The Compensation and HC Committee reviews tally sheets of compensation, which includes retirement and other benefits, for our NEOs prior to making annual executive compensation decisions.
•Mitigation of Undue Risk – Management and the Compensation and HC Committee evaluate, through an annual risk assessment process, whether the Company’s compensation programs for employees, including NEOs, create risks that are reasonably likely to have a material adverse effect on the Company. Based on the risk analysis undertaken in 2023, the Compensation and HC Committee does not believe that the Company’s compensation programs, policies and practices create risks that are reasonably likely to have a material adverse effect on the Company. Examples of the features that assist in mitigating risk include the Clawback Policy, the PEP forfeiture provisions noted above and the Company’s stock ownership holding guidelines. More discussion appears in the Board’s Role in Risk Oversight section on page 9.
•Conservative Perquisites – Perquisites for our Officers are modest and serve a reasonable business purpose.
•Equity Ownership Holding Guidelines – The Compensation and HC Committee believes that rewarding the NEOs with equity compensation supports retention and helps align management with the best interests of our shareholders, our customers and the Company. Therefore, the Company has stock ownership holding guidelines, the Equity Ownership Guidelines for PNM Resources, Inc. Officers (the “Equity Ownership Guidelines for PNMR Officers”), for all NEOs requiring that they hold from three (3) to five (5) times base salary in PNMR shares depending on the NEO’s position. See the Equity Ownership Holding Guidelines section of Additional Information.
•Minimal Dilution – As the Company’s practice is to only use shares that are acquired on the open market to satisfy awards under the PEP, our equity compensation practices result in minimal dilution. More discussion appears in the Equity Compensation section of Elements of Executive Compensation.

What We Don’t Do

•No employment contracts with our CEO or other NEOs.
•No individual change in control agreements with our CEO or other NEOs.
•No discounted stock options or SARs.
•No excise tax gross-ups.
•No repricing of stock options or SARs without prior shareholder approval.
•No share recycling of stock options or SARs.
•No evergreen provisions within the PEP.
•No dividends or dividend equivalents on unvested RSAs or unearned PSs.
•No hedging or monetization transactions (such as zero-cost collars and forward sales contracts, which would allow for locking in much of the value of Company securities) permitted by Officers, directors or employees.
•No short sales of Company securities by any Officer, director or employee.
•No pledging of Company securities by our executive officers, including NEOs, or directors.

Results of 2023 Say-on-Pay Shareholder Advisory Vote

Our shareholders cast an advisory Say-on-Pay vote on executive compensation at the May 2023 annual meeting. The holders of 96.0% of the shares, present in person or by proxy and entitled to vote at the 2023 annual meeting, approved, on an advisory basis, the compensation of our NEOs disclosed in our 2023 proxy statement. The Compensation and HC Committee reviewed the outcome of the 2023 Say-on-Pay advisory vote and considered it to be strong approval by our shareholders. Therefore, the Compensation and HC Committee determined that significant changes to our executive compensation programs were not warranted and accordingly our current compensation philosophy remains consistent with the prior year. At our 2024 Annual Meeting, shareholders will again have the opportunity to cast an advisory Say-on-Pay vote regarding the compensation of our NEOs, as disclosed in this CD&A and the accompanying tables.

The Compensation and HC Committee continues to review our executive compensation practices and policies at regular intervals to ensure alignment with competitive pay practices and in response to other factors such as the contemplated Merger with Avangrid. Furthermore, we continue to engage with our shareholders on a variety of topics, including executive compensation. The Compensation and HC Committee considers shareholder feedback in making its compensation decisions.

ELEMENTS OF EXECUTIVE COMPENSATION

Our executive compensation program is generally designed to maintain an appropriate and competitive balance between fixed pay (base salary) and variable pay or “at risk” incentives (annual and long-term incentives) under our AIP and LTIP, respectively. The program typically consists of three core elements that comprise TDC – base salary, AIP and LTIP awards that are targeted around the median level of compensation paid to executive officers of similar companies in the 2023 Benchmark Data (as described in the Role of the Independent Compensation Consultant section of Administration and Resources).  The annual and long-term incentives are structured to reward the achievement of strategic, financial and operational performance goals.  As the NEO with the highest level of responsibility, the CEO generally has the greatest variability in TDC. The targeted level of each element of compensation is independently set at approximately the market median range and then appropriate adjustments are made based on each NEO’s performance, experience and strategic role to the Company. If the Compensation and HC Committee increases an NEO’s base salary, it also considers the resulting impact on annual and long-term performance-based incentive compensation levels and benefits. Following is a summary of compensation and benefits provided to our Officers.

Compensation Component	Key Characteristics	Purpose
Base Salary	•Fixed amount of cash compensation based on an Officer’s role, experience and responsibilities
•Compensate Officers for scope of responsibilities, previous experience, individual performance and business area performance
•Provide base compensation at a level consistent with our compensation philosophy

AIP
•Variable annual cash incentive based on corporate performance metrics with threshold, target and maximum opportunities for each Officer. Incentive EPS threshold must be achieved to receive any incentives and awards are capped at a maximum of two-times the target bonus amount
•Reward and motivate Officers for achieving annual financial and operating goals across the organization •Link annual pay with annual performance
LTIP
•Awards are a combination of PSs and RSAs. PS awards represent variable compensation incentive based on long-term corporate performance metrics, typically with a three-year performance period and generally granted annually. Amounts actually earned will vary based on corporate performance and the Officer’s position

•Reward Officers for achieving long-term business objectives by tying incentives to long-term performance (PSs)
•Align the interests of the Officers and the shareholders (PSs and RSAs)
•Enhance retention of Officers

Deferred Compensation and Retirement Benefits	•A broad-based 401(k) retirement plan and a non-qualified supplemental retirement savings plan •A frozen defined benefit plan for employees hired prior to January 1, 1998	•Enhance recruitment and retention by aligning benefits with competitive market practices •Provide for future retirement of Officers

Compensation Component	Key Characteristics	Purpose
Supplemental Benefits & Perquisites
•Generally limited to perquisites such as additional officer life insurance, long term disability, executive physicals, financial planning and the ECP. The ECP is limited to $23,000 for the CEO and President and COO, and $18,000 for the EVP and SVPs
•Align with market practices to provide reasonable supplemental benefits
Potential Severance Benefits and Change in Control	•These amounts are payable only if employment is terminated under certain conditions (i.e., double trigger)
•Support the objective assessment and execution of potential changes to the Company’s strategy and structure by our Officers
•Enhance retention of management by reducing concerns about employment continuity

Merger-Related Arrangements	•Special RSAs designed to require continued employment for a period of time •Special cash bonuses to incentivize continued employment and/or past performance
•Special retention agreements to certain NEOs to incentivize them to remain employed during the pending decision relating to the contemplated Merger and for a transition period beyond termination of the Merger.

Below are detailed descriptions of components of our executive compensation program as well as certain changes made to our 2023 and 2024 executive compensation plans and programs to (i) further align the structure of the program with shareholders’ interests and current market practices and conditions and (ii) implement certain special arrangements that were previously anticipated prior to the recent termination of the Merger.

Cash Compensation

Base Salary

Base salary is the fixed component of compensation paid to each NEO for effectively discharging the duties and responsibilities of his or her position.  An NEO’s base salary is determined by considering a variety of factors including, but not limited to:

•Scope of responsibilities,
•Previous experience,
•Individual performance,
•Base salaries for comparable NEOs within the PNMR Peer Group,
•Base salaries as reported in compensation surveys, such as the WTW General Industry Executive Survey Report - U.S., and
•Recommendations from our independent executive compensation consultant, Pay Governance.

Annually, the Compensation and HC Committee considers all of these factors in recommending the base salary of the CEO (which is approved by the independent members of the Board) and in setting the base salary of all other NEOs. Salary adjustments, if any, are based on the median of base salaries revealed by benchmarking comparable positions, described in the Role of the Independent Compensation Consultant section of Administration and Resources, as well as the Company’s performance, internal pay equity among the Officers and the Compensation and HC Committee’s evaluation of the individual NEO’s performance.  Performance is primarily measured on the basis of corporate and individual performance, with applicable goals and objectives being established at the beginning of each year.

At its February 2023 meeting, after reviewing the 2023 Benchmark Data, recommendations from management and Pay Governance, and considering the Company’s performance and strategic objectives, as well as each NEO’s performance in 2022, the Compensation and HC Committee approved increases in base salaries, effective March 2023, for certain of the NEOs, with the independent members of the Board approving an increase for our CEO. The following sets forth our CEO and other NEO’s base salaries in 2022 and as increased in 2023.

NEO BASE SALARY

NEO	2022 Base Salary	2023 Base Salary
Patricia K. Collawn	$1,017,056	$1,088,250
Joseph D. Tarry	$505,000	$540,350
Patrick V. Apodaca	$393,317	$412,983
Elisabeth A. Eden	$375,000	$401,250
Ronald N. Darnell	$320,762	$336,801

Annual Incentive Awards
The AIP provides annual cash incentives to reward the NEOs for the achievement of annual financial and operating goals and to reinforce the Company’s pay for performance philosophy.  Our philosophy is to set the AIP award opportunities at the approximate median for NEOs in comparable positions based on a benchmarking analysis, which for 2023 consisted of the 2023 Benchmark Data.  The table below shows the 2023 AIP target award opportunity as compared to the 2022 AIP target award opportunity.

NEO ANNUAL INCENTIVE AWARD OPPORTUNITY

Position	2022 Target Opportunity[1]	2023 Target Opportunity[1]
Patricia K. Collawn	115%	115%
Joseph D. Tarry	70%	70%
Patrick V. Apodaca	55%	55%
Elisabeth A. Eden	60%	60%
Ronald N. Darnell	55%	55%
1 As a percentage of Base Salary. The threshold opportunity is half of the target opportunity and the maximum opportunity is two times the target opportunity.
The 2023 financial and operating performance goals and performance results are illustrated on page 59. The Compensation and HC Committee considers the target performance goals to be rigorous, but reasonably achievable. Maximum performance levels are designed to be difficult to achieve.
The Compensation and HC Committee approved the 2023 AIP for the performance period January 1, 2023 to December 31, 2023. The performance metrics are: Incentive EPS (weighted 60%), reliability (weighted 20%) and customer satisfaction (weighted 20%). The reliability metric is designed to promote system reliability for customers by including a performance goal that measures the duration of interruptions on the electric system. We continue to focus on customer satisfaction by aligning operations and programs to improve the customer experience and to better serve our customers’ evolving needs in a rapidly changing energy landscape, which we believe ultimately benefits the Company and our shareholders.
For 2023, the Company and individual NEOs achieved maximum performance results for the Incentive EPS performance goal. The customer satisfaction performance goal comprises two measurements: the PNM Research and Polling Survey, which was achieved at the below threshold level, and TNMP Retail Energy Provider (REP) Satisfaction: which was achieved at the maximum level. The reliability performance goal was achieved at between the threshold and target levels. See page 59 for the Corporate Scorecard table in the NEO Incentive Goals and Results section.
No AIP award is paid if the performance for the Incentive EPS is below threshold level (even if reliability and customer satisfaction metrics are above threshold) and annual incentive awards are capped at the maximum opportunity, 200% of target. Straight-line interpolation determines the bonus payout for performance that falls between threshold and target or between target and maximum levels. For 2023, the Compensation and HC Committee did not exercise its discretion to increase or decrease awards to any NEO.

Retention Agreements

On December 5, 2023, the Board (and the independent directors of the Board, in the case of Ms. Collawn) approved Employee Retention Agreements with Ms. Collawn and Mr. Apodaca to address the unique circumstances surrounding the Merger. On

December 4, 2023, the Compensation and HC Committee approved an Employee Retention Agreement with Mr. Tarry. The Retention Agreements were intended to incentivize the NEOs to continue their employment during the pending decision relating to the Merger as the Company determined that continuity in leadership would be crucial to maintaining operational stability and shareholder value during the continued uncertainty surrounding the Merger. Pursuant to Ms. Collawn’s Retention Agreement, she received a retention bonus that included a payment of $375,000 in December 2023 and an award of 26,766 restricted stock rights if she remains employed through the award’s vesting date, which is the earliest of (1) 24 months from the grant date, (2) the closing of the Merger, or (3) six months following the date on which the Company or Avangrid decides to abandon the Merger. Pursuant to Mr. Apodaca’s Retention Agreement, he received a retention bonus that included a payment of $125,000 in December 2023 and an award of 8,922 restricted stock rights if he remains employed through the award’s vesting date, which is the earliest of (1) 24 months from the grant date, (2) the closing of the Merger, or (3) six months following the date on which the Company or Avangrid decides to abandon the Merger. In light of certain restrictions under the Merger agreement, Mr. Tarry’s Retention Agreement was structured to provide for a retention bonus of $1,000,000, with 25% of such retention bonus paid in December 2023, 25% of such retention bonus payable in December 2024, and 50% of such retention bonus payable in December 2025, provided that Mr. Tarry remains employed through the applicable vesting dates and provided further that the Compensation and HC Committee may elect to convert Mr. Tarry’s retention bonus, or any portion thereof, into restricted stock rights at any time before the applicable vesting date pursuant to the terms of his Retention Agreement. Following the termination of the Merger, in April 2024, to better align Mr. Tarry’s incentives with shareholders, the Compensation and HC Committee converted Mr. Tarry’s unvested cash retention bonus into restricted stock rights of equivalent value, subject to the same vesting and payment schedule. In the event that an executive’s employment ends prior to a vesting date applicable to his or her retention bonus, depending on the circumstances of his or her departure, the executive may be entitled to receive his or her retention bonus in accordance with the terms and conditions of the executive’s Retention Agreement. The Retention Agreements were approved to address the specific needs of the Company surrounding the pendency and uncertainty of the Merger. Given these unique circumstances, the Company does not anticipate providing for further retention benefits.

Equity Compensation

The Company has not used newly issued shares or treasury shares to satisfy any equity awards granted under the PEP. Because the Company’s past and current practice is to only use shares acquired on the open market to satisfy awards of earned PSs and vested RSAs, the vesting of these awards does not increase the number of shares outstanding and does not have a dilutive impact on our shareholders. However, the awards are considered to be dilutive securities in the computation of earnings per share during the period from granting of the award until the awards are earned or become vested. The dilutive impact of these awards on earnings per share has not been significant.

Long-Term Incentive Awards

Consistent with past years, for 2023, long-term incentive awards under the LTIPs are delivered 70% in PSs and 30% in RSAs. For these years, the LTIPs have had the same award mix of 70% PSs (earned at the end of the respective three-year performance period) and 30% RSAs (discretionary awards based on each NEO’s position and base salary that are granted at the end of the respective three-year performance period and then vest equally over a three-year period thereafter). The 2021 LTIP award opportunities were benchmarked to the median of comparable positions in the 2021 Benchmark Data described in our 2022 proxy statement and the 2023 LTIP award opportunities were benchmarked to the median of the 2023 Benchmark Data.

The PSs awarded under the LTIPs are tied to three-year performance measures designed to support long-term goals. For 2022 and 2023, we used the two following performance metrics for the LTIP PS awards:
•Earnings Growth (targets are determined by the Board based on the Company’s long-range operating plan), and
•FFO/Debt Ratio (targets are determined by the Board based on the Company’s long-range operating plan).

From 2015 through 2021, we also used relative TSR as a metric. The Compensation and HC Committee had elected to suspend use of relative TSR as a metric in the LTIP given the contemplated Merger. As described in 2024 Compensation Actions, for 2024, the Compensation and HC Committee reintroduced relative TSR as a performance metric.

Together, these LTIP performance measures are designed to align our NEOs’ and other Officers’ interests with the long-term interests of the Company and our shareholders by tying incentives to earnings growth and credit metric objectives. For additional information on the calculation of the non-GAAP financial measures of Earnings Growth and FFO/Debt Ratio, please see the Glossary of terms Used in this Proxy beginning on page ii and Adjustments for Certain Items on page 54.

The LTIP payout timeline demonstrates the long-term orientation of these plans. Individual opportunities under each LTIP are established in year one, earned over the three-year performance period, with PSs generally delivered early in year four and RSAs generally granted early in year four and vesting over a three-year period, following the grant date.

Settlement of 2021 LTIP Awards for the Performance Period 2021-2023

The NEOs earned PS awards under the 2021 LTIP at 113% of target, based on achieving Earnings Growth at the maximum level (weighted at 50%), relative TSR at the below threshold level (weighted at 25%) and FFO/Debt Ratio at the threshold level (weighted at 25%). The FFO/Debt Ratio performance metric excludes, among other things, the impact of acquisition activities. Performance results and related PSs received by the NEOs in March 2024, under the 2021 LTIP, were reviewed and approved by the Compensation and HC Committee and the independent members of the Board at its meeting in March 2024. The RSAs (that vest equally over a three-year period) were granted in February 2024. More detail can be found on page 59 in the Summary of Executive Compensation-Long-Term Incentive Awards section of 2023 NEO Compensation Information.

2023 LTIP Award Opportunities for the Performance Period 2023-2025

In February 2023, the Compensation and HC Committee approved the 2023 LTIP for the three-year performance period of 2023-2025; incentives, if earned, are anticipated to be awarded in early 2026. The 2023 LTIP reflects a continued focus on Earnings Growth. The PS award opportunities under the 2023 LTIP are based on Earnings Growth (weighted at 50%) and FFO/Debt Ratio (weighted at 50%). The 2023 LTIP target PS award opportunities for NEOs are shown in the table below. The PS and RSA opportunities, including the threshold, target and maximum levels determined by the Compensation and HC Committee for Earnings Growth and FFO/Debt Ratio under the 2023 LTIP, are set forth under the Summary of Executive Compensation-Long-Term Incentive Awards section of 2023 NEO Compensation Information on page 59.

In March 2024, the Compensation and HC Committee and Board amended the 2023 LTIP to provide for full (rather than pro-rata) earned PS award payments upon an NEO’s qualifying change in control termination, which is consistent with the Company’s past practices. In addition, the Company further amended the 2023 LTIP with respect to Ms. Collawn and Mr. Apodaca to provide for a pro-rata payment of the earned PS awards under the same conditions as other NEOs; namely, by providing for a pro-rata payment of the earned PS awards upon termination of employment due to retirement, which is consistent with the Company’s past practices and the terms of the 2023 LTIP for the remaining NEOs.

NEO LONG-TERM
INCENTIVE AWARD OPPORTUNITY

	2022 LTIP			2023 LTIP
Position	Total Target Opportunity[1]	PS	RSA	Total Target Opportunity[1]	PS	RSA
Patricia K. Collawn	290%	203%	87%	290%	203%	87%
Joseph D. Tarry[2]	165%[2]	115.5%	49.5%	165%	115.5%	49.5%
Patrick V. Apodaca	85%	59.5%	25.5%	85%	59.5%	25.5%
Elisabeth A. Eden[3]	85%[3]	59.5%	25.5%	85%	59.5%	25.5%
Ronald N. Darnell	85%	59.5%	25.5%	85%	59.5%	25.5%
1 As a percentage of base salary for the time period in which the NEO serves in the applicable position. The total target opportunity is comprised of a mix of 70% PSs and 30% RSAs. For PSs only, the threshold opportunity is half of the target opportunity and the maximum opportunity is two times the target opportunity. Such award opportunities were determined based on the NEO’s respective position and base salary.
[2] Effective May 21, 2022, Mr. Tarry was promoted to President and COO of the Company from his prior position as SVP and CFO. In connection with his promotion, Mr. Tarry’s target award opportunity under the 2022 LTIP increased from 150% to 165%. Such increases are only applicable for the portion of 2022 during which he served as President and COO.
[3] Effective May 21, 2022, Ms. Eden was promoted to SVP, CFO and Treasurer of the Company from her prior position as Vice President and Treasurer. In connection with her promotion, Ms. Eden’s target award opportunity under the 2022 LTIP increased from 50% to 85%, applicable for the portion of the year during which she served as SVP, CFO and Treasurer.

Deferred Compensation and Retirement Benefits

Our NEOs participate in the Company’s RSP (a broad-based 401(k) plan) and a non-qualified supplemental deferred compensation plan, the ESP II – which runs side-by-side with the RSP. Mr. Tarry also participates in the ERP, a traditional defined benefit plan, which was frozen to employees hired on or after January 1, 1998. These programs are described in more detail beginning on page 64.

Supplemental Benefits and Perquisites

In order to attract and retain key executive talent in an increasingly competitive marketplace, the Company provides its NEOs reasonable supplemental benefits as a part of their overall compensation and benefits. The 2023 supplemental benefits include: company-paid life insurance for NEOs, long term disability insurance, executive physicals, financial planning and the ECP. For Ms. Collawn, the Company also provides home security. The supplemental benefits are set forth in footnote 5 of the SCT on page 57.

Potential Severance Benefits

The Company offers severance benefits to the NEOs to mitigate the possible difficulty they may have finding comparable employment, within a reasonable period of time, following a separation from service.  Under our Severance Plan, benefits are only payable if the NEO’s position is eliminated through no fault of his or her own.  The Severance Plan and related benefits are described in more detail on page 68.

Potential Change in Control Benefits

The Company also recognizes, as is the case with many publicly-held companies, the possibility of a change in control. A change in control, combined with the uncertainty and the questions that it may raise, may potentially result in the departure of key management to the detriment of the Company and our shareholders. This could also impact the Company’s ability to continue to provide efficient and reliable utility services to our customers.  The Company and the Compensation and HC Committee have determined that appropriate steps should be taken to reinforce and encourage the continued attention and dedication of the Company’s key management to their assigned duties and to pursuing corporate transaction activity that is in the best interests of our customers and shareholders and to facilitate recruitment of future employees in the face of potentially challenging circumstances arising from the possibility of a change in control of the Company.  The Company and the Compensation and HC Committee have also concluded that it is appropriate to provide competitive and fair compensation and benefits to employees terminated under these circumstances through our Retention Plan.

The Retention Plan provides the NEOs with benefits if their employment is terminated, under certain circumstances, within 24 months following a change in control of the Company.  The purpose of our Retention Plan is to better align the NEOs’ interests with the interests of our shareholders and to provide the NEOs with reasonable protection from loss of employment resulting from a change in control.  The provision of benefits pursuant to the Retention Plan also facilitates our recruitment and retention of talented NEOs by providing reasonable and expected protections.  Our Retention Plan and change in control benefits are described in more detail beginning on page 68.

ADMINISTRATION AND RESOURCES

Roles of the Compensation and HC Committee, Board of Directors and Executive Officers

Pursuant to its role as assigned by the Board, the Compensation and HC Committee is primarily responsible for the design and administration of our executive compensation program.  Additionally, our Board, our NEOs and an independent compensation consultant play important roles. The Compensation and HC Committee establishes and periodically reviews all elements of our executive compensation program.  The ultimate responsibility for determining the level of compensation paid to each of the NEOs, other than the CEO, resides with the Compensation and HC Committee.  For the CEO, the Compensation and HC Committee makes a recommendation to our independent directors of the Board (a group that includes, but is not limited to, the members of the Compensation and HC Committee) regarding the level of the CEO’s compensation and the final decision is made by the independent directors. The Board, based on the recommendations of the Compensation and HC Committee, approves all equity compensation plans and equity awards for Officers.  In setting (or recommending in the case of the CEO) specific compensation levels, the Compensation and HC Committee considers the CEO’s evaluation of the NEOs and the self-evaluation prepared by the CEO. The independent members of the Board take into consideration their evaluation of the CEO’s performance when approving or setting the CEO specific compensation levels. The CEO recommends corporate-level performance goals to the Compensation and HC Committee for approval.  The CEO provides regular input to the Compensation and HC Committee with respect to the overall structure of the executive compensation program, including how the program effectively aligns with the Company’s strategic objectives. However, the final decision related to the executive compensation program rests with the Compensation and HC Committee, with approval of the independent members of the Board, for all Officer equity plans, Officer equity awards and CEO compensation.

Role of the Independent Compensation Consultant

Pursuant to its charter, the Compensation and HC Committee selects and retains an independent compensation consultant (at the Company’s expense) whose services include: providing peer group and market compensation data, providing information on trends and regulatory issues affecting executive pay, performing competitive market analysis, recommending compensation program and plan changes and recommending Officer compensation structure and levels.  In May 2013, the Compensation and HC Committee selected Pay Governance to be its independent compensation consultant pursuant to the Compensation and HC Committee’s Policy Governing Fees and Services for Executive Compensation Consultants. Prior to engaging Pay Governance, and then on an annual basis, most recently at its December 2023 meeting, the Compensation and HC Committee evaluated Pay Governance’s independence as its compensation consultant by considering each of the independence factors specified by the NYSE and the SEC. Based on the evaluation, the Compensation and HC Committee determined that no conflict of interest exists that would prevent Pay Governance from independently advising the Compensation and HC Committee. On occasion, the independent compensation consultant provides information to the members of management, but all its services are provided and performed at the request of and pursuant to instructions provided by the Compensation and HC Committee or the Nominating Committee. None of the NEOs are present during the Compensation and HC Committee’s discussions with the independent consultant regarding his or her individual compensation. During 2023, no services were provided to the Company by Pay Governance, other than the services that are described in this proxy statement.

The Compensation and HC Committee strives to provide target compensation opportunities that are at the median TDC of the appropriate benchmark group of companies, which reflect the market within which PNMR competes for executive talent. Information referenced in 2022 to assist in setting 2023 compensation levels was obtained and analyzed as follows:

•Management engaged WTW to perform a competitive assessment of the Company’s executive compensation program, including compensation opportunity levels for the CEO and other NEOs (the “WTW study”). Pay Governance reviewed the approach and the findings of the WTW study.
•The WTW study compared our NEO compensation to (1) market data for the PNMR Peer Group described below and (2) market data from the companies (listed in Appendix A) comprising the WTW 2022 General Industry Executive Survey Report - U.S. of general industry companies with data regressed to companies similarly sized to PNMR.
•For corporate-function roles, such as those of our NEOs, talent may be recruited by or lost to companies that are similar in size to the Company, which may or may not be in the utility/energy sector. Therefore, to determine overall market compensation levels, the benchmark analysis used the 2023 Benchmark Data.
•The median compensation levels of the 2023 Benchmark Data were the primary reference points used by the Compensation and HC Committee to evaluate the competitiveness of executive compensation. The Compensation and HC Committee used these figures to benchmark base salary, TCC and TDC paid to the NEOs (both individually and as a group) to similar types and elements of compensation paid to executives holding comparable positions in the marketplace.

PNMR Peer Group

Our peer group has been consistent from year to year and adjusted as needed for changes in the peer group due to mergers and acquisitions. The PNMR Peer Group was developed to reflect similarly sized utility companies that reflect the competitive market in which we might compete for talent. Prior to setting compensation levels for 2023, the Compensation and HC Committee determined that the PNMR Peer Group continued to be an appropriate peer group, based on the following criteria:

1.	Ownership structure (publicly-traded),
2.	Business focus (electric or natural gas utility and multi-utility companies),
3.	Size (between one-third and three times the Company’s size in terms of revenues),
4.	Organizational complexity,
5.	Operational characteristics (such as nuclear generation ownership, multi-state regulated utilities), and
6.	Likely competition for executive talent.

The following table lists the companies that comprised the PNMR Peer Group used in the 2022 Benchmark Data to set 2023 compensation levels.
PNMR PEER GROUP

ALLETE, Inc.	IDACORP, Inc.	ONE Gas, Inc.
Alliant Energy Corporation	MDU Resources Group, Inc.	Pinnacle West Capital Corporation
Avista Corporation	New Jersey Resources Corporation	Portland General Electric Company
Black Hills Corporation	NorthWestern Energy Group, Inc. *	Southwest Gas Holdings, Inc.
Hawaiian Electric Industries, Inc.	OGE Energy Corporation
* NorthWestern Corporation changed their name to NorthWestern Energy Group in connection with their transition to a holding company structure

2024 COMPENSATION ACTIONS

In February 2024, the Compensation and HC Committee approved the following 2024 compensation actions. The Compensation and HC Committee increased the annual base salaries payable to our NEOs (with the independent directors approving the base salary increase for our CEO), effective March 16, 2024. The base salary increases were based on corporate and individual performance and on the current median base salaries for the corresponding executive positions in the 2024 Benchmark Data. The 2024 base salary increases are as follows: Ms. Collawn from $1,088,250 to $1,164,428; Mr. Tarry from $540,350 to $578,175; Mr. Apodaca from $412,983 to $429,503; and Ms. Eden from $401,250 to $421,313.

As disclosed in our Current Report on Form 8-K filed March 6, 2024, the Compensation and HC Committee also approved the 2024 AIP. The 2024 AIP includes a financial goal of Incentive EPS (weighted 60%) and two operational goals, customer satisfaction (weighted 20%) and reliability (weighted 20%). No incentive award under the 2024 AIP will be paid if performance for the Incentive EPS goal is below the threshold level and incentive awards, if earned, will be capped at the maximum opportunity. Straight-line interpolation will determine the incentive award payout for performance that falls between threshold and target or target and maximum levels.

The Compensation and HC Committee and the Board also approved the 2024 LTIP. The 2024 LTIP award mix is comprised of 70% PSs and 30% RSAs. The PS awards pursuant to the 2024 LTIP for the three-year performance period of 2024-2026 aligns with our pay for performance objectives as well as industry trends and market practices. The PSs under the 2024 LTIP is based on three performance measures: Earnings Growth (targets are determined by the Board based on the Company’s long-range operating plan); FFO/Debt Ratio (targets are determined by the Board based on the Company’s long-range operating plan); and relative TSR weighted 50%, 25% and 25%, respectively. Each of the Earnings Growth, relative TSR and FFO/Debt Ratio performance measures for the 2024 LTIP has a threshold, target and maximum award opportunity. The RSAs issuable pursuant to the 2024 LTIP may be awarded in early 2027, following the end of the performance period, and any awarded RSAs will vest over three years thereafter, subject to the Officers continuing employment on the date the RSAs are granted.

Consistent with the 2021 LTIP, in February 2024, the Compensation and HC Committee approved an award of RSAs under the 2021 LTIP at the end of the three-year performance period in the following amounts: Ms. Collawn 25,727 shares; Mr. Tarry 7,268 shares; Mr. Apodaca 2,861 shares; and Ms. Eden 2,780 shares. These RSAs will vest over a three-year period through March 7, 2027.

On March 1, 2024, the Compensation and HC Committee and Board amended the 2023 LTIP to provide for full (rather than pro-rata) earned PS award payments upon an NEO’s qualifying change in control termination. In addition, the Company further amended the 2023 LTIP with respect to Ms. Collawn and Mr. Apodaca to provide for a pro-rata payment of the earned PS awards under the same conditions as other NEOs - namely, by providing for a pro-rata payment of the earned PS awards upon termination of employment due to retirement, which is consistent with past practice and the terms of the 2023 LTIP for the remaining NEOs.

ADDITIONAL INFORMATION

Corporate Governance

The Company and the Compensation and HC Committee continue to monitor corporate governance best practices and give consideration to incorporating them into our compensation processes and policies, as appropriate.

Sustainability

The Company’s sustainability programs are described on page 11 of this proxy statement. The Board and the Compensation and HC Committee believe that the Company’s compensation program and corporate governance requirements motivate our NEOs to operate the Company’s businesses in a sustainable manner that balances the interests of our customers and our other stakeholders while creating long-term value for shareholders. The Board and the Compensation and HC Committee also believe that our current compensation program, which emphasizes incentive-driven pay earned over the long-term based on PNM Resources’ stock and earnings performance and credit metric objectives, creates a strong incentive for the NEOs to operate the Company’s business in a sustainable manner. Our share price and earnings performance and financial strength are likely to be enhanced by our utility subsidiaries delivering sustainable, diverse and affordable power in ways that protect the environment, ensure reliability and increase the use of renewable energy.

Clawback Policy

In August 2023 to comply with the recently effective NYSE rules, the Board approved an updated Clawback Policy that became effective as of December 1, 2023. The Clawback Policy applies to PNMR’s current and former Section 16 officers and any other current or former Officer of PNMR who receives any incentive compensation (each a “Covered Individual”). The policy applies to all incentive compensation, including any AIP awards and equity-based compensation. Clawback under the policy is triggered by (1) an accounting restatement due to material noncompliance of the Company with any financial reporting requirements under the securities laws (a “Restatement”) or (2) any improper conduct by a Covered Individual. If a Restatement occurs, the Company will recover the difference between the amount of incentive compensation paid to the Covered Individual and the amount that should have been paid to such Covered Individual in the absence of the Restatement. If a Covered Individual engages in improper conduct, the Company may recover the full amount of any incentive compensation that is attributable or relates to the period during which the improper conduct occurred. Any clawback that is triggered by the NYSE rules shall be handled in accordance with such rules.

Insider Trading Policy; No Hedging or Pledging of Company Stock

As discussed on page 11 of this proxy statement, the Company’s Insider Trading Policy prohibits all Officers, directors and employees from engaging in hedging or monetization transactions that allow a person to lock in much of the value of his or her Company securities, such as zero-cost collars and forward sales contracts. Further, our Insider Trading Policy prohibits all directors and executive officers, including the NEOs, from pledging Company securities as collateral for a loan.

Double Trigger Vesting Following a Change in Control

The PEP includes, as a general rule, double trigger vesting following a change in control.  Double trigger vesting results only if an NEO is terminated without cause or is constructively terminated following a change in control. See Payments Made Upon a Change in Control section of 2023 NEO Compensation Information beginning on page 68.

CEO and Officer Succession Planning

The Board, including the members of the Compensation and HC Committee, reviews the CEO and Officer succession planning on an annual basis. The succession planning process is designed to ensure that internal candidates are identified and developed well before the position may need to be filled. The succession planning process addresses both short-term and long-term potential succession needs.

Equity Ownership Holding Guidelines

To maintain alignment between our NEOs and shareholders, the Company continues to provide equity-based compensation and has adopted ownership holding guidelines, the Equity Ownership Guidelines for PNMR Officers, as amended. The ownership holding guidelines provide that each NEO should own PNMR equity having a value equal to a specified multiple of the NEO’s base salary.  The multiples range from three (3) to five (5) times base salary, depending upon the position of the NEO.  The ownership holding guidelines also require that each NEO retain 100% of any equity he or she receives under our PEP (after withholding to satisfy tax obligations) until he or she has achieved the applicable guideline multiple, including after subsequently falling below the applicable guideline multiple.

The Compensation and HC Committee believes these guidelines further align the interests of NEOs with the interests of shareholders by ensuring that the NEOs maintain a significant long-term stake in the Company and are subject to the risks of equity ownership.  All equity that the Officer holds either directly or indirectly, including any unvested RSAs, any earned PSs, any investment in the PNM Resources, Inc. Common Stock Fund held in the RSP and any hypothetical investment in the PNM Resources, Inc. Common Stock Fund held in the ESP II, count toward compliance with the ownership holding guidelines.  The Compensation and HC Committee reviews compliance with the ownership holding requirements on an annual basis for all NEOs and did so most recently at its February 2024 meeting. As of December 29, 2023, the NEO equity ownership holdings were as noted below:

2023 EQUITY OWNERSHIP HOLDING GUIDELINES

NEO	Holding Requirement as a multiple of base salary*	Actual Holdings as a multiple of base salary*
P. K. Collawn	5X	31.5X
J. D. Tarry	3X	2.5X
P. V. Apodaca	3X	10.0X
E. A. Eden	3X	2.0X
R. N. Darnell	3X	5.7X
* Based on 12/29/2023 closing price on the NYSE of $41.60 and the NEO’s 2023 base salary.

As of December 29, 2023, three of the NEOs exceeded the applicable holding requirements.  Given Mr. Tarry’s and Ms. Eden’s tenures as NEOs, and the equity retention requirements for LTIP award shares, the Compensation and HC Committee believes Mr. Tarry and Ms. Eden are making reasonable progress towards achieving the holding guidelines. The current holdings of each NEO are shown on page 19.

Impact of Tax and Accounting Requirements

The Compensation and HC Committee evaluates costs and cash flow implications of compensation to maximize financial efficiencies.  Since the repeal of the performance-based exception to the deduction limit in the Tax Code, deductibility is no longer a significant factor in determining executive compensation. In 2023, we paid compensation for our NEOs of approximately $5.3 million that may not be deductible for tax purposes.
Adjustments for Certain Items

Consistent with past practice and based on criteria determined at the beginning of the performance period, the Compensation and HC Committee may, subject to compliance with an applicable plan or award agreement(s) as well as applicable law or regulations, adjust the performance measures underlying certain incentive compensation awards to eliminate the effects of certain items.  The adjustments are intended to ensure that award payments are based on the underlying performance of the Company’s core business and are not artificially inflated or deflated due to such effects in the award year.  The adjustments made for 2023 award calculations for Incentive EPS, Earnings Growth and the FFO/Debt Ratio are reflected in the definitions as set forth in the Glossary of Terms Used in this Proxy.  These defined terms are used solely for measuring performance for compensation purposes and should not be considered earnings guidance by the Company.

COMPENSATION AND HUMAN CAPITAL COMMITTEE REPORT
ON EXECUTIVE COMPENSATION

The Compensation and HC Committee has reviewed and discussed the Compensation Discussion and Analysis with the Company’s management and, based on such review and discussion, recommended to the Board its inclusion into the 2024 proxy statement and the Company’s Annual Report on Form 10-K for the year ended December 31, 2023.

The Compensation and HC Committee is pleased to submit this report to the Company’s shareholders.

Members of the Compensation and HC Committee:

E. Renae Conley, Chair
Vicky A. Bailey
Norman P. Becker
Maureen T. Mullarkey

2023 NEO COMPENSATION INFORMATION

SUMMARY OF EXECUTIVE COMPENSATION

The table following summarizes the total compensation paid to or earned by the NEOs for the years ending December 31, 2023, 2022, and 2021.

SUMMARY COMPENSATION TABLE

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Non-Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
		(1)		(2)		(3)	(4)	(5)
Patricia K. Collawn, Chair and CEO (6)	2023	1,071,821	375,000	3,998,365	—	1,802,142	—	423,505	7,670,833
	2022	1,005,880	—	2,460,988	—	1,497,107	—	1,632,600	6,596,575
	2021	957,981	740,000	2,461,055	—	—	—	1,435,703	5,594,739
Joseph D. Tarry, President and COO (6)	2023	532,192	250,000	833,200	—	544,673	1,553	166,902	2,328,520
	2022	480,717	—	517,195	—	439,013	—	149,674	1,586,599
	2021	409,231	—	310,485	—	370,139	—	92,519	1,182,374
Patrick V. Apodaca SVP, General Counsel and Secretary (6)	2023	408,445	125,000	683,915	—	327,083	—	144,539	1,688,982
	2022	389,826	—	286,165	—	276,895	—	113,630	1,066,516
	2021	375,648	140,000	300,001	—	—	—	91,463	907,112
Elisabeth A. Eden, SVP, CFO and Treasurer (7)	2023	395,192	70,000	318,702	—	346,680	—	142,416	1,272,990
	2022	354,716	—	201,430	—	260,250	—	118,524	934,920
Ronald N. Darnell, Former SVP, Public Policy (8)	2023	201,833	—	272,612	—	141,777	—	74,773	690,995
	2022	318,259	—	234,486	—	225,817	—	123,481	902,043
	2021	308,171	—	246,984	—	274,430	—	159,065	988,650

(1)    2023 salary amounts include cash compensation earned by each NEO during 2023, and in the case of Mr. Darnell, included payment of unused Paid Time Off upon his retirement. This also includes any amounts earned in 2023 but contributed into the RSP and the ESP II. For amounts deferred pursuant to the ESP II, see the 2023 Non-Qualified Deferred Compensation table.

(2)    Represents the grant date fair value of all stock awards calculated in accordance with FASB ASC Topic 718. For 2023, the amount indicated is the aggregate grant date fair value of all grants of (A) RSAs granted on February 28, 2023 (shown as RSA in the GPBA Table) and (B) PS awards (shown as PS in the GPBA Table), based on the target level of performance, which the Company considered the probable outcome on the grant date. The assumptions used in determining the grant date fair value of stock awards are set forth in Note 12 of the Consolidated Financial Statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023.  The actual cash value that the NEO may realize on the vesting of the RSAs or PSs will depend on the number of shares that ultimately vest, the market price of our common stock at the date of vesting, and ultimately, the value received by the employee on the sale of the stock.  RSAs vest over a three-year period beginning on March 7th following the first anniversary of the grant date.  The following table shows the grant date fair value of all 2023 stock awards assuming maximum performance of the 2023 LTIP PSs (shown as PS in the GPBA Table) and the actual RSA awards shown in the GPBA Table. As discussed above, the amount reflected in column (e) of the SCT assumes target performance of PS awards. Both column (e) of the SCT and the following table also include the grant date fair value of the actual RSA awards.

Grant Date Fair Value Assuming Maximum

Name	Grant Date Fair Value of Actual RSA, Maximum PS Awards ($)
P. K. Collawn	6,062,977
J. D. Tarry	1,416,451
P. V. Apodaca	917,923
E. A. Eden	541,805
R. N. Darnell	463,443

(3)    Column (g) of the SCT for 2023 reflects the actual amount of annual incentive cash awards earned in 2023 under the 2023 AIP (shown as AIP awards in the GPBA Table).

(4)    There are no above-market or preferential rate earnings to report for the ESP II. Only Mr. Tarry participates in the ERP and is eligible for post-retirement medical benefits.

(5)    The following table reflects the types and dollar amounts of perquisites, additional compensation and other personal benefits provided to the NEOs during 2023.  For purposes of computing the dollar amounts of the items listed below, we used the actual out-of-pocket costs to the Company of providing the perquisite or other personal benefit to the NEOs. The NEOs paid any taxes associated with these benefits without reimbursement from the Company.

(6) The Company executed retention agreements with Ms. Collawn and Mr. Apodaca effective December 5, 2023 and with Mr. Tarry effective December 4, 2023. The agreements included cash payments in 2023 of $375,000, $125,000 and $250,000, respectively. For additional details, please refer to the Retention Agreements section of the Elements of Executive Compensation beginning on page 47.

(7) The Company entered into a retention agreement with Ms. Eden effective October 20, 2020. Per the agreement, Ms. Eden was paid $70,000 at the attainment of the first retention date, January 15, 2023.

(8) Mr. Darnell retired from the Company July 10, 2023.

All Other Compensation Table

Name	Payment of Officer & Management Life Premium ($)	Payment of Long- Term Disability Premium ($)	ECP and Financial Planning Amounts ($)	RSP Company Contri- butions ($)	ESP II Company Contri- butions ($)	Executive Physicals ($)	Security ($)	All Other Compensation (Total) ($)
			(a)		(b)	(c)
P. K. Collawn	3,598	1,445	39,395	46,200	326,295	4,585	1,987	423,505
J. D. Tarry	960	1,445	39,395	41,250	80,537	3,315	—	166,902
P. V. Apodaca	3,262	1,445	34,395	43,500	57,937	4,000	—	144,539
E. A. Eden	960	1,445	33,866	43,500	56,772	5,873	—	142,416
R. N. Darnell	2,093	833	18,000	43,500	10,347	—	—	74,773
(a) Reflects the amounts received by the NEOs under the ECP (described in the Glossary of Terms Used in this Proxy) and the value of the Officer’s financial planning benefit.

(b) Amounts are reflected in column (c) of the 2023 Non-Qualified Deferred Compensation table on page 67. The amounts in this column include legacy supplemental contributions to Ms. Collawn, which were made in 2023.

(c) The Company paid for executive physicals as part of the Annual Executive Physical Program.

Annual Incentive Awards

The objective of the 2023 AIP was to motivate the eligible NEOs to achieve certain performance goals tied to the Company’s financial and operational results. In order to ensure that awards were funded by the Company’s earnings, no awards were to be made under the 2023 AIP unless the Company achieved Incentive EPS of at least $2.65.  Maximum awards were to be made at Incentive EPS levels of $2.82 or higher.  In 2023, the Company’s Incentive EPS for the eligible NEOs was $2.82 resulting in achievement of maximum performance level. The Company achieved between threshold and target performance level for the reliability goal. Customer Satisfaction is comprised of two measurements, the PNM Research and Polling Survey, achieved at the below threshold performance level, and TNMP REP Satisfaction, achieved at the maximum performance level. See the performance results noted on the corporate scorecard below.

The 2023 AIP plan goals were established for the participating NEOs in order to achieve alignment with the corporate strategy of the Company.  A more detailed description of each listed NEO’s award opportunities and performance goals under the 2023 AIP, as well as the actual awards approved in February 2024, are set forth below.

NEO Incentive Goals and Results

CORPORATE SCORECARD

Goal	Weight	Threshold 50%	Target 100%	Maximum 200%	2023 Results	Weighted Results
PNMR Incentive EPS	60% of Scorecard	≥$2.65/share	≥$2.72/share	≥$2.82/share	$2.82/share (200% of target award level) [1]	120%
Customer Satisfaction (measured by PNM Research and Polling Survey) (weighted average score)	15% of Scorecard	7.6	7.7	8.0	7.3 (0% of target award level)	0%
Customer Satisfaction (measured by TNMP REP Satisfaction) (weighted average score)	5% of Scorecard	3.7	3.9	4.3	4.4 (200% of target award level)	10%
Reliability (measured by PNM & TNMP SAIDI) (weighted respectively, 70% - 30%)	20% of Scorecard	107	102	94	105 (68% of target award level)	14%
Aggregate Performance Results						144%
1 $2.82/share performance results in a 200% multiplier for the Incentive EPS goal. When the 60% weighting is applied, this results in a 120% weighted score.
Under the 2023 AIP, Ms. Collawn was eligible to receive a target award level of 115% of her base salary as of December 31, 2023. Based on Ms. Collawn’s aggregate performance results, she received an award equal to 166% of her base salary.
Under the 2023 AIP, Mr. Tarry was eligible to receive a target award level of 70% of his base salary as of December 31, 2023. Based on Mr. Tarry’s aggregate performance results, he received an award equal to 101% of his base salary.
Under the 2023 AIP, Ms. Eden was eligible to receive a target award level of 60% of her base salary as of December 31, 2023. Based on Ms. Eden’s aggregate performance results, she received an award equal to 86% of her base salary.
Under the 2023 AIP, Mr. Apodaca and Mr. Darnell were eligible to receive a target level award of 55% of each of their base salaries as of December 31, 2023.  Based on the aggregate performance results, each received an award equal to 79% of their base salary, which in the case of Mr. Darnell was prorated based on his retirement from the Company on July 10, 2023.

Long-Term Incentive Awards

2023 LTIP Goals for the Performance Period 2023-2025

Consistent with our pay for performance philosophy, 70% of the NEO’s total 2023 long-term incentive compensation opportunities are dependent upon the Company’s achievement of two performance goals (Earnings Growth and FFO/Debt Ratio) over the 2023-2025 performance period. No PSs (shown as PS in the GPBA Table) will be earned by or paid to our NEOs if actual performance over the 2023-2025 performance period is below the threshold levels set forth in the following table.  The remaining 30% of the total 2023 long-term incentive opportunities for NEOs is comprised of RSAs (shown as RSA in the GPBA Table) that will be awarded by the Compensation and HC Committee at the end of the performance period, subject to the Officer’s continuing employment on the date the RSAs are awarded. The RSAs will vest over a three-year period thereafter. Generally, a PS award will not be paid to an Officer who separates from service in the first half of the performance period for any reason other than a qualifying change in control termination. After the first half of the performance period, a prorated PS award will be paid to an NEO who separates from service due to death, disability, impaction or retirement, which will be calculated based on actual performance and the number of full months of service completed by the Officer during the performance period. On March 1, 2024, the Compensation and HC Committee and

Board amended the 2023 LTIP to provide for full (rather than pro-rata) earned PS award payments upon an NEO’s qualifying change in control termination. In addition, the Company further amended the 2023 LTIP with respect to Ms. Collawn and Mr. Apodaca to provide a pro-rata payment of the earned PS awards under the same conditions as other NEOs, namely by providing for a pro-rata payment of the earned PS awards upon termination of employment due to retirement.

2023 LTIP PS AWARDS PERFORMANCE GOAL TABLE

Corporate Goal	Weight	Threshold	Target	Maximum
Earnings Growth	50%	≥ 2.0%	≥ 3.0%	≥ 5.0%
FFO/Debt Ratio	50%	≥13%	≥14%	≥16%

LTIP Awards Earned for the Performance Period 2021-2023

In 2021, the Compensation and HC Committee approved the 2021 LTIP for the three-year performance period of 2021-2023. Information regarding the threshold, target and maximum performance targets for the 2021-2023 performance period under the 2021 LTIP for Earnings Growth, relative TSR (relative to the EEI Index) and FFO/Debt Ratio and the actual 2021-2023 performance results are set forth in the table following.

EARNINGS GROWTH, TSR, AND FFO/DEBT RATIO ACHIEVEMENT
AS OF DECEMBER 31, 2023 FOR PERFORMANCE PERIOD 2021-2023

Corporate Goal	Weight	Threshold	Target	Maximum	2021-2023 Actual Results	Weighted Results
Earnings Growth	50%	≥ 3.0%	≥ 5.0%	≥ 7.0%	7.3%	100%
Relative TSR	25%	> 35th percentile	> 50th percentile	> 90th percentile	13.1st percentile	0%
FFO/Debt Ratio	25%	≥13.0%	≥14.0%	≥16.0%	13.0%	13%
Aggregate Performance Results						113%
The amount of PS awards payable at threshold, target and maximum performance was set forth in the GPBA Table in the 2022 proxy statement.  In February 2024, the PS awards for the 2021-2023 performance period were determined to be earned at 113% of target, based on the above actual aggregate performance results for the 2021-2023 performance period. Actual result and weighted result include adjustments to exclude acquisition activities from the FFO/Debt ratio discussed on page 49.

2021 NEO LONG-TERM INCENTIVE AWARD OPPORTUNITIES

Position	Threshold Opportunity*	Target Opportunity*	Maximum Opportunity*
CEO	188.50%	290%	493.0%
President and COO	107.25%	165%	280.5%
SVP	55.25%	85%	144.5%
* As a percentage of base salary. Amounts include the following RSA opportunities for each NEO (also expressed as a percentage of base salary): CEO, 87%; President and COO, 49.50%; SVP, 25.5%. Such award opportunities were determined based on the NEOs' respective positions and base salaries.

Actual PSs received by the NEOs under the 2021 LTIP are shown on the Outstanding Equity Awards table on page 63 and actual RSAs granted under the 2021 LTIP are shown on the GPBA Table below. Actual result and weighted result include adjustments to exclude acquisition activities from the FFO/Debt ratio discussed on page 49.

Grants of Plan Based Awards in 2023

The following table discloses the 2023 grants of awards to our NEOs: (1) annual incentive plan award levels under the 2023 AIP (shown below as AIP) and (2) the following equity awards made under the LTIP: (a) RSAs awarded under the 2020 LTIP at the end of the three-year performance period, (b) PS award opportunity based on Earnings Growth and FFO/Debt Ratio performance measures over the 2023-2025 performance period of the 2023 LTIP, as well as the grant date fair value of all such equity awards.  RSAs, granted on February 28, 2023, vest in three equal annual installments beginning on March 7, 2024. A uniform vesting date of March 7th was adopted for RSAs granted on and after 2016.

GRANTS OF PLAN BASED AWARDS IN 2023

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)
Name	Grant Date	Thresh- old ($)	Target ($)	Maxi- mum ($)	Thresh- old (#)	Target (#)	Maxi- mum (#)
											(1)
P. K. Collawn	AIP 2/28/2023	625,744	1,251,488	2,502,975	—	—	—	—	—	—	—
	PS 2/27/2023	—	—	—	21,016	42,032	84,064	—	—	—	2,064,612
	RSA 2/28/2023	—	—	—	—	—	—	18,057	—	—	884,793
	RET 12/5/2023	—	—	—	—	—	—	26,766	—	—	1,048,960
J. D. Tarry	AIP 2/28/2023	189,123	378,245	756,490	—	—	—	—	—	—	—
	PS 2/27/2023	—	—	—	5,937	11,874	23,748	—	—	—	583,251
	RSA 2/28/2023	—	—	—	—	—	—	5,101	—	—	249,949
P. V. Apodaca	AIP 2/28/2023	113,570	227,141	454,282	—	—	—	—	—	—	—
	PS 2/27/2023	—	—	—	2,382	4,764	9,528	—	—	—	234,008
	RSA 2/28/2023	—	—	—	—	—	—	2,046	—	—	100,254
	RET 12/5/2023	—	—	—	—	—	—	8,922	—	—	349,653

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)
Name	Grant Date	Thresh- old ($)	Target ($)	Maxi- mum ($)	Thresh- old (#)	Target (#)	Maxi- mum (#)
											(1)
E. A. Eden	AIP 2/28/2023	120,375	240,750	481,500	—	—	—	—	—	—	—
	PS 2/27/2023	—	—	—	2,271	4,542	9,084	—	—	—	223,103
	RSA 2/28/2023	—	—	—	—	—	—	1,951	—	—	95,599
R. N. Darnell	AIP 2/28/2023	92,620	185,240	370,481	—	—	—	—	—	—	—
	PS 2/27/2023	—	—	—	1,942	3,885	7,770	—	—	—	190,831
	RSA 2/28/2023	—	—	—	—	—	—	1,669	—	—	81,781
(1) Represents the grant date fair value of the equity awards, based on target performance for PS awards and actual amount of RSA awards, determined in accordance with FASB ASC Topic 718. The assumptions used in determining the grant date fair value of stock awards are set forth in Note 12 of the Consolidated Financial Statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023. For information about the grant date fair value assuming maximum performance of PS awards, see footnote 2 to the SCT.

Outstanding Equity Awards

The following table includes certain information about the following outstanding equity awards (as of December 31, 2023) made under the PEP to the NEOs: (1) RSAs that vest equally over three years from the grant date, (2) PS awards granted on March 5, 2021 under the 2021 LTIP reflecting the amount of actual above target performance achieved for the 2021-2023 performance period, (3) PS award opportunities granted on March 3, 2022 under the 2022 LTIP, assuming target performance is achieved for the 2022-2024 performance period and (4) performance share award opportunities granted on February 27, 2023 under the 2023 LTIP (shown as PS in the GPBA Table above), assuming threshold performance is achieved for the 2023-2025 performance period.

OUTSTANDING EQUITY AWARDS AT 2023 YEAR-END

(a)		(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
		Option Awards					Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexer-cised Options (#) Unexer-cisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
		(1)		(2)			(3)	(4)	(5)	(4)
P. K. Collawn	3/5/2021	—	—	—	—	—	44,624	1,856,358	—	—
	3/5/2021	—	—	—	—	—	4,863	202,301	—	—
	3/1/2022	—	—	—	—	—	11,934	496,454	42,625	1,773,200
	2/28/2023	—	—	—	—	—	18,057	751,171	21,016	874,266
	12/5/2023						26,766	1,113,466	—	—
J. D. Tarry	3/5/2021	—	—	—	—	—	8,064	335,462	—	—
	3/5/2021	—	—	—	—	—	681	28,330	—	—
	3/1/2022	—	—	—	—	—	1,592	66,227	10,333	429,853
	2/28/2023	—	—	—	—	—	5,101	212,202	5,937	246,979
P. V. Apodaca	3/5/2021	—	—	—	—	—	5,205	216,528	—	—
	3/5/2021	—	—	—	—	—	658	27,373	—	—
	3/1/2022	—	—	—	—	—	1,440	59,904	4,878	202,925
	2/28/2023	—	—	—	—	—	2,046	85,114	2,382	99,091
	12/5/2023						8,922	371,155	—	—
E. A. Eden	3/5/2021	—	—	—	—	—	3,540	147,264	—	—
	3/5/2021	—	—	—	—	—	326	13,562	—	—
	3/1/2022	—	—	—	—	—	715	29,744	3,882	161,491
	2/28/2023	—	—	—	—	—	1,951	81,162	2,271	94,474
R. N. Darnell	3/5/2021	—	—	—	—	—	3,571	148,554	—	—
	3/5/2021	—	—	—	—	—	541	22,506	—	—
	3/1/2022	—	—	—	—	—	1,180	49,088	3,997	166,275
	2/28/2023	—	—	—	—	—	1,669	69,430	2,039	84,822
(1)    No stock options have been granted under the PEP since 2010.

(2)    As of December 31, 2023 no equity incentive options have been granted under the PEP.

(3)    This column reflects the earned NEO PSs granted on March 5, 2021 under the 2021 LTIP and the outstanding NEO RSAs. One share of our common stock underlies each RSA and PS. RSA awards vest over a three-year period beginning on March 7th following the year of the grant. The RSA shown with a grant date of March 5, 2021 vested on March 7, 2024. One-half of the RSA shown with a grant date of March 1, 2022 vested on March 7, 2024 and the remaining one-half will vest on March 7, 2025. One-third of the RSA shown with a grant date of February 28, 2023 vested on March 7, 2024 and the remaining two-thirds will vest in equal amounts on March 7, 2025 and March 7, 2026. The RSA shown with a grant date of December 5, 2023 will vest July 1, 2024.

(4)    Based on the closing price of $41.60 for our common stock, as quoted on the NYSE on December 29, 2023, the last trading day of fiscal year 2023.

(5)    Unvested and contingent PS awards listed in column (i) for the 2022-2024 performance period granted on March 18, 2022 are reflected at the target performance level because, as of December 31, 2023, actual performance to date is above threshold and below target and (ii) for the 2023-2025 performance period granted on February 27, 2023 are reflected at the threshold performance level because, as of December 31, 2023, actual performance to date is below threshold.

Option Exercises and Stock Vested Table

The following table includes certain information with respect to the NEOs’ exercise of vested stock options during 2023, as well as the vesting during 2023 of PSs and RSAs held by the NEOs.  Options and RSAs were awarded under the PEP.

OPTION EXERCISES AND STOCK VESTED DURING 2023

(a)	(b)	(c)	(d)	(e)
	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
				(1)
P. K. Collawn	—	—	67,533	3,306,107
J. D. Tarry	—	—	8,587	420,390
P. V. Apodaca	—	—	8,154	399,146
E. A. Eden	—	—	4,358	213,342
R. N. Darnell	—	—	6,657	325,865
(1) Amounts indicated are the aggregate dollar value realized upon the vesting of PS awards and RSAs based on the number of shares acquired on vesting multiplied by the closing price of our common stock on the delivery date, as quoted on the NYSE.

Retirement Benefits

Tax-Qualified Retirement Plans Available to all Eligible Employees

The retirement benefits under the tax-qualified plans for NEOs are the same as those available for other eligible employees of the Company.  The RSP is a 401(k) plan that allows before-tax and after-tax contributions by employees and Company-matching and age-based contributions.  The age-based contributions provide for varying contribution rates, from 3% to 10%, depending on the employee’s age, with the highest contribution rate applying to those employees who are 55 or older. Employees direct their own investments in the RSP. The RSP includes a Roth 401(k) feature, which allows an employee to make post-tax contributions that do not reduce the employee’s current taxable income. Withdrawals and other distributions from the Roth 401(k) feature are generally tax free.

Age-based contributions are made regardless of whether the employee defers compensation into the RSP. All of the Company’s contributions to the RSP are in cash, not shares of common stock.  Employees may invest in shares of PNM Resources common stock by allocating up to 20% of their respective RSP account balances into a Company stock fund, which is one of 24 investment options under the RSP.  All contributions made under the RSP vest immediately.

The RSP results in individual participant balances that reflect a combination of: (1) the employee deferring a portion of cash compensation; (2) annual matching contributions made on behalf of the employee; (3) the age-based contributions made on behalf of the employee in an amount ranging from 3% to 10% of eligible compensation; (4) the annual contributions and deferred amounts being invested at the direction of the employee (the same investment choices are available to all employees); and (5) as in (4), the continuing reinvestment of the investment returns until the accounts are paid out.  This means that similarly situated employees, including the NEOs, may have materially different account balances because of a combination of factors including: the number of years they have participated in the RSP, the amount of money contributed, or compensation deferred, at the election of the employee from year to year and the investments chosen by the employee. The RSP does not guarantee minimum returns or above-market returns and an employee’s returns are dependent upon actual investment results.

The ERP is a non-contributory defined benefit pension plan. The ERP provides retirement income based on the employee’s highest three-year average pay as of 1997, social security covered compensation and the length of service upon separation.
Compensation consists of base salary and includes any amount voluntarily deferred under the RSP.

Generally, compensation for these purposes does not include bonuses, payments for accrued vacation, or overtime pay. The ERP was closed to new employees hired on or after January 1, 1998. Prior to January 1, 1998, employees who had at least one year of service and who had attained the age of 21 were eligible to become participants. The ERP was amended as of January 1, 1998, to limit an employee’s credited service to the credited service earned as of December 31, 1997, plus a limited amount of future service. The amount of credited service after December 31, 1997 is based on the employee’s age and years of credited service as of December 31, 1997, but all credited service accruals ceased as of January 1, 2008. Participants in the ERP continue to accrue “total service,” which is the service measure used for purposes of determining an employee’s vesting and eligibility for early and other retirement benefits. An employee’s earnings used for ERP benefit calculations were frozen as of December 31, 1997.

The maximum number of years generally taken into account for purposes of calculating benefits is 32.5. Under limited circumstances, an employee working beyond age 62 could earn an additional 3% retirement benefit. Service begins accumulating from the date of hire and vesting occurs after five years of total service.

Pension Benefits Table

The table below shows the actuarial present value of accumulated benefits payable to the NEO who is a participant under the ERP using interest rate and mortality rate assumptions consistent with those used in our financial statements. See Note 11 of the consolidated financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023 regarding the valuation method and material assumptions applied in quantifying the present value of the ERP benefits.

PENSION BENEFITS 2023
Name	Plan Name	Number of Years of Credited Service *	Present Value of Accumulated Benefit	Payments During Last Fiscal Year
		(#)	($)	($)
J. D. Tarry	ERP	2	16,680	—
*Credited service was frozen as of December 31, 1997. Total service is 28 years.

Non-Qualified Deferred Compensation

Non-Tax Qualified Retirement Plans

The Tax Code imposes a limitation on the amount of compensation that can be considered when determining the amount of the matching contributions and age-based contributions to the RSP.  The Tax Code also limits the maximum amount that can be contributed by any participant as well as employer contributions and other amounts that can be allocated to any participant’s account.

Our current non-qualified deferred compensation plan, the ESP II, addresses these Tax Code limitations by providing Officers the opportunity to supplement their retirement savings and to receive the full employer contributions that would be available in the absence of the limitations imposed by the Tax Code.  The ESP II runs side-by-side with the RSP.

For plan years beginning on and after January 1, 2014, matching credits under the ESP II are limited only to a participant that has “excess compensation,” which is compensation in excess of the limit imposed by Section 401(a)(17) of the Tax Code ($330,000 in 2023) for the relevant plan year. The matching credit is in an amount equal to 75% of the participant’s supplemental deferrals, provided that the matching credit shall not exceed an amount equal to 75% of the first 6% of excess compensation. A participant shall be eligible to receive a matching credit under the ESP II only if such participant has met the service requirements necessary to receive RSP matching contributions for that plan year. Additionally, when a participant reaches the annual compensation limit under the Tax Code in the RSP, our age-based contribution continues to the ESP II.

The ESP II also provides for supplemental target contributions that are set to achieve competitive retirement pay replacement ratios of between 40% and 55% of pre-retirement income depending on years of service and age at retirement. All NEOs have attained their targeted retirement pay replacement ratios and the Company is no longer making supplemental target contributions to the ESP II. For participants, like Mr. Tarry and Ms. Eden, who became eligible to receive a supplemental target contribution on or after January 1, 2016, the supplemental target contribution is based on market conditions as of the date that the eligible Officer was hired or first became eligible for a supplemental target contribution. Based on current market conditions, neither Mr. Tarry nor Ms. Eden is eligible to receive a supplemental target contribution under the ESP II.

Additionally, the Compensation and HC Committee may elect to make discretionary credits or discretionary contributions to the ESP II for a participant during a plan year in any amount, and on such terms and conditions, as the Compensation and HC Committee deems appropriate.

Upon enrollment in the ESP II, participants make an election regarding the form of their distribution.  They may elect to receive a lump sum payment or installment payments. For distribution elections made after December 31, 2014, the ESP II Plan distribution options no longer include annuities and installment payments are limited to five or ten years.

Participants become entitled to a distribution under the ESP II upon their separation from service, death, disability or upon a specified date elected by the participant, subject to the requirements of Section 409A of the Tax Code. Effective for amounts credited to participant accounts for plan years beginning on or after January 1, 2015, the specified date distribution option is not available. Participants also may elect to have the portion of their account that is hypothetically invested in a Company stock fund distributed in shares of our common stock in lieu of cash. ESP II amounts are subject to the same vesting and investment provisions as under the RSP, with the exception of the supplemental credit account under the ESP II, which has a two-year vesting requirement that may be accelerated.  Participants’ accounts in the ESP II are unfunded obligations, including the increases and decreases based on “investment” of the balances reflected as hypothetical returns equal to the actual returns of investments designated by a participant or the Company.  Unless the participant elected to receive amounts credited prior to January 1, 2015 on a specified date, benefits payable under the ESP II will be paid, as a general rule, within 90 days of the participant’s separation from service, death or disability, subject to the requirements of Section 409A of the Tax Code. Participants hypothetically invest their deferrals and employer contributions in the ESP II in the same investment options as are available under the RSP.  Participants may change their investment selections on a daily basis.  The following table shows the funds available under the RSP and their annual rate of return for the calendar year ending December 31, 2023, as reported by the administrator of the RSP.

Fund Name	Rate of Return - 2023%
Acadian All Country World exUS Equity CIT F	17.02%
Vanguard Cash Reserves Federal Money Market Fund Admiral	5.10%
Vanguard Institutional Index Fund	26.26%
Vanguard Institutional Target Retirement 2020 Fund	12.52%
Vanguard Institutional Target Retirement 2025 Fund	14.56%
Vanguard Institutional Target Retirement 2030 Fund	16.03%
Vanguard Institutional Target Retirement 2035 Fund	17.20%
Vanguard Institutional Target Retirement 2040 Fund	18.37%
Vanguard Institutional Target Retirement 2045 Fund	19.53%
Vanguard Institutional Target Retirement 2050 Fund	20.22%
Vanguard Institutional Target Retirement 2055 Fund	20.23%
Vanguard Institutional Target Retirement 2060 Fund	20.23%
Vanguard Institutional Target Retirement 2065 Fund	20.24%
Vanguard Institutional Target Retirement 2070 Fund	20.23%
Vanguard Target Retirement Income Trust II	10.70%
JPMorgan Large Cap Growth R6	34.95%
Metropolitan West Total Return Bond Fund P Class	6.07%
PNM Resources, Inc. Common Stock Fund (PNM)	(11.90)%
Vanguard Retirement Savings Trust III	2.52%
Victory Integrity Small/Mid-Cap Value Fund; Class Y	14.49%
Vanguard Wellington Fund Admiral Shares	14.43%

Fund Name	Rate of Return - 2023%
Vanguard Windsor II Fund Admiral Shares	21.07%
PIMCO Inflation Response Multi-Asset Fund Institutional Class *	6.50%
Allspring Discovery SMID Cap Growth CIT E1 **	20.58%
*Added as an additional fund under the RSP effective June 16, 2023.
**The Wells Fargo Discovery CIT was renamed the Allspring Discovery SMID Cap Growth CIT E1.

As a general rule, supplemental contributions to the ESP II vest after two years or the first of the following to occur: (1) the Officer attaining age 55 with two years of service, (2) the Officer’s normal retirement date, (3) the Officer’s disability, or (4) the Officer’s death. All NEOs are fully vested in their supplemental target contributions to the ESP II. Any unvested supplemental target contribution is also subject to accelerated vesting and payment upon certain termination events discussed below under Potential Payments Upon Termination or Change in Control.

2023 NON-QUALIFIED DEFERRED COMPENSATION

(a)		(b)	(c)	(d)	(e)	(f)
Name		Executive Contributions in Last Fiscal Year (2023) ($)	Company Contributions in Last Fiscal Year (2023) ($)	Aggregate Earnings (Loss) in Last Fiscal Year (2023) ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last Fiscal End (2023) ($)
		(1)	(2)
P. K. Collawn	ESP II	86,809	326,295	614,774	—	15,444,215
J. D. Tarry	ESP II	73,272	80,537	97,101	—	915,208
P. V. Apodaca	ESP II	148,223	57,937	410,221	—	3,191,676
E. A. Eden	ESP II	95,804	56,772	80,189	—	718,792
R. N. Darnell	ESP II	24,441	10,347	66,648	—	1,104,375

(1) The amounts in this column are included in the “Salary” column (c) of the SCT on page 56.

(2) The amounts in this column are included as a component of “All Other Compensation” in column (i) of the SCT and consist of the following 2023 Company contributions to the ESP II.

ESP II COMPANY CONTRIBUTIONS

Name	Matching ($)	Age-Based ($)	Supplemental ($)	Total ($)
			(1)
P. K. Collawn	102,402	223,893	—	326,295
J. D. Tarry	29,240	51,297	—	80,537
P. V. Apodaca	22,403	35,534	—	57,937
E. A. Eden	24,228	32,544	—	56,772
R. N. Darnell	3,481	6,866	—	10,347

(1) As described above, the NEOs attained their target retirement pay replacement ratios so the Company has ceased making supplemental credits.

Potential Payments Upon Termination or Change in Control
As discussed on page 50 under Potential Change in Control Benefits, we believe that our executive officers are important for our success and it is important to align their interests with our shareholders in the event of a change in control by providing reasonable change in control benefits. The table beginning on page 70 illustrates the amounts payable to each of the NEOs in the event of a termination of his or her employment, whether voluntary or involuntary. Also included are additional payments in connection with his or her retirement, death, disability or involuntary termination following a change in control. The amounts shown: (1) assume a termination effective as of December 31, 2023, (2) are based on the closing price of our common stock on December 29, 2023, as reported on the NYSE ($41.60), and (3) are estimates of the amounts that would be paid to each NEO based upon the amounts earned through the end of 2023.  The precise amount actually due to any NEO upon his or her termination can only be determined at the time of the termination.

Payments Made Upon Termination
The table below does not include the following amounts earned through the assumed termination date of December 31, 2023: (1) base salary (disclosed in column (c) of the SCT), (2) accrued but unused paid time off, (3) amounts contributed by the NEO and vested amounts contributed by the Company under the RSP (our 401(k) plan available to all our employees) and ESP II (the year-end vested ESP II account balances are set forth above in the 2023 Non-Qualified Deferred Compensation table), (4) retirement benefits under the ERP (the present value of the accumulated benefits are set forth above in the Pension Benefits 2023 table), and (5) outstanding vested stock options and RSAs that were vested and delivered on or before December 31, 2023. If an NEO is terminated for “cause,” vested and unexercised stock options and any undelivered vested RSAs or PSs are forfeited. The 2023 Non-Qualified Deferred Compensation table shows that there were no unvested Company contributions to the NEOs ESP II accounts as of December 31, 2023 and so the table below does not address the termination events that would result in accelerated vesting or forfeiture of any such unvested ESP II amounts.

Additional Payments Made Upon Retirement

In addition to the amounts described above, upon an NEO’s termination of employment because of retirement (upon the occurrence of a certain age and/or service conditions as defined in the relevant plan), all of his or her outstanding RSAs granted under the PEP will immediately vest. Further, the Officer will be eligible to receive a pro-rata portion of his or her PS awards, granted under the applicable LTIP, if the Officer separates from service in the second half of the performance period and the relevant performance goals are attained at the end of the performance period.  As of December 31, 2023, all of our NEOs are retirement eligible under the PEP.

Additional Payments Made Upon Death or Disability

In addition to the amounts described above, if an NEO dies or becomes disabled, he or she will receive payments under our basic and supplemental life, accidental death and dismemberment and disability programs that are generally available to all employees. Additionally, if an NEO dies, his or her beneficiary will receive payments under the management life insurance and, if applicable, officer life insurance.

Severance Payments

In addition to the amounts described above, if we terminate the employment of an NEO because we eliminate his or her position, the table beginning on page 70 reflects the amounts payable under our Severance Plan.  This plan covers all non-union employees (including the NEOs) who satisfy the Severance Plan’s service requirement and whose positions are eliminated.  Members of the Officer group (which includes all NEOs) are eligible, upon signing a customary release agreement, for a lump sum severance payment equal to 14 months of base salary plus one additional week of base salary for each year of service. The severance benefit is capped so as to not exceed the lump sum severance payment at a level equal to what an Officer would receive under the Retention Plan. Members of the Officer group also are eligible to receive reimbursement for placement assistance expenses (up to 5% of base salary) and continuation of certain insurance benefits and health care benefits for up to 12 months.  If an individual receives benefits under a Retention Plan as discussed below in the Payments Made Upon a Change in Control section, severance benefits are not available under the Severance Plan.

Payments Made Upon a Change in Control

In addition to the amounts described above (other than the severance pay), if an NEO’s employment is terminated within 24 months in connection with a change in control, either by us without cause or by the NEO due to a constructive termination, the NEO will receive additional payments and benefits (including special severance benefits) under the Retention Plan, which covers all of the Officers, including the NEOs.  Benefits are only payable if the Officer is not retained or immediately re-employed (“double trigger”) by the successor company following a change in control and if the termination is (1) by the Company for reasons other than cause, death or disability, or (2) by the Officer due to constructive termination.  The Officer must sign a customary release agreement to receive benefits. All Officers, including the NEOs, would receive the benefits provided under the Retention Plan as highlighted below. The amounts shown are estimates of amounts that would be payable to the NEOs based on multiple assumptions that may or may not actually occur, including assumptions described in this proxy statement. Some of the assumptions are based on information not currently available and, as a result, the actual amounts received by an NEO may differ materially from the amounts shown in the following table.

The benefits include:

•A lump sum severance payment equal to two times current eligible compensation for the NEOs;
•Eligible compensation includes base salary, any cash award paid as a merit increase in lieu of base salary and the average of the AIP awards for the three calendar years immediately preceding;
•A pro-rata award of the NEO’s annual incentive based on the target award available under the applicable plan for the relevant performance period, unless the NEO received or will receive an AIP payment for the calendar year in which the NEO’s employment is terminated;
•Medical, dental, vision, life and accidental death and dismemberment insurance benefits for a period of 24 months that are substantially similar to those received by the NEO immediately prior to termination of employment;
•NEOs must sign a restrictive covenant agreement not to compete in order to participate in the Retention Plan. If an NEO signs a restrictive covenant agreement, the NEO will be compensated for the period of time during which the restrictions are in effect. If the NEO does not sign the agreement in a timely manner, then the NEO(s) will not be entitled to any benefits under the Retention Plan. All eligible NEOs have signed the required restrictive covenant agreements. As such, the period of time covered for which an NEO will be compensated for the restrictive covenant, in the case of a change in control, is an amount equal to the NEO’s eligible compensation paid over a 12-month period; and
•Reimbursement of reasonable legal fees and expenses incurred as a result of termination of employment.

The Company does not provide a gross up for excise taxes and utilizes the “best net” approach.

The Company also sponsors certain other plans in which the NEOs participate that contain provisions that are triggered by a change in control.

The PEP contains double trigger vesting following a change in control. Upon a qualifying change in control termination (which requires a termination of employment by the Company for any reason other than cause, death, disability or a termination by an Officer due to constructive termination), all outstanding, unvested stock option awards, and all RSA awards will vest. Under the 2021 and 2022 LTIPs each NEO will receive a full PS award subject to the attainment of the relevant performance goals. The 2023 LTIP provides that each NEO will receive a pro-rata PS award subject to the attainment of the relevant performance goals. The 2023 LTIP was amended on March 1, 2024 to provide for a full PS award upon a qualifying change in control termination.

A summary of the material provisions of the definition of “Change in Control” contained in the Retention Plan and related plans are as follows:

1.Subject to certain exceptions, any person becomes the beneficial owner of 20% or more of the Company’s common stock;
2.During any consecutive two-year period, the following individuals cease, for any reason, to constitute a majority of the Board: (i) directors who were directors at the beginning of the two-year period and (ii) any new directors whose election by the Board or nomination for election by our shareholders was approved by a vote of at least two-thirds of the directors then still in office who either were elected at the beginning of the two-year period or whose election or nomination for election was previously so approved, but not including any such new directors designated by a person who entered into an agreement with the Company to effect a transaction described in parts 1, 3 or 4 of this definition summary;
3.Our shareholders approve a merger or consolidation with another company, corporation or subsidiary that is not affiliated with us immediately before the change in control, unless the merger or consolidation results in the Company’s voting securities outstanding immediately before the merger or consolidation continuing to represent at least 60% of the Company’s combined voting power of such surviving entity outstanding immediately after such merger or consolidation; or
4.The adoption of a plan of complete liquidation of the Company or any agreement for the sale or disposition of all or substantially all of the Company’s assets.

No change in control will be deemed to have occurred until all required regulatory approvals are obtained and the transaction that would otherwise be considered to be a change in control closes.

The following table summarizes the value of the termination payments and benefits that the NEO would have received if he or she had terminated employment on December 31, 2023, under the circumstances shown, and based on the terms of the relevant plans as of December 31, 2023. The table excludes amounts which are generally available to all our employees, such as (1) amounts accrued through December 31, 2023 that would be paid in the normal course of continued employment, such as accrued but unpaid salary and (2) vested account balances under the RSP.

CHANGE IN CONTROL, TERMINATION, RETIREMENT, OR IMPACTION

Benefits and Payments	Voluntary Termination by Executive ($)	Termination for Cause ($)	Disability ($)	Death ($)	Constructive or without Cause Termination due to Change in Control ($)	Retirement ($)	Impaction ($)
						(1)	(2)
P. K. Collawn
AIP (3)	1,802,142	—	1,802,142	1,802,142	1,251,488	1,802,142	1,802,142
Restricted Stock Rights (4)	1,449,926	—	1,449,926	1,449,926	1,449,926	1,449,926	1,449,926
2021-2023 Performance Shares (5)	1,856,358	—	1,856,358	1,856,358	1,856,358	1,856,358	1,856,358
2022-2024 Performance Shares (6)	967,866	—	967,866	967,866	1,451,798	967,866	967,866
2023-2025 Performance Shares (7)	—	—	—	—	314,732	—	—
Retention Grant (14)	—	—	1,113,466	1,113,466	1,113,466	—	1,113,466
Health and Welfare Benefits	—	—	—	—	42,722	—	17,763
Life Insurance Proceeds (12)	—	—	—	1,400,000	—	—	—
Cash Severance (8) (9)	—	—	—	—	7,178,040	—	1,616,679
Legal Fees (10) and Outplacement Services (11)	—	—	—	—	20,000	—	54,413
Total P. K. Collawn	6,076,292	—	7,189,758	8,589,758	14,678,530	6,076,292	8,878,613
J. D. Tarry
AIP (3)	544,673	—	544,673	544,673	378,245	544,673	544,673
Restricted Stock Rights (4)	306,758	—	306,758	306,758	306,758	306,758	306,758
2021-2023 Performance Shares (5)	335,421	—	335,421	335,421	335,421	335,421	335,421
2022-2024 Performance Shares (6)	234,624	—	234,624	234,624	351,936	234,624	234,624
2023-2025 Performance Shares (7)	—	—	—	—	88,899	—	—
Retention Bonus (15)	—	—	750,000	750,000	750,000	—	750,000
Health and Welfare Benefits	—	—	—	—	45,493	—	21,787
Life Insurance Proceeds (12)	—	—	—	400,000	—	—	—
Cash Severance (8) (9)	—	—	—	—	1,834,400	—	917,036
Legal Fees (10) and Outplacement Services (11)	—	—	—	—	20,000	—	27,018
Total J. D. Tarry	1,421,476	—	2,171,476	2,571,476	4,111,152	1,421,476	3,137,317
P. V. Apodaca
AIP (3)	327,083	—	327,083	327,083	227,141	327,083	327,083
Restricted Stock Rights (4)	172,390	—	172,390	172,390	172,390	172,390	172,390
2021-2023 Performance Shares (5)	216,570	—	216,570	216,570	216,570	216,570	216,570
2022-2024 Performance Shares (6)	110,739	—	110,739	110,739	166,109	110,739	110,739

Benefits and Payments	Voluntary Termination by Executive ($)	Termination for Cause ($)	Disability ($)	Death ($)	Constructive or without Cause Termination due to Change in Control ($)	Retirement ($)	Impaction ($)
						(1)	(2)
2023-2025 Performance Shares (7)	—	—	—	—	35,665	—	—
Retention Grant (14)	—	—	371,155	371,155	371,155	—	371,155
Health and Welfare Benefits	—	—	—	—	48,612	—	21,044
Life Insurance Proceeds (12)	—	—	—	1,400,000	—	—	—
Cash Severance (8) (9)	—	—	—	—	2,094,919	—	593,001
Legal Fees (10) and Outplacement Services (11)	—	—	—	—	20,000	—	20,649
Total P. V. Apodaca	826,782	—	1,197,937	2,597,937	3,352,561	826,782	1,832,631
E. A. Eden (13)
AIP (3)	346,680	—	346,680	346,680	240,750	346,680	346,680
Restricted Stock Rights (4)	124,467	—	124,467	124,467	124,467	124,467	124,467
2021-2023 Performance Shares (5)	147,222	—	147,222	147,222	147,222	147,222	147,222
2022-2024 Performance Shares (6)	88,109	—	88,109	88,109	132,205	88,109	88,109
2023-2025 Performance Shares (7)	—	—	—	—	34,001	—	—
Retention Bonus (13)	—	—	—	—	67,123	—	67,123
Health and Welfare Benefits	—	—	—	—	30,460	—	14,270
Life Insurance Proceeds (12)	—	—	—	400,000	—	—	—
Cash Severance (8) (9)	—	—	—	—	1,548,605	—	641,100
Legal Fees (10) and Outplacement Services (11)	—	—	—	—	20,000	—	20,063
Total E. A. Eden	706,478	—	706,478	1,106,478	2,344,833	706,478	1,449,034
R. N. Darnell (16)
AIP (3)	—	—	—	—	—	141,777	—
Restricted Stock Rights (4)	—	—	—	—	—	141,024	—
2021-2023 Performance Shares (5)	—	—	—	—	—	148,595	—
2022-2024 Performance Shares (6)	—	—	—	—	—	45,344	—
2023-2025 Performance Shares (7)	—	—	—	—	—	—	—
Health and Welfare Benefits	—	—	—	—	—	—	—
Life Insurance Proceeds (12)	—	—	—	—	—	—	—
Cash Severance (8) (9)	—	—	—	—	—	—	—
Legal Fees (10) and Outplacement Services (11)	—	—	—	—	—	—	—
Total R. N. Darnell	—	—	—	—	—	476,740	—
(1)Under the PEP, “Retirement” is defined as termination of employment and attainment of (a) age 45 and 20 years of service, (b) age 55 and 10 years of service, (c) age 59.5 or (d) any age and 30 years of service. As of December 31, 2023, all of the NEOs are eligible for retirement under the PEP.

(2)“Impaction” is defined under our Severance Plan, in relevant part, as the termination of employment as a result of the Company’s elimination of an executive’s position.

(3)The amount represented is the amount payable under the 2023 AIP, as set forth in column (g) of the SCT on page 56, except in the event of involuntary termination in connection with a change in control. In such circumstances, the NEOs are eligible for a pro-rata award at target.

(4)The amount represented is the value of all RSAs that would vest under the PEP on an accelerated basis under certain termination events based on the closing market price of our common stock on December 29, 2023 ($41.60).

(5)The amounts shown are the amounts payable to our NEOs under the 2021 LTIP for the actual above target aggregate performance results earned for 2021-2023 based on the applicable Earnings Growth, relative TSR and FFO/Debt Ratio performance measures. For PS awards, the number indicated assumes that the market price upon delivery of such PSs was the same as the closing price on December 29, 2023 ($41.60).

(6)The amounts shown are a pro-rata portion of the amounts payable upon the Officer’s death, disability, retirement or impaction, if at all, under the 2022 LTIP assuming the current forecasted level of performance and that the market price upon delivery will be the same as the closing price on December 29, 2023 ($41.60).

(7)The amounts shown are the portion of the amounts payable, if at all, under the 2023 LTIP as in effect on December 31, 2023, upon a constructive or without cause termination due to a change in control, assuming the current forecasted level of performance and that the market price upon delivery will be the same as the closing price on December 29, 2023 ($41.60).

(8)For constructive or without cause termination due to a change in control, represents (i) a lump sum severance payment equal to two times current eligible compensation for the NEOs, including the CEO and (ii) payment for a restrictive covenant agreement equal to one times eligible compensation paid over a 12-month period for the NEOs.

(9)For impaction, represents a lump sum severance payment equal to 14 months of base salary plus one additional week of base salary for each year of service.

(10) The NEOs are eligible for reimbursement of reasonable legal expenses upon termination for change in control as of December 31, 2023. The amount shown in the table is a reasonable estimate of the amount that may be reimbursable.

(11) The Company will reimburse a participant for placement assistance expenses, up to a maximum of five percent (5%) of the participant’s base salary. Reimbursements pursuant to Impaction will only be for expenses incurred within nine (9) months following the participant’s separation from service.

(12) The amounts shown for life insurance proceeds consist of Officer Life and Management Life.

(13) The Company executed a retention agreement with Ms. Eden effective October 20, 2020. The agreement was amended on January 20, 2022 and will expire on January 15, 2025.

(14) The Company executed a retention agreement with Ms. Collawn and Mr. Apodaca effective December 5, 2023. The restricted stock rights granted will vest on June 30, 2024, six months following the termination of the Merger Agreement. The retention agreements provide for full vesting upon termination by the Company without cause (including following a change in control), death, or disability.

(15) The Company executed a retention agreement with Mr. Tarry effective December 4, 2023. The agreement provides for a payment of $250,000 if Mr. Tarry remains employed by the Company through December 1, 2024 and a payment of $500,000 if Mr. Tarry remains employed by the Company through December 1, 2025. The retention bonus also will vest upon termination by the Company without cause (including following a change in control), death, or disability.

(16) As Mr. Darnell retired from the Company on July 10, 2023, the termination payments and benefits for Mr. Darnell are shown only for that event.

CEO Pay Ratio

Under rules issued pursuant to the Dodd-Frank Act, which apply to most publicly-traded companies, PNM Resources is required to disclose the ratio between our CEO’s pay and the pay of our median employee. Our CEO pay ratio is calculated in a manner consistent with SEC rules, based on our payroll records and methodologies described below. The SEC rules for identifying median compensation allow companies to use a variety of methodologies. Therefore, the CEO pay ratios reported by other publicly-traded companies may not be comparable to our CEO pay ratio.

As previously disclosed, each Officer’s compensation is based on several factors, including an annual assessment of whether our compensation programs and levels are competitive. That assessment process includes benchmarking and is described in more detail beginning on page 45 of this proxy statement. Our Officers’ compensation is also more variable, and includes more “at-risk” elements of compensation, as compared to the compensation of our median employee, because our Officers’ compensation depends more heavily on the actual performance of the Company. These variability and “at-risk” factors are especially relevant in the case of our CEO, whose compensation is significantly more dependent on the Company’s actual performance than is the compensation of our median employee. As a result, our CEO pay ratio may vary over time and will tend to be relatively higher when the Company performs at a high level.

We determined our CEO pay ratio for 2023 using the following steps:

1. The Company defined the relevant employee population, which included all employees of PNM Resources, Inc. and its affiliates as of December 31, 2023.

2. The Company identified its median employee for purposes of calculating the CEO pay ratio using a consistently applied compensation measure of actual total cash compensation, inclusive of overtime and differentials, paid in 2023 to each member of the employee population.

3. The CEO pay ratio was determined by comparing the total CEO 2023 compensation reported in the SCT on page 56 to the total compensation paid to the median employee of $132,160 (which consisted of, as applicable, base salary, overtime and differentials, bonuses, cash incentive awards, equity grants, benefits from applicable defined benefit plan and post-retirement medical plans, qualified and non-qualified retirement benefit contributions, executive physicals, life insurance premiums, long term disability premiums, ECP amounts, payments for personal security and other compensation payments.) For further detail regarding the elements of the total CEO 2023 compensation, see the SCT on page 56.

Based on the process and calculations described above, our CEO pay ratio for 2023 was 58:1, meaning that our CEO’s total compensation for 2023 was approximately 58 times the total compensation paid to our median employee in 2023.

Pay Versus Performance

Under rules issued pursuant to the Dodd-Frank Act, PNM Resources is providing the following information about the relationships between executive compensation actually paid and certain measures of financial performance of the Company. SEC rules prescribed the disclosure included in this section, and the information does not necessarily align with how the Company or the Compensation and HC Committee view the link between the Company’s performance and its NEOs’ pay. See Executive Compensation-Compensation Discussion and Analysis beginning on page 39 for additional information about our pay for performance and how the Company aligns executive compensation with its performance.

PAY VS. PERFORMANCE

					Value of Initial Fixed $100 Investment Based On:
Year	Summary Compensation Table Total for PEO	Compensation Actually Paid to PEO	Average Summary Compensation Table Total for Non-PEO Named Executive Officers	Average Compensation Actually Paid to Non-PEO Named Executive Officers	Total Shareholder Return	Peer Group Total Shareholder Return	Net Earnings (In thousands)	Incentive EPS
	($)	($)	($)	($)	($)	($)	($)	($)
	(1)	(2)	(3)(4)	(2)(3)	(5)(9)	(6)(10)	(7)	(8)
2023	7,670,833	4,903,568	1,495,372	1,071,031	92	107	106,879	2.82
2022	6,596,575	7,807,506	1,547,874	1,607,675	105	117	185,180	2.69
2021	5,594,739	4,294,466	1,188,098	930,313	95	116	211,847	2.45
2020	7,837,411	10,571,654	1,435,144	1,823,253	98	99	187,316	2.28
(1)Represents the “Total” compensation for our principal executive officer (“PEO”), Ms. Collawn, as set forth in 2023 NEO Compensation Information-Summary of Executive Compensation-SCT on page 56.
(2)Compensation actually paid to our PEO and the average of all non-PEO NEOs is calculated in accordance with Item 402(v) of Regulation S-K. The dollar amounts do not reflect the actual amount of compensation earned by or paid to our PEO and the other NEOs during the applicable year. In accordance with Item 402(v) of Regulation S-K, the following adjustments were made to the amounts reported in the “Stock Awards” and “Change in Pension Value and Non-Qualified Deferred Compensation Earnings” columns in the “Summary Compensation Table” in each year’s respective proxy statement to determine the compensation actually paid.

	Year	Reported Summary Compensation Table Total	Reported Value of Stock Awards	Stock Award Adjustments	Reported Change in the Actuarial Present Value of Pension Benefits	Pension Benefit Adjustments	Compensation Actually Paid
		($)	($)	($)	($)	($)	($)
			(a)	(a)(b)		(a)(c)
PEO	2023	7,670,833	(3,998,365)	1,231,100	—	—	4,903,568
	2022	6,596,575	(2,460,988)	3,671,919	—	—	7,807,506
	2021	5,594,739	(2,461,055)	1,160,782	—	—	4,294,466
	2020	7,837,411	(2,255,592)	4,989,835	—	—	10,571,654
Average of non-PEO NEOs	2023	1,495,372	(527,107)	103,154	(388)	—	1,071,031
	2022	1,547,874	(388,384)	448,185	—	—	1,607,675
	2021	1,188,098	(381,514)	123,729	—	—	930,313
	2020	1,435,144	(328,541)	720,611	(3,961)	—	1,823,253

(a) The values set forth herein reflect the correct values for 2020 for the average reported value of stock awards of non-PEO NEOs, the average pension benefit adjustments for non-PEO NEOs, and the resulting average compensation actually paid for non-PEO NEOs. As a result of clerical errors, our 2023 proxy statement incorrectly reported: the average reported value of stock awards of non-PEO NEOs for 2020 as $328,545 for 2020, the average reported change in the actuarial present value of pension benefits as $3,961 for 2020, and the average pension benefit adjustments as $(3,961) for 2020.

(b) Stock award adjustments for each applicable year are further detailed in the table below.

	Year	Year End Fair Value of Outstanding and Unvested Stock Awards Granted in the Year	Year over Year Change in Fair Value of Outstanding and Unvested Stock Awards	Year over Year Change in Fair Value of Stock Awards Granted in Prior Years that Vested in the Year	Total Stock Award Adjustments
		($)	($)	($)	($)
PEO	2023	2,170,630	(950,703)	11,173	1,231,100
	2022	2,869,882	842,241	(40,204)	3,671,919
	2021	2,498,710	(1,248,122)	(89,806)	1,160,782
	2020	3,626,488	1,514,753	(151,406)	4,989,835
Average of non-PEO NEOs	2023	243,306	(141,284)	1,132	103,154
	2022	340,124	113,647	(5,586)	448,185
	2021	327,348	(190,357)	(13,262)	123,729
	2020	530,638	224,498	(34,525)	720,611

(c) The pension benefit adjustments for the applicable fiscal year consist of the average of the actuarily determined service cost for services rendered during the applicable year plus, to the extent applicable, the average of the prior service cost, calculated as the entire cost of benefits granted in a plan amendment or initiation during the applicable year attributable to services rendered during prior periods. For all years, the pension benefit adjustments consist of $0 of average service cost for services rendered, and $0 of average prior service cost.

(3)For 2023, our non-PEO NEOs were Messrs. Tarry, Apodaca, and Darnell and Ms. Eden. For 2022, our non-PEO NEOs were Messrs. Charles N. Eldred, Tarry, Apodaca and Darnell and Ms. Eden. For 2021, our non-PEO NEOs were Messrs. Eldred, Tarry, Chris M. Olson and Darnell. For 2020, our non-PEO NEOs were Messrs. Eldred, Tarry, Apodaca, Darnell, and Olson.
(4)Represents the total average compensation for our non-PEO NEOs, derived from the “Total” column of the “Summary Compensation Table” in each year’s respective proxy statement.

(5)Represents the total shareholder return (“TSR”) on our common stock assuming an investment of $100 on December 31, 2019.
(6)Represents the TSR for the EEI Peer Index, which is a peer issuer group of electric companies. For purposes of the table, an investment of $100 (with reinvestment of all dividends) is assumed to have been made in the EEI Peer Index on December 31, 2019.
(7)Represents our net earnings, in thousands, as reported in our Annual Report on Form 10-K for each of the years presented.
(8)Represents the company-selected financial performance measure used to link compensation actually paid to our PEO and non-PEO NEOs, for the most recently completed fiscal year, to company performance. Incentive EPS is defined as corporate diluted earnings per share, excluding certain terms that do not factor into ongoing earnings. For 2023, Incentive EPS of $2.82 equals net earnings attributable to PNMR per common stock share (as reported in the Company’s Form 10-K for the fiscal year ended December 31, 2022) of $1.02 adjusted to exclude: (1) $(0.29) per share attributable to the net change in unrealized gains and losses on investment securities; (2) $2.09 per share attributable to regulatory disallowances and restructuring costs; (3) $0.02 per share attributable to pension expense related to previously disposed of gas distribution business; (4) $(0.01) per share attributable to Merger related costs; and (5) $(0.01) per share attributable to San Juan Generating Station retirement income tax adjustments.
(9) The Total Shareholder Return values for 2021 and 2020 reported herein differ from those included in our 2023 proxy statement, which were incorrectly stated as $105 and $95, respectively.
(10) The Peer Group Total Shareholder Return values for 2022 and 2021 reported herein differ from those included in our 2023 proxy statement, which were incorrectly stated as $115 and $115, respectively.

Descriptions of Relationships of Information Presented in the Pay Versus Performance Table

Compensation Actually Paid and TSR

Compensation actually paid is generally aligned with the Company’s cumulative TSR over the period presented because a significant portion of the compensation actually paid comprises equity-based compensation.

Compensation Actually Paid versus Total Shareholder Return
$140
$120
$100
$80
$60
$40
$20
$0
Indexed Total Shareholder Return
$12
$10
$8
$6
$4
$2
$0
Compensation Actually Paid ($mm)
2019
2020
2021
2022
2023
CAP - PEO
CAP - Other NEOs
Company TSR
Peer TSR

Compensation Actually Paid and Net Earnings

Although the Company does not use net earnings as a performance measure in the overall executive compensation program, net earnings is similar to Incentive EPS, which the Company uses to determine awards under the AIP.

Compensation Actually Paid versus Net Earnings
$240
$200
$160
$120
$80
$40
$0
Net Earnings ($thousands)
$12
$10
$8
$6
$4
$2
$0
Compensation Actually Paid ($mm)
2020
2021
2022
2023
CAP - PEO
CAP - Other NEOs
Net Earnings

Compensation Actually Paid and Incentive EPS

While the Company uses multiple financial and non-financial performance measures for the purpose of evaluating performance for the Company’s compensation programs, the Company has determined that Incentive EPS is the financial performance measure that represents the most important financial performance measure (that is not otherwise required to be disclosed in the table) used by the Company to link compensation actually paid to the NEOs, for the most recently completed year, to the Company’s performance.

Compensation Actually Paid versus Incentive EPS
$3.00
$2.50
$2.00
$1.50
$1.00
$0.50
$0.00
Incentive EPS
$12
$10
$8
$6
$4
$2
$0
Compensation Actually Paid ($mm)
2020
2021
2022
2023
CAP - PEO
CAP - Other NEOs
Incentive EPS

Most Important Performance Measures

Listed below are the financial and non-financial performance measures that represent the most important performance measures used to link compensation actually paid to our PEO and non-PEO NEOs, for 2023, to the Company’s performance:

Most Important Performance Measures
Incentive EPS
Earnings Growth
FFO/Debt Ratio
Reliability

See the Elements of Executive Compensation section beginning on page 45 for more information regarding the above performance measures as they relate to our short-term and long-term incentive plans.

EQUITY COMPENSATION PLAN INFORMATION
The following table shows the total number of outstanding options and shares available for future issuances of options and all other equity awards under all of our equity compensation plans as of December 31, 2023.

EQUITY COMPENSATION PLAN INFORMATION As of December 31, 2023
	(a)	(b)	(c)
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (#)	Weighted-average exercise price of outstanding options, warrants and rights ($)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (#)
Equity compensation plans approved by security holders	635,941 (1)	43.10 (1)	2,117,538
Equity compensation plans not approved by security holders (ESP II) (3)	102,178	8.56 (2)	37,039
Total	738,119	8.56 (1)(2)	2,154,577

(1) Amount includes 212,080 unvested restricted stock right awards and 423,861 contingent performance shares granted under the 2014 PEP and the 2023 PEP, which replaced the 2014 PEP on May 9, 2023.

The 2014 PEP has a fungible design that charges the authorized pool (5) shares for each full value award. On May 9, 2023, the Board approved the 2023 PEP, which replaced the 2014 PEP. The 2023 PEP does not have a fungible design. Following the approval of the 2023 PEP, no new awards may be made under the 2014 PEP. The 2023 PEP authorized 2,500,000 shares including the number of shares that were authorized but unissued under the 2014 PEP. As of December 31, 2023, 2,442,712 shares remain available for future issuance.

(2) Under the ESP II (as referenced under the Non-Tax Qualified Retirement Plans section on page 65), a participant may choose to invest his or her accounts in one or more of several hypothetical investment funds, including the PNM Resources, Inc. Common Stock Fund, which provides for returns based on a hypothetical investment in shares of common stock of PNM Resources. A participant who chooses to invest in the PNM Resources, Inc. Common Stock Fund may elect to settle that portion of his or her account in either common stock or cash. As reflected above in column (a), as of December 31, 2023, a total of 102,178 phantom shares of PNM Resources’ common stock were allocated to participants in the ESP II. Phantom shares are not included in the weighted average exercise price calculations of column (b). A total of 257,500 shares of common stock have been reserved and registered to date by PNM Resources for issuance and settlement of phantom shares under the ESP II. Column (c) above reflects that, as of December 31, 2023, 37,039 reserved and registered shares remained available for future issuance and settlement of phantom shares under the ESP II.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING

1.    Why did I receive these proxy materials?

You are receiving these materials because you owned shares of our common stock as of April 15, 2024, and are therefore eligible to vote at the Annual Meeting. This proxy statement summarizes the information you need to know to vote at the Annual Meeting.

After reading the proxy statement, please promptly vote by telephone or internet or by signing and returning the proxy card so that we can be assured of having a quorum present at the meeting and your shares may be voted in accordance with your wishes. You do not need to attend the Annual Meeting to vote your shares.

2.    What is included in these proxy materials?

These proxy materials include:
•Notice of Annual Meeting;
•Our proxy statement for the Annual Meeting;
•Our 2023 Annual Report on Form 10-K, which includes our consolidated financial statements; and
•A shareholder letter from Patricia K. Collawn, our Chair and CEO, and a stock performance graph.

If you requested printed versions of these materials by mail, these materials also include the proxy card for the Annual Meeting. Proxy materials are available at: www.proxyvote.com and www.pnmresources.com/asm/annual-proxy.cfm.

3.    Why did I receive a one-page notice in the mail regarding internet availability of proxy materials instead of printed proxy materials?

Most shareholders received a Notice of Internet Availability of Proxy Materials (the “Notice”) instead of a full set of printed proxy materials. The Notice provides access to proxy materials in a fast and efficient manner via the internet. This reduces the amount of paper necessary to produce these materials, as well as costs associated with mailing these materials to shareholders.

On [April XX, 2024], (1) we began mailing to our shareholders either (a) the Notice (which indicates how to access our proxy materials on the internet), or (b) a printed copy of our proxy materials, and (2) posted our proxy materials on the website referenced in the Notice.

All shareholders will have the ability to access the proxy materials on the website referred to in the Notice or request to receive a printed set of the proxy materials. The Notice includes instructions on how to access the proxy materials over the internet or how to request proxy materials in printed form by mail or electronically by email for this meeting and on an ongoing basis. Pursuant to applicable law, beneficial owners of shares held in the RSP (our 401(k) plan for employees) will automatically receive paper copies of the proxy materials by mail instead of the Notice. In addition, shareholders who previously requested printed proxy materials or electronic materials on an ongoing basis will receive the materials in the format requested.

4.    How may I obtain copies of the Annual Report on Form 10-K?

As stated above and reflected in the Notice, our Annual Report on Form 10-K for the year ended December 31, 2023 (filed with the SEC on February 29, 2024), together with other proxy materials, were made available to shareholders beginning on [April XX, 2024]. Copies of the Annual Report on Form 10‑K are available without charge upon written request to Lisa Goodman, Executive Director, Investor Relations and Shareholder Services, PNM Resources, Inc., 414 Silver Avenue SW, MS-0905, Albuquerque, NM 87102-3289, or electronically at www.pnmresources.com/investors.aspx. You may also obtain our SEC filings through the internet at www.pnmresources.com/investors.aspx or www.sec.gov.

5.    Who may vote at the Annual Meeting?

You may vote all of the shares of our common stock that you own at the close of business on the record date of April 15, 2024. On the record date, PNM Resources had 90,200,384 shares of common stock outstanding that are entitled to be voted at the Annual Meeting. You may cast one vote for each share of common stock held by you on all matters presented at the Annual Meeting.

6.    What proposals will be voted on at the Annual Meeting?

The following five proposals will be considered and voted on at the Annual Meeting:

	Description of Proposal	Proposal discussed on following pages:	Board Recommendation
PROPOSAL 1	Elect as directors the director nominees named in the proxy statement	20-31	FOR
PROPOSAL 2	Ratify appointment of KPMG LLP as our independent registered public accounting firm for 2024	32	FOR
PROPOSAL 3	Approve, on an advisory basis, the compensation of our NEOs	35	FOR
PROPOSAL 4	Approve an amendment to our Restated Articles of Incorporation to increase the number of authorized shares of common stock	36-37	FOR
PROPOSAL 5	Approve an amendment to our Restated Articles of Incorporation to change our name to TXNM Energy, Inc.	38	FOR

7.     Will any other business be conducted at the Annual Meeting or will other matters be voted on?

As of the date of this proxy statement, we are unaware of any matter (other than the above five proposals) that may be properly presented at the Annual Meeting. If any other matter is properly presented for consideration at the meeting, including consideration of a motion to adjourn the meeting to another time or place, the proxy committee will vote on the matter in accordance with its judgment. Shareholders attending the meeting will directly vote on any such matters. If for any unseen reason any of our nominees is not available as a candidate for director, the proxy committee will vote your proxy for such other candidate or candidates as may be recommended by the Nominating Committee and nominated by the Board.

8.    How do I vote my shares?

For your convenience, we have established four easy methods for voting shares held in your name:

By Internet:
Access www.proxyvote.com and follow the instructions. (You will need the control number on your Notice or on the requested paper proxy card to vote your shares.)
Shareholders voting through the Internet should understand that there may be costs associated with electronic access, such as usage charges from Internet access providers and telephone companies that must be paid by the shareholder.

By Telephone:	For automated telephone voting, call 1-800-690-6903 (toll free) from any touch-tone telephone and follow the instructions. (You will need the control number on your Notice or on the requested paper proxy card to vote your shares.)
By Mail:	Request delivery of the proxy statement and proxy card by mail and then simply return your executed proxy card in the enclosed postage-paid envelope.
During the Meeting:	You can attend and cast your vote at the Annual Meeting. For admission and in person voting requirements, please see Question 19 below.
Your shares will be voted in the manner you indicate. The telephone and internet voting systems are available 24 hours a day. They will close at 11:59 p.m. Eastern Time on June 3, 2024. Please note that the voting deadline is earlier for voting shares held in our RSP, as described below under Question 15 on page 81.

9.    What is a proxy?

A proxy is your legal designation of another person (the “proxy”) to vote on your behalf. By voting by telephone or the internet, or by completing and mailing a printed proxy card, you are giving the proxy committee appointed by the Board (consisting of S. M. Gutierrez, J. A. Hughes, M. T. Mullarkey) the authority to vote your shares in the manner you indicate. If you are a shareholder of record and sign and return your proxy card without indicating how you want your shares to be voted, or if you vote by telephone or internet in accordance with the Board of Directors’ voting recommendations, the proxy committee will vote your shares as follows:

•FOR the election of the director nominees named in the proxy statement;
•FOR ratification of the appointment of KPMG LLP as our independent registered public accounting firm for 2024;
•FOR the resolution approving the compensation of our NEOs, on an advisory basis, as disclosed in this proxy statement;
•FOR the resolution approving an amendment to our Restated Articles of Incorporation to increase the number of authorized shares of common stock; and
•FOR the resolution approving an amendment to our Restated Articles of Incorporation to change our name to TXNM Energy, Inc.

If you hold your shares in “street name” and do not provide specific voting instructions to your broker, a “broker non-vote” will result with respect to Proposals 1, and 3-5. More information about the implications of holding your shares in street name and broker non-votes is set forth in answers to Questions 12-13 and 16-18 below.

10.    Can I change my vote or revoke my proxy?

Yes. Any subsequent vote by any means will change your prior vote. The last vote received before the Annual Meeting will be the one counted. You may also revoke your proxy by voting in person at the Annual Meeting.

11.    What constitutes a quorum and why is a quorum required?

A quorum of shareholders is necessary to conduct business at the Annual Meeting. If at least a majority of all of the PNM Resources common stock outstanding on the record date is represented at the Annual Meeting, in person or by proxy (by voting by telephone or on the internet or by properly submitting a proxy card or voting instruction form by mail), a quorum will exist. Abstentions, withheld votes, and broker non-votes will be counted as present for quorum purposes.

12.    What vote is required to approve each proposal?

The existence of a quorum and the following votes are required for approval of each proposal at the Annual Meeting:

Proposal	Affirmative Vote Requirement	Effect of Abstentions and Broker Non-Votes (See Questions 16-18 below)
PROPOSAL 1 Elect as directors the director nominees named in the proxy statement	Majority of shares present, in person or by proxy, and entitled to vote on the matter	Votes may be cast for or against each director nominee. Abstentions have the effect of a vote against the nominee, while broker non-votes will not be counted in calculating voting results.
PROPOSAL 2 Ratify appointment of KPMG as our independent registered public accounting firm for 2024	Majority of shares present, in person or by proxy, and entitled to vote on the matter	Abstentions have the effect of a vote against the matter. Brokers may vote your “street name” shares on this routine matter without your instructions.
PROPOSAL 3 Approve, on an advisory basis, the compensation of our NEOs	Majority of shares present, in person or by proxy, and entitled to vote on the matter	Abstentions have the effect of a vote against the matter, while broker non-votes will not be counted in calculating voting results.
PROPOSAL 4 Approve an amendment to our Restated Articles of Incorporation to increase the number of authorized shares of common stock	Majority of shares entitled to vote on the matter	Abstentions and broker non-votes have the effect of a vote against the matter.
PROPOSAL 5 Approve an amendment to our Restated Articles of Incorporation to change our name to TXNM Energy, Inc.	Majority of shares entitled to vote on the matter	Abstentions and broker non-votes have the effect of a vote against the matter.

13.    What is the difference between a “shareholder of record” and a “street name” holder?

These terms describe how your shares are held. If your shares are registered directly in your name with Computershare, the Company’s transfer agent, you are a “shareholder of record” with respect to those shares and the Notice was sent directly to you by PNM Resources.

If your shares are held in the name of a broker, bank, trust or other nominee as a custodian, you are a “street name” holder and the Notice would have been forwarded to you by that organization. As a beneficial owner, you have the right to direct that organization on how to vote the shares held in your account. If you wish to attend the Annual Meeting and vote in person, you must obtain a legal proxy from the organization that holds your shares. Please contact that organization for instructions regarding obtaining a legal proxy.

14.    Why did I receive more than one proxy card or notice?

You will receive multiple proxy cards or Notices if you hold your shares in different ways (e.g., joint tenancy, trusts, custodial accounts) or in multiple accounts. Each Notice and proxy card that you receive will contain a specific “control number” with the relevant information to vote the specific shares at issue. Note that the proxy card or Notice for shares registered in your name will include any shares you may hold in the PNMR Direct Plan, a dividend reinvestment and stock purchase plan. If your shares are held by a broker (i.e., in “street name”), you will receive a Notice on how to obtain your proxy materials and vote from your broker. You should vote according to the instructions on each Notice you receive and vote on, sign and return each proxy card you receive.

15.    How do I vote my RSP shares?

If you participate in the RSP, our 401(k) plan for our employees, and shares have been allocated to your account under the PNMR Stock Fund investment option, you will receive the following materials by mail:

•the proxy materials; and
•a separate vote authorization form and voting instructions for these RSP shares from the PNMR Corporate Investment Committee.

Please use the RSP vote authorization form to vote your RSP shares by telephone, internet or mail. To allow sufficient time for the record holder of the RSP shares, The Vanguard Fiduciary Trust Company, to vote these shares, your voting instructions must be received by May 31, 2024.

16.    What happens if I don’t give my broker voting instructions for my “street name” shares?

You will receive proxy materials directly from your broker if your shares are not registered in your name, but are held by your broker as your “street name” shares. If you do not give your broker voting instructions, your brokerage firm may only vote your “street name” shares on certain “routine” matters. When a brokerage firm votes its customers’ unvoted shares on routine matters, these shares are counted to determine if a quorum exists to conduct business at the meeting. Ratification of the appointment of KPMG as independent registered public accounting firm for 2024 is considered the only routine matter for which brokerage firms may vote your shares without your voting instructions.

17.    What is a broker non-vote?

A broker non-vote occurs when a broker is not permitted under NYSE rules to vote on a “non-routine” matter without instructions from the beneficial owner of the shares and no instruction is given. “Non-routine” matters include the election of directors, actions relating to equity compensation plans, and actions relating to executive compensation (including Say-on-Pay shareholder advisory votes). Thus, your “street name” shares cannot be voted on Proposals 1, and 3-5 without receipt of your voting instructions.

We encourage you to provide voting instructions to your broker. This ensures that your shares will be voted in accordance with your wishes on all matters at the Annual Meeting.

18.    How are abstentions and broker non-votes treated?

As discussed in Questions 11 and 12, abstentions are deemed as present at the Annual Meeting, are counted for quorum purposes and will have the same effect as a vote against matters requiring a majority of shares present and entitled to vote on the matter, or requiring a majority of shares entitled to vote on the matter. Broker non-votes, if any, while counted for general quorum purposes, are not deemed to be present with respect to any matter for which a broker does not have authority to vote and so do not have any effect on proposals which require a majority of shares present and entitled to vote on the matter, but will have the same effect as a vote against matters requiring a majority of shares entitled to vote on the matter.

19.    Who may attend the Annual Meeting?

Attendance is limited to shareholders of record or their legal proxy holder and beneficial owners as of April 15, 2024, and invited guests of the Company. If your shares are held in the name of your broker, bank, or other nominee, please bring an account statement or letter from the nominee indicating that you are the beneficial owner of the shares as of April 15, 2024. An authorized proxy must present proof that he or she is an authorized proxy of a shareholder. In all cases, government-issued photo identification is also required. Banners, signs, or attire considered inappropriate and potentially disruptive to the meeting will not be allowed. All attendees will be subject to a security search for safety and security reasons. A map of the meeting location and parking directions are contained on the back of this proxy statement. Rules of the meeting will be printed on the back of the agenda that will be given to you at the meeting. We thank you in advance for your patience and cooperation with these rules.

You may vote in person at the Annual Meeting if your shares are registered in your name. If you are a beneficial owner and your shares are held in “street name”, and you wish to vote in person at the Annual Meeting, you must obtain a legal proxy from the organization that holds your shares. Please contact that organization for instructions regarding obtaining a legal proxy.

20.     Will seating be limited at the 2024 Annual Meeting?

Yes. Seating will be limited and shareholders will be admitted on a first-come, first-served basis. Admission will begin 45 minutes before the start of the meeting.

21.    Will shareholders be given the opportunity to ask questions at the 2024 Annual Meeting?

Yes. The Chair will answer questions asked by shareholders during a designated portion of the meeting. Shareholders must direct questions and comments to the Chair and limit their remarks to matters that relate directly to the business of the meeting. For rules of conduct, please refer to materials that will be provided to you at the meeting.

22.    May I listen to the Annual Meeting by Webcast?

Yes. Shareholders may listen to the Annual Meeting by webcast at: www.virtualshareholdermeeting.com/pnm2024.

While any member of the public may listen to the Annual Meeting by webcast, only verified shareholders will be able to submit questions via the webcast to a moderator during the meeting. New Mexico law does not allow shareholders who do not attend the meeting in person to vote during the Annual Meeting. Thus, shareholders who listen to the Annual Meeting by webcast will be unable to vote during the Annual Meeting, so please vote before the Annual Meeting if you are unable to attend the meeting in person.

23.    Can I vote my shares in person at the Annual Meeting?

If you are a “shareholder of record,” you may vote your shares in person at the Annual Meeting. If you hold your shares in “street name,” you must obtain a proxy from your broker, banker, trustee or nominee, giving you the right to vote the shares at the Annual Meeting.

24.    Who pays the cost of this proxy solicitation?

This proxy is being solicited on behalf of PNM Resources’ Board of Directors. This solicitation is being made by mail, but also may be made in person, by telephone or via the internet. We have hired Georgeson, Inc. (“Georgeson”) to assist in the solicitation for an estimated fee of $14,500 plus any out-of-pocket expenses. PNM Resources will pay all costs related to solicitation. Broadridge Investor Communication Solutions, Inc. is tabulating the vote and providing the webcast hosting services for listening to the Annual Meeting.

25.    Is this proxy statement the only way that proxies are being solicited?

No. As stated above, we have retained Georgeson to aid in the solicitation of proxies. In addition to mailing these proxy materials, certain directors, officers, or employees of the Company may solicit proxies by telephone, facsimile, e-mail, or personal contact. They will not be specifically compensated for doing so.

26    Where can I find voting results of the Annual Meeting?

Preliminary voting results will be announced at the Annual Meeting. The final voting results will be tallied by the inspectors of election and published in the Company’s Current Report on Form 8-K filed with the SEC within four business days after the date of the Annual Meeting. Such results will also be published on our website at www.pnmresources.com.

27.    May shareholders propose actions or nominees for consideration at next year’s annual meeting of shareholders?

Holders of our common stock may submit proposals or director nominations for consideration at our 2025 annual meeting as follows:

•Proposals Included in the 2025 Proxy Statement. For a shareholder proposal (other than a director nomination) to be included in the Company’s proxy statement for next year’s annual meeting, the written proposal must be received by the Corporate Secretary no later than 5:00 p.m. Mountain Time on December 23, 2024. These proposals must be in writing and sent to: Corporate Secretary, PNM Resources, Inc., 414 Silver Avenue SW, MS-1275, Albuquerque, NM 87102-3289. These proposals must also comply with SEC regulations regarding the inclusion of shareholder proposals in our proxy materials.

•To Be Raised from the Floor. For a shareholder proposal or director nomination to be raised from the floor during next year’s annual meeting, the shareholder’s written notice must be received by the Corporate Secretary no later than 5:00 p.m. Mountain Time on December 23, 2024, and must contain certain information as required under our bylaws. The requirements for such notice are set forth in our bylaws, a copy of which can be found on our website, www.pnmresources.com/esg-commitment/governance/governance-documents.aspx.

•Director Nominations to be Included in the 2025 Proxy Statement (Proxy Access). For a shareholder nominee for director to be included in the Company’s proxy statement for the next year’s annual meeting, the written notice must be received by the Corporate Secretary no earlier than November 23, 2024, and no later than 5:00 p.m. Mountain Time on December 23, 2024, and must contain certain information required under our bylaws. The requirements for such notice are set forth in our bylaws, a copy of which can be found on our website, www.pnmresources.com/esg-commitment/governance/governance-documents.aspx (under Corporate Governance). Please refer to our bylaws for the complete proxy access requirements.

•For information on recommending individuals for consideration as director nominees by our Nominating Committee, see page 15 of this proxy statement.

•Universal Proxy Rules. We are required under SEC Rule 14a-19 to include on our proxy card all nominees for director for whom we have received notice under the rule, which must be received no later than 60 calendar days prior to the anniversary of the previous year’s annual meeting. For any such director nominee to be included on our proxy card for next year’s annual meeting, the Corporate Secretary must receive notice under SEC Rule 14a-19 no later than April 5, 2025. Please note that the notice requirement under SEC Rule 14a-19 is in addition to the applicable notice requirements under the advance notice provisions of our bylaws described above.

28.    What is “householding”?

If you and one or more shareholders share the same address, it is possible that only one copy of the Notice or one copy of the proxy materials, as applicable, was delivered to your address. This is known as “householding.” We will promptly deliver a separate copy of the Notice or, if you requested a printed version by mail, the proxy materials, to you if you call or write us at our principal executive offices at PNM Resources, Inc., Attn: Investor Relations and Shareholder Services, 414 Silver Avenue SW, MS-0905, Albuquerque, NM 87102-3289; telephone: (505) 241-2700. If you want to receive separate copies of the Notice or the proxy materials in the future, or if you are receiving multiple copies and would like to receive only one copy per household, you should contact your bank, broker, or other nominee record holder, or you may contact us at the above address and telephone number.

29.    Whom should I call with other questions?

If you have any further questions about voting your shares or attending the Annual Meeting, please call Shareholder Services at 505-241-2868.

APPENDIX A

2023 BENCHMARK DATA

The 2023 Benchmark Data were weighted-average market rates of two comparator groups: (1) PNMR Peer Group listed on page 52 of this proxy statement, weighted at 75%, and (2) general industry companies of the WTW 2022 General Industry Executive Survey Report - U.S., of general industry companies with data regressed to companies similarly sized to PNMR, weighted at 25%.

List of Companies Comprising the WTW 2022 General Industry Executive Survey Report - United States
3M/3Pillar Global/A.O. Smith/Aaron's/ABC Technologies/ABM Industries/Accenture/Acronis/Acuity Brands/Adecco/Adidas/Adient/ADT/Adtalem Global Education/Adventist Health System/Advocate Aurora Health Care/Aegion/Aera Energy/Aerojet Rocketdyne/Afry/Agilent Technologies/Agrace HospiceCare/Air Products/Airbus/Alaska Air Group/Albany Medical Center/Albertsons/Alcoa/Allegheny Health Network/Allegheny Technologies/Allegion/Allied Electronics/Allina Health/Allison Transmission/Allnex/Altria Group/Altus Group/Amadeus North America/Amazon.com/AMC Networks/American Airlines/American Heart Association/American Medical Association/American Public Media Group/American Red Cross/American Sugar Refining/American Tower/Americas Styrenics/AmeriCold Logistics/AmeriHealth Caritas/AmerisourceBergen/AMETEK/Amtrak/Andersen/Andersons/Apache/Apple/Applied Research Associates/AptarGroup/Aptiv/Aramark/Arcadis/Arconic/Arcosa/Arctic Slope Regional/Arkansas Children's Hospital/Arkema/Armstrong World Industries/Arrow Electronics/Arup Group/Asahi Kasei/Asante Health System/Asbury Automotive Group/Ascend Performance Materials/Ascension Health/ASRC Federal Holding Company/Astec Industries/AT&T/ATI Physical Therapy/Atlantic Health System/Atlas Air Worldwide/Atos IT Solutions and Services/Automatic Data Processing/AvalonBay Communities/Avera/Avery Dennison/Avient Corporation/Axalta Coating Systems/Babson College/BAE Systems/Bain & Company/Baker Hughes/Baker McKenzie/Ball/Banner Health/Barrick Gold of North America/Barry Callebaut/Baxter/Baylor College of Medicine/Baylor Scott & White Health/Beam Suntory/Beaumont Health/Becton Dickinson/Beebe Medical Center/Belk/Berry Global/Best Buy/BetMGM/Beyond Meat/Big Lots/Bilfinger/Biogen/Bio-Rad Laboratories/BJC HealthCare/BJ's Wholesale Club/Black & Veatch/Blanco/Bloomin Brands/Bloomsbury/Blount Memorial Hospital/BlueTriton Brands/Board of Pensions of the Presbyterian/Church/Boddie-Noell Enterprises/Boeing/Bon Secours Mercy Health/Booz Allen Hamilton/BorgWarner/Bose/Boston Consulting Group/Boston Scientific/Boy Scouts of America/BP/Bradley/BrandSafway/Bridgestone Americas/Bright Horizons/Brightline Trains/Brink's/Brookdale Senior Living/Brooks Sports/Broward Health/Brown-Forman/BRP - Bombardier Recreational Products/Brunswick/Bunge/Burlington Northern Santa Fe/Bush Brothers & Company/BWX Technologies/ByteDance/CACI International/CAE/Caliber Home Loans/California Dental Association/California Institute of Technology/Calvert Memorial Hospital/Campbell Soup/Canadian National Railway/Canadian Pacific Railway/Canfor Corporation/Capgemini U.S./Capri Holdings/Carbon Health/Cargill/Carle Foundation Hospital/Carlisle Construction Materials/CarMax/Carmeuse North America Group/Carnival/Carpenter Technology/Carrier Global Corporation/Catalent Pharma Solutions/CDM Smith/CDW/Cedars-Sinai Medical Center/Celanese/Celestica/CEMEX, Inc./CentraCare/Central Plateau Cleanup Company/Ceridian HCM/Cerner/CF Industries/CGI Technologies and Solutions/Chamberlain Group/Chanel/Charter Communications/Chemours Company/Cherokee Nation Businesses/Chevron/Chevron Phillips Chemical/Chicago Transit Authority/Chickasaw Nation/Children's Health System of Texas/Children's Healthcare of Atlanta/Children's Hospital & Clinics of/Minnesota/Children's Hospital of Wisconsin/Choice Hotels International/CHS/Chumash Casino Resort/Church & Dwight/Cincinnati Children's Hospital Medical Center/Cintas/Cisco Systems/CITGO Petroleum/City of Fort Worth/City of Hope National Medical Center/City of Houston/City+Ventures/Clean Harbors/Clearwater Paper Corporation/Cleveland Clinic Foundation/Cleveland-Cliffs/Clorox/Coalfire/Coca-Cola/Coca-Cola Bottlers Sales and Services/Cognizant/Colgate-Palmolive/Collective Health/Colliers International/Collin County/Colsa/Columbus McKinnon/Comcast Cable Corporation/Commercial Metals/Commercial Vehicle Group/CommonSpirit Health/CommScope/Community Health Network/Compass Group, North America vision/Compassion International/Computacenter/Computershare/ConAgra Brands/Concentra Inc/Condé Nast Publications/Conduent/Cone Health/Conemaugh Memorial Medical Center/Conga/ConocoPhillips/Continental Automotive Systems/Continental Carbon/Cookeville Regl Medical Center/CoorsTek/CoreCivic/CoreLogic/Corizon Health/Cornell University/Corning/Corteva Agriscience/Covenant HealthCare/Covestro/Cox Enterprises/CoxHealth Systems/Crowley Maritime Corporation/Crown Castle/CSC ServiceWorks/CSL/CSX/CTB Inc/Curtiss-Wright/Cushman & Wakefield/Custom Truck One Source/CVR Energy/CVS Health/Dairy Farmers of America/Dana/Danone North America/Darden Restaurants/Dart Container/Dartmouth College/Datasite/DaVita Inc./Deckers Brands/defi SOLUTIONS/Delek US Holdings/Delta Air Lines/Deluxe/Department of Administrative Services/DePaul University/DMG MORI USA, Inc./Donaldson/Donnelley Financial Solutions/Dorman Products/Dot Foods/Dover/Dow Chemical/Dow Jones/Drax Power Group/Driscoll Children's Hospital/Duke Realty/Dun & Bradstreet/DuPont/E.A. Sween Company/E.W. Scripps/EAB Global/Eastman Chemical/Eaton/EBSCO Information Services/Ecolab/Ecore/Edgewell Personal Care/Edwards Lifesciences/Effingham Health System/Elbit Systems of America/Electrolux/Elementis/EMCOR Group/Emerson Electric/Emory Healthcare/Encompass Health Corporation/Endo/Enova International/EnPro Industries/Enterprise Community Development/Entertainment One/Entertainment Partners/Environmental Chemical Corp/Envision Healthcare Corporation/Envista Holdings/Equinix/Ericsson/Ernst & Young/Essentia Health/Estée Lauder/Evoqua Water Technologies/Experian Americas/Express/ExxonMobil/Faurecia US Holdings/Ferrara Candy Company/First Solar/FirstGroup/FIS/Fiserv/Flex/Flowserve/Fluor Federal Petroleum Operations/FN America LLC/Footprint/Ford/Fortune Brands Home & Security/Fossil/Four Seasons Hotels and Resorts/Fox Factory Holding/Fraser/Fred Hutchinson Cancer Research Center/Freeport-McMoRan/Froedtert Health/Frontier Communications/GAF Materials/Gap/GATX/Geisinger Health System/Generac Power Systems/General Dynamics/General Dynamics Information Technology/General Electric/General Mills/General Motors/Genesis Energy/Genuine Parts/Georgia Institute of Technology/Getinge/Gildan Activewear/Glanbia Group Services/Glatfelter/Global Fishing Watch/Global Medical Response/Global Payments/GLOBALFOUNDRIES/Globalization Partners/Glory Global Solutions/Goodyear Tire & Rubber/Google/Graco/Grant Thornton/Graphic Packaging/Great River Health/Greenhouse Software/Greif/Greyhound Lines/GROWMARK/Grupo Cementos de Chihuahua/GS1 US/Guardian Pharmacy/Gundersen Health System/GXO Logistics/H Lee Moffitt Cancer Center & Research Inst./H&R Block/H.B. Fuller/Habitat for Humanity International/Harley-Davidson/Harman International Industries/HarperCollins Publishers/Harris Health System/Harsco/Harvard Business School Publishing/HashiCorp/Havas Group/HCA Healthcare/HDR/HealthEquity/Hearst/Hearthside Food Solutions/Helmerich & Payne/Hendrickson/Henry Ford Health/Henry Schein/Herbalife/Herc Rentals/Hertz/Hess/Hexcel/Hexion/HF Management Services/High Company LLC/High Liner Foods/Highmark/Hillenbrand/Hilton Worldwide/Hines/Hirose Electric/Hitachi Solutions/HNI/HNTB/HOLT CAT/HomeServe USA/Honeywell/Hormel Foods/Host Hotels & Resorts/Houghton Mifflin Harcourt Publishing/Hunterdon Healthcare/Huntington Memorial Hospital/IBI Group/IBM/IDEX Corporation/IDEXX Laboratories/IFS/iHeartMedia/iHerb/IKEA/Ilitch Holdings/Illinois Tool Works/Indiana University Health/Infirmary Health System/Ingevity/Ingram Industries/Ingram Micro/Innercare/INNIO Jenbacher/Innospec/Institute for Defense Analyses/Institute of Electrical & Electronic/Engineers (IEEE)/Integer Holdings/Integra Lifesciences/Integrity Express Logistics/Intercontinental Hotels Group/International Automotive Components/International Data Group/International Game Technology/International Paper/Interstate Batteries Systems/Intertape Polymer Corp/Intertrust/IQVIA/Iron Mountain/Iveco Group/Ixom/J.M. Smucker/Jackson Health System/Jacobs Engineering/Jacobs Technology/Jefferson Science Associates/JELD-WEN/Jenoptik/JetBlue Airways/JM Family Enterprises/John Wiley & Sons/Johns Hopkins Health System/Johns Hopkins University/Johns Manville/Johnson Controls/Jones Lang LaSalle/K. Hovnanian Companies/Kaiser Foundation Health Plan/Kamehameha Schools Bishop Estate/Kansas City Southern/Kantar Group/Kapsch Partner Solutions/KAR Global/KBR/Keck Medicine of USC/Kellogg/Kelsey-Seybold Clinic/Kenco Management Services/Kennametal/Kent Corporation/Kerry Group/Keurig Dr Pepper/KI, Inc/Kimley-Horn and Associates/Kin + Carta/Kinross Gold/KLJ Solutions/Kodak Alaris/Kohler/Konica Minolta/Kontoor Brands/Kootenai Health/Koppers/Koss Corporation/Kroger/Krones/Kronos Worldwide/Kubota Corporation/L.A. Care Health Plan/L.L. Bean/L3Harris/Lam Research/Land O'Lakes/Landmark Global/Learning Care Group/Ledcor Industries/Leggett and Platt/Lehigh Hanson/Lehigh University/Lehigh Valley Health Network/Leidos/Lend Lease/Lennox International/Lexington Medical Center/Lexmark/Liberty Global/Liberty Latin America/Li-Cycle/LifeWorks Ltd./Lincoln Electric/Littelfuse/LKQ/Lockheed Martin/Logicalis/Loma Linda Univ Medical Center/CoorsTek/CoreCivic/CoreLogic/Corizon Health/Cornell University/Corning/Corteva Agriscience/Covenant HealthCare/Covestro/Cox Enterprises/CoxHealth Systems/Crowley Maritime Corporation/Crown Castle/CSC ServiceWorks/CSL/CSX/CTB Inc/Curtiss-Wright/Cushman & Wakefield/Custom Truck One Source/CVR Energy/CVS Health/Dairy Farmers of America/Dana/Danone North America/Darden Restaurants/Dart Container/Dartmouth College/Datasite/DaVita Inc./Deckers Brands/defi SOLUTIONS/Delek US Holdings/Delta Air Lines/Deluxe/Department of Administrative Services/DePaul University/DMG MORI USA, Inc./Donaldson/Donnelley Financial Solutions/Dorman Products/Dot Foods/Dover/Dow Chemical/Dow Jones/Drax Power Group/Driscoll Children's Hospital/Duke Realty/Dun & Bradstreet/DuPont/E.A. Sween Company/E.W. Scripps/EAB Global/Eastman Chemical/Eaton/EBSCO Information Services/Ecolab/Ecore/Edgewell Personal Care/Edwards Lifesciences/Effingham Health System/Elbit Systems of America/Electrolux/Elementis/EMCOR Group/Emerson Electric/Emory Healthcare/Encompass Health Corporation/Endo/Enova International/EnPro Industries/Enterprise Community Development/Entertainment One/Entertainment Partners/Environmental Chemical Corp/Envision Healthcare Corporation/Envista Holdings/Equinix/Ericsson/Ernst & Young/Essentia Health/Estée Lauder/Evoqua Water Technologies/Experian Americas/Express/ExxonMobil/Faurecia US Holdings/Ferrara Candy Company/First Solar/FirstGroup/FIS/Fiserv/Flex/Flowserve/Fluor Federal Petroleum Operations/FN America LLC/Footprint/Ford/Fortune Brands Home & Security/Fossil/Four Seasons Hotels and Resorts/Fox Factory Holding/Fraser/Fred Hutchinson Cancer Research Center/

List of Companies Comprising the WTW 2022 General Industry Executive Survey Report - United States
Freeport-McMoRan/Froedtert Health/Frontier Communications/GAF Materials/Gap/GATX/Geisinger Health System/Generac Power Systems/General Dynamics/General Dynamics Information Technology/General Electric/General Mills/General Motors/Genesis Energy/Genuine Parts/Georgia Institute of Technology/Getinge/Gildan Activewear/Glanbia Group Services/Glatfelter/Global Fishing Watch/Global Medical Response/Global Payments/GLOBALFOUNDRIES/Globalization Partners/Glory Global Solutions/Goodyear Tire & Rubber/Google/Graco/Grant Thornton/Graphic Packaging/Great River Health/Greenhouse Software/Greif/Greyhound Lines/GROWMARK/Grupo Cementos de Chihuahua/GS1 US/Guardian Pharmacy/Gundersen Health System/GXO Logistics/H Lee Moffitt Cancer Center & Research Inst./H&R Block/H.B. Fuller/Habitat for Humanity International/Harley-Davidson/Harman International Industries/HarperCollins Publishers/Harris Health System/Harsco/Harvard Business School Publishing/HashiCorp/Havas Group/HCA Healthcare/HDR/HealthEquity/Hearst/Hearthside Food Solutions/Helmerich & Payne/Hendrickson/Henry Ford Health/Henry Schein/Herbalife/Herc Rentals/Hertz/Hess/Hexcel/Hexion/HF Management Services/High Company LLC/High Liner Foods/Highmark/Hillenbrand/Hilton Worldwide/Hines/Hirose Electric/Hitachi Solutions/HNI/HNTB/HOLT CAT/HomeServe USA/Honeywell/Hormel Foods/Host Hotels & Resorts/Houghton Mifflin Harcourt Publishing/Hunterdon Healthcare/Huntington Memorial Hospital/IBI Group/IBM/IDEX Corporation/IDEXX Laboratories/IFS/iHeartMedia/iHerb/IKEA/Ilitch Holdings/Illinois Tool Works/Indiana University Health/Infirmary Health System/Ingevity/Ingram Industries/Ingram Micro/Innercare/INNIO Jenbacher/Innospec/Institute for Defense Analyses/Institute of Electrical & Electronic/Engineers (IEEE)/Integer Holdings/Integra Lifesciences/Integrity Express Logistics/Intercontinental Hotels Group/International Automotive Components/International Data Group/International Game Technology/International Paper/Interstate Batteries Systems/Intertape Polymer Corp/Intertrust/IQVIA/Iron Mountain/Iveco Group/Ixom/J.M. Smucker/Jackson Health System/Jacobs Engineering/Jacobs Technology/Jefferson Science Associates/JELD-WEN/Jenoptik/JetBlue Airways/JM Family Enterprises/John Wiley & Sons/Johns Hopkins Health System/Johns Hopkins University/Johns Manville/Johnson Controls/Jones Lang LaSalle/K. Hovnanian Companies/Kaiser Foundation Health Plan/Kamehameha Schools Bishop Estate/Kansas City Southern/Kantar Group/Kapsch Partner Solutions/KAR Global/KBR/Keck Medicine of USC/Kellogg/Kelsey-Seybold Clinic/Kenco Management Services/Kennametal/Kent Corporation/Kerry Group/Keurig Dr Pepper/KI, Inc/Kimley-Horn and Associates/Kin + Carta/Kinross Gold/KLJ Solutions/Kodak Alaris/Kohler/Konica Minolta/Kontoor Brands/Kootenai Health/Koppers/Koss Corporation/Kroger/Krones/Kronos Worldwide/Kubota Corporation/L.A. Care Health Plan/L.L. Bean/L3Harris/Lam Research/Land O'Lakes/Landmark Global/Learning Care Group/Ledcor Industries/Leggett and Platt/Lehigh Hanson/Lehigh University/Lehigh Valley Health Network/Leidos/Lend Lease/Lennox International/Lexington Medical Center/Lexmark/Liberty Global/Liberty Latin America/Li-Cycle/LifeWorks Ltd./Lincoln Electric/Littelfuse/LKQ/Lockheed Martin/Logicalis/Loma Linda Univ Medical Center/Loparex/Lowe's/Luck Companies/Lumen/LyondellBasell/M. A. Mortenson Company/Magellan Midstream Partners/Makino/Marathon Petroleum/Marriott International/Mars Incorporated/Marshall Medical Center/Martin Marietta/Mary Kay/Mass General Brigham/MasterCard/Materion Corporation/Matrix Service/Maximus/Mayo Clinic/McCain Foods/McCormick/McDermott International/McDonald's/McKesson/McLane Company/McLeod Health/Mecklenburg County/Medical College of Wisconsin/Medical University of South Carolina/Hospital Authority/Medline Industries/MedVet/Meijer/Memorial Health Systems/Mercy Health/Meritor/Messer Americas/Meta/Methodist Hospital System/Metro Health/Michelin/Microsoft/Mid-America Apartment Communities (MAA)/Minneapolis School District/Missouri Department of Conservation/Mitsubishi International/Molina Healthcare/ Momentive Performance Materials /Mondelez/Montrose Memorial Hospital/Mosaic/Mosaic/Motrex/MSA Safety/ Mueller Water Products/Myers Industries National Academies of Sciences Engineering, and Medicine/ National Church Residences/National Futures Association/National Louis University/National Renewable Energy Laboratory/ National Rural Electric Cooperative Association/ Nationwide Children's Hospital/Navistar International/ Nebraska Medical Center/New York Racing Association/New York Times/New York University System/Nexteer Automotive/Niagara Bottling/NIBCO Inc/ New York University/ New York-Presbyterian Healthcare system/Newmont Mining/ Nexteer Automotive/ Niagara Bottling/ NIBCO Inc/NielsenIQ/Nike/Nintendo of America/Nissan Motor/NNV Ventures/Norfolk Southern/North Carolina Office of State Human Resources/Northern Arizona University/Northrop Grumman/NorthShore University HealthSystem/Northwell Health/Northwest Permanente PC/Northwest Pipe Company/Norton Health Care/Nouryon/NOVA Chemicals/NOW Foods/Nutrien/nVent/Oak Street Health/Oakland University/Occidental Petroleum/Oceans Healthcare/Ogilvy/OLX Autos/ON Semiconductor/ONEOK/Orange Business Services/Orlando Health/ OSF Healthcare System/Otis Elevator Company/ Otter Products/Outfront Media/Owens & Minor/ Owens Corning/Owensboro Health Regional Hospital/PAE/ Panasonic of North America/Panda Restaurant Group/ PAREXEL/Parker Hannifin/Parkland Corporation/Parsons Corporation/Paychex/ Party City/ Paychex/ PBF Energy/PCC Community Markets/Peckham Industries/Penn State Hershey Medical Center/Penske Truck Leasing/PepsiCo/Peraton/Percepta/Perdoceo Education Corporation/Performance Food Group/ Petco Health and Wellness Company/PGA Tour/Phoenix Children's Hospital/ Physicians Endoscopy/Piedmont Healthcare/Pitney Bowes/Plexus/Polaris Industries/Port of Portland/Port of Seattle/PPG Industries/Praxair/Precision Castparts/Preformed Lined Products/Premise Health/Presbyterian Healthcare Services/Progressive Leasing/Prologis/Promethean/Prosegur Cia de Seguridad/Prosus Services/Providence Health & Services/Public Health Institute/Puig/PulteGroup/Purdue Pharma/QTI Human Resources/Quad/Quest Diagnostics/Qurate Retail Group/R.D. Offutt Company/R.R. Donnelley/Raising Cane's Chicken Fingers/RAND Corporation/Randstad/Rayonier/Rayonier Advanced Materials/RAYUS Radiology/Recreational Equipment/RELX Group/Renown Health/Rentokil Initial/Resideo/Restore Hyper Wellness/Rev Group/Revantage Corporate Services/Rheem Manufacturing/RiceTec/Ricoh Americas/Robroy Industries/Rolls-Royce North America/Roswell Park Cancer Institute/Royal Caribbean Cruises/RSM US LLC/Rural King/Rush University Medical Center/Ryder System/Ryerson/S&C Electric/S.C. Johnson & Son/Saddle Creek Logistics Services/Safelite Auto Glass/Safran/SAIC/Saint Barnabas Medical Center/Saint Francis Health System/Saint Luke's Health Systems/Saint-Gobain/Sally Beauty/Samaritan Health Services/Samuel, Son & Co. Limited/Sanford USD Medical Center/Saputo/Sargento Foods/SAS Institute/Satellite Healthcare/Sazerac Company/Schlumberger/Schnuck Markets Inc/Scholastic/Schreiber Foods/Scientific Research Corporation/Sealed Air/Sensient Technologies/Sentara Healthcare/SES/SGS - Société Générale de/Surveillance/Shaw Industries/Shell Oil/Sherwin-Williams/SICPA/Sierra Nevada Corporation/SIG Combibloc/Sinclair Broadcast Group/Slalom/Sleep Number/Smith & Nephew/Smithfield Foods/SMSC Gaming Enterprise/Snap One/Snap-on/Sodexo/Solenis/Sollis Health/Sonepar USA/Sonoco Products/Southeastern Freight Lines/Southern Glazer's Wine and Spirits/Southwest Airlines/Sovos/Spectrum Brands/Spectrum Health - Grand Rapids Hospitals/Spirit Airlines/Springfield Clinic/SPX Corporation/SSM Health Care St Louis/St Francis Hospital/St. Jude Children's Research Hospital/St. Luke's Health System in Boise/Idaho/Stampin' Up!/Stanley Black & Decker/Stantec/Star Tribune/Starbucks/Starkey Hearing Technologies/Steelcase/Steffes/Stericycle/Stoneridge/Strive Health/Subaru of Indiana Automotive/Sumitomo Corporation of Americas/Sumitomo Heavy Industries/Summa Health System/Summit Midstream/Sun Chemical/Sunbelt Rentals/Superior Industries International/Sutter Health/Sweetgreen/Sylvamo/Sysco Corporation/Tailored Brands/Tallahassee Memorial HealthCare/Tampa General Hospital/Target/Taubman Centers/Taylor & Francis/TaylorMade Golf/TD Synnex/TDIndustries/TDS Telecom/TE Connectivity/TEGNA/Telefónica/Tellurian/Tenet Healthcare Corporation/Tennant Company/Teradata/Terex/Terminix/Terumo BCT/Test Rite Group/Texas Children's Hospital/Textron/TFI International Inc./The Christ Hospital/The MetroHealth System/The Ohio State University/Thermo Fisher Scientific/Thyssenkrupp/TidalHealth/Timken/TimkenSteel/Tivity Health/TJX Companies/T-Mobile USA/TomTom/TopBuild/Topgolf/Toro/Toyota Motor/Trane Technologies/Transocean/TransUnion/Travel + Leisure Co./Tri Pointe Homes/TriHealth/Trijicon Inc/TriNet/Trinity Health/Trinity Industries/Trinseo/Triumph Group/True Value Company/TTEC/TTX/Tucson Medical Center/Tufts Medical Center/Tyson Foods/U.S. Xpress Enterprises/Uber Freight/UC Health/UF Health Jacksonville/Uline/UNC Health Care/Under Armour/Unilever United States/Unisys/Unite Here Health/United Natural Foods/United Regional Health Care/United States Cellular/United States Steel/UnitedHealth Group/UnityPoint Health-Des Moines/Univar/Universal Health Services/University Health Care System/University Health System/University Hospitals/University of Alabama at Birmingham/University of Arkansas for Medical /Restore Hyper Wellness/Rev Group/Revantage Corporate Services/Rheem Manufacturing/RiceTec/Ricoh Americas/Robroy Industries/Rolls-Royce North America/Roswell Park Cancer Institute/Royal Caribbean Cruises/RSM US LLC/Rural King/Rush University Medical Center/Ryder System/Ryerson/S&C Electric/S.C. Johnson & Son/Saddle Creek Logistics Services/Safelite Auto Glass/Safran/SAIC/Saint Barnabas Medical Center/Saint Francis Health System/Saint Luke's Health Systems/Saint-Gobain/Sally Beauty/Samaritan Health Services/Samuel, Son & Co. Limited/Sanford USD Medical Center/Saputo/Sargento Foods/SAS Institute/Satellite Healthcare/Sazerac Company/Schlumberger/Schnuck Markets Inc/Scholastic/Schreiber Foods/Scientific Research Corporation/Sealed Air/Sensient Technologies/Sentara Healthcare/SES/SGS - Société Générale de/Surveillance/Shaw Industries/Shell Oil/Sherwin-Williams/SICPA/Sierra Nevada Corporation/SIG Combibloc/Sinclair Broadcast Group/Slalom/Sleep Number/Smith & Nephew/Smithfield Foods/SMSC Gaming Enterprise/Snap One/Snap-on/Sodexo/Solenis/Sollis Health/Sonepar USA/Sonoco Products/Southeastern Freight Lines/Southern Glazer's Wine and Spirits/Southwest Airlines/Sovos/Spectrum Brands/Spectrum Health - Grand Rapids Hospitals/Spirit Airlines/Springfield Clinic/SPX Corporation/SSM Health Care St Louis/St Francis Hospital/St. Jude Children's Research Hospital/St. Luke's Health System in Boise/Idaho/Stampin' Up!/Stanley Black & Decker/Stantec/Star Tribune/Starbucks/Starkey Hearing Technologies/Steelcase/Steffes/Stericycle/Stoneridge/Strive Health/Subaru of Indiana Automotive/Sumitomo Corporation of Americas/Sumitomo Heavy Industries/Summa Health System/Summit Midstream/Sun Chemical/Sunbelt Rentals/Superior Industries International/Sutter Health/Sweetgreen/Sylvamo/Sysco Corporation/Tailored Brands/Tallahassee Memorial HealthCare/Tampa General Hospital/Target/Taubman Centers/Taylor & Francis/TaylorMade Golf/TD Synnex/TDIndustries/TDS Telecom/TE Connectivity/TEGNA/Telefónica/Tellurian/Tenet Healthcare Corporation/Tennant Company/Teradata/Terex/Terminix/Terumo BCT/Test Rite Group/Texas Children's Hospital/Textron/TFI International Inc./The Christ Hospital/The MetroHealth System/The Ohio State University/Thermo Fisher Scientific/Thyssenkrupp/TidalHealth/Timken/TimkenSteel/Tivity Health/TJX Companies/T-Mobile USA/TomTom/TopBuild/Topgolf/Toro/Toyota Motor/Trane Technologies/Transocean/TransUnion/Travel + Leisure Co./Tri Pointe Homes/TriHealth/Trijicon Inc/TriNet/Trinity Health/Trinity Industries/Trinseo/Triumph Group/True Value Company/TTEC/TTX/Tucson Medical Center/Tufts Medical Center/Tyson Foods/U.S. Xpress Enterprises/Uber Freight/UC Health/UF Health Jacksonville/Uline/UNC Health Care/Under Armour/Unilever United States/Unisys/Unite Here Health/United Natural Foods/United Regional Health Care/United States Cellular/United States Steel/UnitedHealth Group/UnityPoint Health-Des Moines/Univar/Universal Health Services/University Health Care System/University Health System/University Hospitals/University of Alabama at Birmingham/University of Arkansas for Medical Science

List of Companies Comprising the WTW 2022 General Industry Executive Survey Report - United States
University of Chicago Medical Center/University of Illinois at Chicago/University of Kansas Health System/University of Maryland Faculty Physicians/University of Miami/University of Michigan Health System/University of Michigan-Ann Arbor/University of Phoenix/University of Rochester/University of Southern California/University of Texas - M.D. Anderson Cancer Center/University of Texas at Austin/University of Texas Health Science Center of San Antonio/University of Texas Medical Branch/University of Vermont Medical Center/University of Virginia/University of Wisconsin-Madison/UPS/Urban Outfitters/US Foods/USG Corporation/UT Health Science Center at Houston/UT Southwestern Medical Center/Utah Transit Authority/UW Health/Valero Energy/Valley Health System/Valley Presbyterian Hospital/Valmont Industries/Valvoline/Van Andel Institute/Vanderbilt University Medical Center/Varsity Brands/VCU Health Systems/Vectrus/Ventura Foods/Vericast/VeriSign/Verisk Analytics/Veritiv/Vertex/Vertex Pharmaceuticals/Veterans Health Administration/VF Corporation/Vice Media Group/Victoria's Secret/Virtua Health/VVolvo Group North America/Vontier/Vopak/W.R. Grace/W.W. Grainger/Wabtec/Wahl Clipper/WakeMed Health and Hospitals/Walmart/Walt Disney/Warner Music Group/WarnerMedia Group/Washington University in St. Louis/Washington University School of Medicine/Waste Management/Waters/Wawa/Weber-Stephen/Wegmans Food Markets/Weill Cornell Medical College/Wells Enterprises/WellStar Health System/Wendy's Group/West Fraser Timber/West Pharmaceutical Services/Westchester Health Network/Westlake Chemical/WestRock/Weyerhaeuser/Whataburger Restaurants/Whirlpool/White & Case/Wichita State University/Winnebago Industries/WireCo/Wood/Woodward/World Fuel Services/Worldline/Worthington Industries/Wunderman Thompson/WV United Health System/Xerox/XPO Logistics/Xtek Inc/Yahoo!/Yanfeng Global Automotive Interior Systems/Yazaki Corporation/Yondr Group/Yuma Regional Medical Center/Zayo Group/Zebra Technologies/Zimmer Biometiscofan/Visiting Nurse Service of NY/Vista Outdoor/Visteon/Vitesco Technologies/Volkswagen Group of America/

N
S
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40
CENTRAL
Corporate Headquarters (4th Floor)
414 SILVER S.W.
GOLD
4TH STREET
3RD STREET
2ND STREET
SILVER
Parking
LEAD
COAL
5TH STREET
BROADWAY
25
To Albuquerque International Sunport

Downtown Albuquerque (map not to scale)

PNM Resources, Inc.
Annual Meeting of Shareholders

Tuesday, June 4, 2024 – 9:00 A.M. (MDT)
PNM Resources Corporate Headquarters
4th Floor - Conference Center
414 Silver Avenue, S.W., Albuquerque, NM

Meeting Admission Requirements

In order to be admitted to the 2024 Annual Shareholders' Meeting, you must bring a ***government issued photo ID*** **AND** one of the following:

- The ***proxy card*** you received in the mail/email; or
- Proof of stock ownership, such as a ***recent bank, brokerage or other statement*** demonstrating that you owned stock as of the close of business on April 15, 2024.

PNM Resources

Your **Vote** Counts!

PNM RESOURCES, INC.

2024 Annual Meeting

Vote by June 03, 2024

11:59 PM ET

PNM RESOURCES, INC.
LISA GOODMAN-SHAREHOLDER SERVICES
CORPORATE HEADQUARTERS
414 SILVER AVENUE SW,
ALBUQUERQUE, NM 87102

You invested in PNM RESOURCES, INC. and it's time to vote!

You have the right to vote on proposals being presented at the Annual Meeting. **This is an important notice regarding the availability of proxy material for the shareholder meeting to be held on June 04, 2024.**

Get informed before you vote

View the Notice & Proxy Statement, Annual Report on Form10-K, Shareholder Letter/Stock Performance Graph online OR you can receive a free paper or email copy of the material(s) by requesting prior to May 21, 2024. If you would like to request a copy of the material(s) for this and/or future shareholder meetings, you may (1) visit www.ProxyVote.com, (2) call 1-800-579-1639 or (3) send an email to sendmaterial@proxyvote.com. If sending an email, please include your control number (indicated below) in the subject line. Unless requested, you will not otherwise receive a paper or email copy.

For complete information and to vote, visit **www.ProxyVote.com**

Control #

Smartphone users

Point your camera here and vote without entering a control number

Vote in Person at the Meeting*

June 04, 2024
9:00 AM MDT

*Please check the meeting materials for any special requirements for meeting attendance. At the meeting, you will need to request a ballot to vote these shares.

Vote at www.ProxyVote.com

THIS IS NOT A VOTABLE BALLOT

This is an overview of the proposals being presented at the upcoming shareholder meeting. Please follow the instructions on the reverse side to vote these important matters.

	Voting Items	Board Recommends
1.	Elect as Directors the ten nominees named in the proxy statement. **Nominees:**	
1A	Vicky A. Bailey	For
1B	Norman P. Becker	For
1C	Patricia K. Collawn	For
1D	E. Renae Conley	For
1E	Alan J. Fohrer	For
1F	Sidney M. Gutierrez	For
1G	James A. Hughes	For
1H	Steven C. Maestas	For
1I	Lillian J. Montoya	For
1J	Maureen T. Mullarkey	For
2.	Ratify the appointment of KPMG LLP as our independent registered public accounting firm for 2024.	For
3.	Approve, on an advisory basis, the compensation of our named executive officers.	For
4.	Approve an Amendment to our Restated Articles of Incorporation to Increase the Authorized Shares of Common Stock.	For
5	Approve an Amendment to our Restated Articles of Incorporation to Change Our Name to TXNM Energy, Inc.	For

Prefer to receive an email instead? While voting on www.ProxyVote.com, be sure to click “Sign up for E-delivery”.

PNM Resources

PNM RESOURCES, INC.
LISA GOODMAN-SHAREHOLDER SERVICES
CORPORATE HEADQUARTERS
414 SILVER AVENUE SW,
ALBUQUERQUE, NM 87102

SCAN TO VIEW MATERIALS & VOTE

VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above
Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on 06/03/2024. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on 06/03/2024. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

The Board of Directors recommends you vote FOR the following:

1. Elect as Directors the ten nominees named in the proxy statement.

Nominees	For	Against	Abstain
1A Vicky A. Bailey	☐	☐	☐
1B Norman P. Becker	☐	☐	☐
1C Patricia K. Collawn	☐	☐	☐
1D E. Renae Conley	☐	☐	☐
1E Alan J. Fohrer	☐	☐	☐
1F Sidney M. Gutierrez	☐	☐	☐
1G James A. Hughes	☐	☐	☐
1H Steven C. Maestas	☐	☐	☐
1I Lillian J. Montoya	☐	☐	☐
1J Maureen T. Mullarkey	☐	☐	☐

The Board of Directors recommends you vote FOR proposals 2, 3, 4 and 5.	For	Against	Abstain
2. Ratify the appointment of KPMG LLP as our independent registered public accounting firm for 2024.	☐	☐	☐
3. Approve, on an advisory basis, the compensation of our named executive officers.	☐	☐	☐
4. Approve an Amendment to our Restated Articles of Incorporation to Increase the Authorized Shares of Common Stock.	☐	☐	☐
5 Approve an Amendment to our Restated Articles of Incorporation to Change Our Name to TXNM Energy, Inc.	☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

0000640780_1 R1.0.0.6

To listen to the meeting via Internet, please visit: www.virtualshareholdermeeting.com/pnm2024

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, Annual Report on Form10-K, Shareholder Letter/Stock Performance Graph is/are available at www.proxyvote.com .

PNM RESOURCES, INC.
Annual Meeting of Shareholders, June 4, 2024 9:00 AM MDT

This proxy is solicited on behalf of the Board of Directors

The undersigned, having received the Notice of Annual Meeting and Proxy Statement, hereby appoints S. M. Gutierrez, J. A. Hughes and M. T. Mullarkey as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse, all shares of Common Stock of PNM Resources, Inc. held of record by the undersigned on April 15, 2024 at the Annual Meeting of Shareholders to be held on June 4, 2024, and at any continuation of the meeting, if adjourned.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors recommendations to vote "FOR" each of the ten nominees named in Proposal 1, and "FOR" Proposals 2-5 in accordance with the judgement of the proxies with respect to any other business that may properly come before the Annual Meeting.

0000640780_2 R1.0.0.6

Continued and to be signed on reverse side

PNM Resources

PNM RESOURCES, INC.
LISA GOODMAN-SHAREHOLDER SERVICES
CORPORATE HEADQUARTERS
414 SILVER AVENUE SW,
ALBUQUERQUE, NM 87102

SCAN TO VIEW MATERIALS & VOTE

VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above
Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on 06/03/2024 for shares held directly and by 11:59 P.M. ET on 06/03/2024 for shares held in a Plan. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on 06/03/2024 for shares held directly and by 11:59 P.M. ET on 06/03/2024 for shares held in a Plan. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DETACH AND RETURN THIS PORTION ONLY

The Board of Directors recommends you vote FOR the following:

1. Elect as Directors the ten nominees named in the proxy statement.

Nominees	For	Against	Abstain
1A Vicky A. Bailey	☐	☐	☐
1B Norman P. Becker	☐	☐	☐
1C Patricia K. Collawn	☐	☐	☐
1D E. Renae Conley	☐	☐	☐
1E Alan J. Fohrer	☐	☐	☐
1F Sidney M. Gutierrez	☐	☐	☐
1G James A. Hughes	☐	☐	☐
1H Steven C. Maestas	☐	☐	☐
1I Lillian J. Montoya	☐	☐	☐
1J Maureen T. Mullarkey	☐	☐	☐

The Board of Directors recommends you vote FOR proposals 2, 3, 4 and 5.	For	Against	Abstain
2. Ratify the appointment of KPMG LLP as our independent registered public accounting firm for 2024.	☐	☐	☐
3. Approve, on an advisory basis, the compensation of our named executive officers.	☐	☐	☐
4. Approve an Amendment to our Restated Articles of Incorporation to Increase the Authorized Shares of Common Stock.	☐	☐	☐
5 Approve an Amendment to our Restated Articles of Incorporation to Change Our Name to TXNM Energy, Inc.	☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

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To listen to the meeting via Internet, please visit: www.virtualshareholdermeeting.com/pnm2024

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, Annual Report on Form10-K, Shareholder Letter/Stock Performance Graph is/are available at www.proxyvote.com .

PNM RESOURCES, INC.
Annual Meeting of Shareholders, June 4, 2024 9:00 AM MDT

This proxy is solicited on behalf of the Board of Directors

Voting Shares Allocated to Your Retirement Savings Plan (RSP) Account

Vote your RSP shares by internet, phone or mail before the earlier **RSP voting deadline of May 31, 2024 by 9 AM ET**. If you do not vote, the PNM Resources' Corporate Investment Committee has instructed the RSP Trustee (record holder) to vote your RSP shares as follows ("implied directions"):

"FOR" each of the ten nominees named in Proposal 1, "FOR" Proposals 2-5. Broadridge will tally your confidential vote and only communicate the cumulative RSP participant express timely voting results to the Trustee and the Committee so that the remaining shares may be voted in accordance with the above implied directions. The Committee will vote all RSP shares on any other matter properly raised at the annual meeting in accordance with its judgment.

This form is only for voting your RSP shares.

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Continued and to be signed on reverse side